This prospectus supplement is subject to completion and amendment without notice. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The definitive terms of the transactions described herein will be described in the final prospectus supplement.

Subject to Completion, dated January 20, 2015

Prospectus Supplement
(To Prospectus Dated January 20, 2015)

Honda Auto Receivables 2015-1 Owner Trust,

Issuing Entity

American Honda Receivables LLC,

Depositor

American Honda Finance Corporation,

Sponsor, Originator, Servicer and Administrator

$1,000,000,000 ASSET BACKED NOTES, Series 2015-1

You should review carefully the factors set forth under “Risk Factors” beginning on page S-21 of this prospectus supplement and page 11 in the accompanying prospectus.

The prospectus supplement does not contain complete information about the offering of the securities. No one may use this prospectus supplement to offer and sell the securities unless it is accompanied by the accompanying prospectus.

The securities are asset backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or interests in the sponsor, the depositor or any of their affiliates. Neither the securities nor the receivables are insured or guaranteed by any government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

•	The trust will issue four classes of notes and a class of certificates.
•	The notes are backed by a pledge of the trust’s assets. The trust’s assets include retail installment sale contracts secured by new and used Honda and Acura automobiles and light-duty trucks.
•	Only the notes described on the following table are being offered by this prospectus supplement and the accompanying prospectus.
•	Credit enhancement for the notes consists of excess interest on the receivables, subordination of the certificates, the reserve fund and the yield supplement account.

	Initial Principal Amount	Interest Rate(1)		Accrual Method(1)	First Payment Date(2)	Final Scheduled Payment Date	Expected Final Payment Date
Class A-1 Notes	$279,000,000	____	%	Actual/360	February 17, 2015	February 16, 2016	September 15, 2015
Class A-2 Notes	$309,000,000	____	%	30/360	February 17, 2015	June 15, 2017	July 15, 2016
Class A-3 Notes	$314,000,000	____	%	30/360	February 17, 2015	October 15, 2018	December 15, 2017
Class A-4 Notes	$98,000,000	____	%	30/360	February 17, 2015	November 16, 2020	January 16, 2018

(1) The interest rate for the notes will be a fixed rate. Interest generally will accrue on the class A-1 notes from (and including) the previous payment date to (but excluding) the related payment date, and on the class A-2, class A-3 and class A-4 notes from (and including) the 15th day of each month to (but excluding) the 15th day of the succeeding month.

(2) Payment dates for the notes will occur on the 15th day of each month, or if such date is not a business day, then on the next business day.

The terms of the offering are as follows:

	Initial Public Offering Price(1)			Underwriting Discount			Proceeds to Depositor(2)
Per Class A-1 Note		___	%		___	%		___	%
Per Class A-2 Note		___	%		___	%		___	%
Per Class A-3 Note		___	%		___	%		___	%
Per Class A-4 Note		___	%		___	%		___	%
Total	$	___		$	___		$	___

(1) Plus accrued interest, if any, from January 28, 2015.

(2) Before deducting expenses payable by the depositor, estimated to be $724,610. The notes will be delivered in book-entry form only on or about January 28, 2015.

We will not list the notes on any national securities exchange, including the Nasdaq Stock Market.

Joint Bookrunners

BofA Merrill Lynch	Citigroup	Mizuho Securities

Co-Managers

BNP PARIBAS	BNY Mellon Capital Markets, LLC	J.P. Morgan	SOCIETE GENERALE

The date of this prospectus supplement is January      , 2015.

PROSPECTUS SUPPLEMENT

S-2

(continued)

ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

S-3

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the securities is provided in two separate documents that progressively provide increasing levels of detail:

•	the accompanying prospectus which provides general information, some of which may not apply to a particular class of securities, including your class; and

•	this prospectus supplement, which describes the specific terms that may apply to your class of notes.

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents beginning on page S-2 in this prospectus supplement and the Table of Contents beginning on page 1 in the accompanying prospectus. The information set forth in Annex A is deemed to be a part of this prospectus supplement and the registration statement of which this prospectus supplement is a part.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

S-4

SUMMARY OF PARTIES TO THE TRANSACTION*

AMERICAN HONDA FINANCE CORPORATION (Sponsor, Originator, Administrator and Servicer)
Servicing of Receivables
AMERICAN HONDA RECEIVABLES LLC (Depositor)
Citibank, N.A. (Owner Trustee)
HONDA AUTO RECEIVABLES (2015-1) OWNER TRUST (Issuing Entity)
Citicorp Trust Delaware, National Association (Delaware Trustee)
U.S. Bank National Association (Indenture Trustee)
CERTIFICATES
CLASS A-1 NOTES CLASS A-2 NOTES CLASS A-3 NOTES and CLASS A-4 NOTES

*	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description.

S-5

SUMMARY OF MONTHLY DEPOSITS TO AND
WITHDRAWALS FROM ACCOUNTS*

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the accompanying prospectus for a further description.

S-6

SUMMARY OF MONTHLY DISTRIBUTIONS OF AVAILABLE AMOUNTS(1)

(1)         For a description of non-recoverable servicer advances, see “Description of the Transfer and Servicing Agreements—Advances” in this prospectus supplement.

S-7

SUMMARY OF TERMS

The following summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should carefully read this entire document and the accompanying prospectus to understand all of the terms of the offering of the notes. You should consider both documents when making your investment decision.

RELEVANT PARTIES

Issuing Entity	Honda Auto Receivables 2015-1 Owner Trust, which we refer to as the issuing entity or the trust.

Depositor	American Honda Receivables LLC. The depositor’s address and phone number is: 20800 Madrona Avenue, Torrance, California 90503; (310) 972-2511.

Sponsor, Originator, Servicer and Administrator	American Honda Finance Corporation. The sponsor’s address and phone number is: 20800 Madrona Avenue, Torrance, California 90503; (310) 972-2288.

All of the receivables are originated by the originator.

Indenture Trustee	U.S. Bank National Association.

Owner Trustee	Citibank, N.A.

Delaware Trustee	Citicorp Trust Delaware, National Association.

RELEVANT AGREEMENTS

Indenture	The indenture is between the issuing entity and the indenture trustee. The indenture provides for the terms relating to the notes.

Trust Agreement	The trust agreement is among the depositor, the Delaware trustee and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.

Sale and Servicing Agreement	The sale and servicing agreement is among the trust, the servicer and the depositor. The sale and servicing agreement governs the transfer of the receivables by the depositor to the trust and the servicing of the receivables by the servicer.

Administration Agreement	The administration agreement is among the trust, the administrator, the depositor and the indenture trustee. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the trust.

Receivables Purchase Agreement	The receivables purchase agreement is between the originator and the depositor. The receivables purchase agreement governs the sale of the receivables by the originator to the depositor.

Control Agreement	The control agreement is among the servicer, the depositor, the issuing entity, the indenture trustee and the entity acting as securities intermediary. The control agreement provides for the perfection of the security interest of the indenture trustee in all amounts on deposit in the reserve fund, yield supplement and collection accounts and related assets.

S-8

RELEVANT DATES

Closing Date	Expected to be January 28, 2015.

Cutoff Date	The cutoff date for the receivables sold to the issuing entity on the closing date is January 1, 2015.

Statistical Cutoff Date	The cutoff date for the receivables in the statistical pool used in preparing the statistical information presented in this prospectus supplement is January 1, 2015.

Collection Period	The period commencing on the first day of the applicable month (or in the case of the first collection period, the cutoff date) and ending on the last day of the applicable month.

Payment Dates	The trust will pay interest on and principal of the securities on the 15th day of each month with amounts received from collections on the receivables during the immediately preceding collection period and other amounts available for such purpose in the applicable trust accounts. If the 15th day of the month is not a business day, payments on the securities will be made on the next business day. The date that any payment is made is called a payment date. The first payment date is February 17, 2015.

Final Scheduled Payment Dates	The final principal payment for each class of notes is scheduled to be made on the applicable final scheduled payment date specified on the front cover of this prospectus supplement.

Expected Final Payment Dates	The final principal payment for each class of notes is expected to be made on the applicable expected final payment date specified on the front cover of this prospectus supplement. However, due to a variety of factors described herein, there can be no assurance that your class of notes will be paid in full on an earlier or on a later payment date.

We refer you to “Risk Factors” in this prospectus supplement and the accompanying prospectus for discussions of certain of these factors.

Record Date	So long as the notes are in book-entry form, the trust will make payments on the notes to the holders of record on the day immediately preceding the payment date. If the notes are issued in definitive form, the record date will be the last day of the month preceding the payment date.

S-9

DESCRIPTION OF THE RECEIVABLES

Receivables	The trust’s main source of funds for making payments on the notes will be collections on its retail installment sale contracts executed by an obligor in respect of a financed new or used Honda or Acura automobile or light-duty truck, also known as the receivables.

The aggregate principal balance of the receivables in the statistical pool on the statistical cutoff date was $1,538,463,843.11. As of the statistical cutoff date, the receivables in the statistical pool had the following characteristics:

Number of receivables	87,546
Average principal balance	$17,573.21
Range of principal balances	$1,010.03 to $65,087.62
Weighted average annual percentage rate(1)	2.13%
Range of annual percentage rates	0.50% to 22.05%
Weighted average original term to maturity(1)	59.52 months
Range of original terms to maturity	24 months to 72 months
Weighted average remaining term to maturity(1)	45.80 months
Range of remaining terms to maturity	7 months to 64 months
Percentage of aggregate principal balance of receivables for new/used vehicles	91.20% / 8.80%
Range of FICO scores(2)(3)	420 to 884
Non-Zero weighted average FICO score(1)(2)(3)	758
Geographic Concentration
California	16.42%
Texas	9.25%
Florida	5.36%
Illinois	5.11%
New York	5.02%

(1) Weighted by initial statistical pool balance as of the statistical cutoff date.

(2) Non-zero weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(3) FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

We refer you to “The Receivables” in this prospectus supplement and the accompanying prospectus for more information on the receivables.

Statistical Information	The statistical information in this prospectus supplement is based on the receivables in a statistical pool as of the statistical cutoff date. The actual pool of receivables sold to the issuing entity on the closing date will be selected from the statistical pool and other receivables owned by the originator. The statistical characteristics of the receivables sold to the issuing entity on the closing date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement, although we do not expect the statistical characteristics (as of the cutoff date) of the receivables sold to the issuing entity on the closing date to vary materially from the characteristics (as of the statistical cutoff date) of the receivables in the statistical pool.

S-10

Removal of Pool Assets	Breaches of Representations and Warranties. Upon sale of the receivables to the depositor, the originator will represent and warrant, and upon sale to the trust, the depositor will represent and warrant, among other things, that:

• as of the cutoff date, the information provided in the related schedule of receivables delivered in connection with such sale is true and correct in all material respects;

• at the time of origination of each receivable, the related obligor on each receivable is required to maintain all required insurance covering the related financed vehicle;

• as of the closing date, each of the related receivables is or will be secured by a first priority perfected security interest in favor of the originator in the related financed vehicle;

• as of the cutoff date, no receivable was more than 30 days contractually past due;

• to the best of its knowledge as of the closing date, the related receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; and

• each related receivable, at the time it was originated, complied and on the date of sale complies in all material respects with applicable federal and state laws, including consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

The depositor is required to repurchase from the trust, and the originator is required to repurchase from the depositor, in turn, any receivable for which a representation or warranty has been breached.

We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the accompanying prospectus.

Breach of Servicer Covenants. The servicer will be required to purchase any receivable: that the servicer permitted to be modified in a manner that could be materially adverse to the trust; for which the servicer extended the term beyond the final maturity date for the latest maturing class of notes; with respect to which all or part of the trust’s lien has been released; or in which the trust’s rights have been impaired.

S-11

DESCRIPTION OF THE SECURITIES

Notes	The notes consist of the series 2015-1 class A-1 notes, class A-2 notes, class A-3 notes and class A-4 notes, as described on the cover page.

Securities Not Offered	The trust will also issue $25,641,279.93 initial principal amount of certificates.

The certificates will represent fractional undivided interests in the trust. Payments of interest on and principal of the certificates are subordinated to the payments of interest on and principal of the notes as described herein.

The certificates are not being offered by this prospectus supplement and initially will be retained by the depositor. Any information in this prospectus supplement regarding the certificates is intended only to give you a better understanding of the notes.

Terms of the Notes	In general, noteholders are entitled to receive payments of interest and principal from the trust only to the extent that collections from trust assets and funds resulting from credit enhancements are sufficient to make those payments. Interest and principal collections from trust assets will be divided among the various classes of securities in specified proportions. The trust will pay interest and principal to noteholders of record as of the preceding record date.

Interest:

The notes will accrue interest at a fixed rate. The interest rate for each class of notes is set forth on the front cover of this prospectus supplement.

The class A-1 notes will accrue interest on an actual/360 basis from (and including) the previous payment date to (but excluding) the related payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) February 17, 2015. This means that the interest due on each payment date will be the product of:

• the outstanding principal balance of the class A-1 notes,

• the applicable interest rate, and

• the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360.

S-12

The class A-2, class A-3 and class A-4 notes will accrue interest on a 30/360 basis from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month, except that the first interest accrual period will be from (and including) the closing date to (but excluding) February 15, 2015. This means that the interest due on each payment date will be the product of:

• the outstanding principal balance of the related class of notes,

• the applicable interest rate, and

• 30 (or, in the case of the first payment date, 17) divided by 360.

Each class of notes will be entitled to interest at the same level of priority with all other classes of notes. If noteholders of any class do not receive all interest owed to them on a payment date, the trust will make payments of interest on later payment dates to make up the shortfall together with interest on those amounts, to the extent funds from specified sources are available to cover the shortfall.

Principal:

Amounts allocated to the notes: Principal of the notes will be payable generally in an amount equal to the noteholders’ percentage of the sum of the following amounts referred to as the principal distributable amount:

1. principal collections on the receivables during the prior calendar month;

2. any prepayments (full or partial) on the receivables allocable to principal received during the prior calendar month;

3. the principal balance of each receivable which the depositor or the originator repurchased during the prior calendar month; and

4. the principal balance of receivables that became defaulted receivables during the prior calendar month.

The noteholders’ percentage of the principal distributable amount, plus any unpaid amounts from prior payment dates, is referred to as the noteholders’ principal distributable amount. The certificateholders’ percentage of the principal distributable amount, plus any unpaid amounts from prior payments dates, is referred to as the certificateholders’ principal distributable amount. The sum of the noteholders’ principal distributable amount and the certificateholders’ principal distributable amount shall equal the principal distributable amount.

Principal payments on the notes as described above will be made from all available amounts after the servicing fee, non-

S-13

recoverable advances, and other trust fees, expenses and indemnities (which, with respect to trust fees, expenses and indemnities, shall not exceed $100,000 per annum as long as any of the notes are outstanding and no event of default has occurred) have been paid and after payment of interest on the notes.

We refer you above to “Summary of Monthly Distributions of Available Amounts” for a schematic diagram of the distribution of available amounts.

The noteholders’ percentage of the principal distributable amount will equal 100% until the aggregate principal amount of the notes has been paid in full. After the aggregate principal amount of the notes has been paid in full, the noteholders’ percentage will be zero.

Order of payment among classes: Generally, no principal payments will be made (1) on the class A-2 notes until the class A-1 notes have been paid in full; (2) on the class A-3 notes until the class A-1 and class A-2 notes have been paid in full; and (3) on the class A-4 notes until the class A-1, class A-2 and class A-3 notes have been paid in full.

Changes in payment priority upon acceleration of notes: Upon the acceleration of the notes following an event of default under the indenture, principal payments will be made first to the holders of the class A-1 notes until they have been paid in full. After the class A-1 notes have been paid in full, principal payments will be made to the class A-2, class A-3 and class A-4 notes on a pro rata basis based on the outstanding principal balance of those classes of notes until they have been paid in full. After all classes of notes have been paid in full, principal payments will be made on the certificates until the certificates have been paid in full. In general, events of default are limited to events occurring in connection with:

• a default for five days or more in the payment of any interest on any of the notes when the same becomes due and payable;

• a default in the payment of the principal of or any installment of the principal of any of the notes when the same becomes due and payable on the maturity date thereof;

• a default in the observance or performance of any covenant or agreement by the issuer made in the related indenture and the continuation of the default beyond the 30 day grace period;

• any representation or warranty by the issuer is incorrect in a material respect as of the time made, which breach is not cured within the 30 day grace period; and

• events of bankruptcy, insolvency, receivership or liquidation of the trust.

S-14

We refer you to “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus for a more detailed discussion of events of default.

Upon an event of default, the holders of a majority of the aggregate outstanding amount of the notes may accelerate the notes at which point the notes will become immediately due and payable. Also, upon an event of default, the indenture trustee may liquidate or sell the assets of the trust provided that:

• the proceeds of the sale or liquidation of the trust assets would be sufficient to repay all noteholders and certificateholders in full; or

• holders of 100% of the aggregate outstanding amount of notes consent to such sale or liquidation; or

• the indenture trustee has determined that the assets of the trust will be insufficient to continue to make all required payments of principal of and interest on the notes and certificates when due and payable and holders of 100% of the aggregate outstanding amount of notes consent to such sale or liquidation.

Final scheduled payment dates: The trust must pay the outstanding principal balance of each class of notes by its final scheduled payment date as specified on the cover page of this prospectus supplement. We expect, but cannot assure you, that each class of notes will be paid in full on a payment date that will occur approximately on the expected final payment date shown on the cover page of this prospectus supplement.

We refer you to “The Notes—Payments of Principal” in this prospectus supplement for more detailed information regarding payments of principal of the notes.

Minimum Denominations, Registration, Clearance and Settlement	The notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

Optional Purchase	The servicer may cause the trust to redeem any outstanding securities by means of a purchase of all remaining receivables when the outstanding aggregate principal balance of the receivables declines to 10% or less of the initial aggregate principal balance of the receivables as of the cutoff date.

We refer you to “Description of the Transfer and Servicing Agreements—Optional Purchase” in this prospectus supplement for more detailed information.

Credit Enhancement	Credit enhancement is intended to protect you against losses and delays in payments on your securities by absorbing losses on the receivables and other shortfalls in cash flows. The available credit enhancement is limited. The amount of principal required

S-15

to be paid to noteholders under the indenture will generally be limited to amounts available to be deposited in the collection account, including available credit enhancement. However, the failure to pay any principal of any class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes. The credit enhancement for the notes will include excess interest on the receivables, the subordination of the certificates, the reserve fund and the yield supplement account.

Certificates:

The certificates have an initial principal balance of $25,641,279.93 and represent approximately 2.50% of the initial principal balance of all the notes and the certificates.

The certificates will be subordinated in priority of payment to all classes of notes. The certificates will not receive any interest or principal distributions on any payment date until all of the principal and interest owing on the notes on that payment date have been paid in full.

Reserve Fund:

On each payment date, the trust will use funds in the reserve fund to cover shortfalls in payments of interest and principal required to be paid on the notes and the certificates.

On the closing date, the depositor will cause to be deposited $2,564,103.20 (based upon an initial receivables pool balance of $1,025,641,279.93, which is subject to upward or downward revision based upon the size of the final pool of receivables) into the reserve fund, which is 0.25% of the initial aggregate principal balance of the receivables as of the cutoff date. On each payment date, after making required payments to the servicer, to the trustees, to the noteholders and to the certificateholders, the trust will make a deposit into the reserve fund to the extent necessary to maintain the amount on deposit in the reserve fund at a specified balance.

For more detailed information about the reserve fund, we refer you to “Credit Enhancement—Reserve Fund” in this prospectus supplement and the definition of “Specified Reserve Fund Balance” contained in the Glossary to this prospectus supplement.

S-16

Yield Supplement Account:

On the closing date, the depositor will cause to be deposited $41,149,981.69 (based upon an initial receivables pool balance of $1,025,641,279.93, which is subject to upward or downward revision based upon the size of the final pool of receivables) into the yield supplement account. Neither the depositor nor the servicer will make any additional deposits to the yield supplement account after the closing date.

On or before each payment date, the indenture trustee will withdraw from funds on deposit in the yield supplement account and deposit in the collection account the aggregate amount by which (1) one month’s interest on the principal balance of each discount receivable (other than a discount receivable that is a defaulted receivable) at a rate equal to 4.00% exceeds (2) one month’s interest on the principal balance of each such discount receivable at the annual percentage rate of that receivable. In addition, the indenture trustee will withdraw from the yield supplement account and deposit in the collection account amounts on deposit in the yield supplement account in excess of the amount required to be on deposit therein. Discount receivables are those receivables that have interest rates which are less than 4.00%.

For detailed information about the yield supplement account, we refer you to “Credit Enhancement—Yield Supplement Account” in this prospectus supplement.

Excess Interest:

The depositor is entitled to receive payments of interest collected on the receivables which are not used by the trust to make other required payments. Any excess interest released from the collection account to the depositor will no longer be available to securityholders on any later payment date. The depositor’s right to receive this excess interest is subordinated to the payment of servicing and other trust fees, expenses and indemnities (which, with respect to trust fees, expenses and indemnities, shall not exceed $100,000 per annum as long as any of the notes are outstanding and no event of default has occurred), the payment of nonrecoverable advances, the payment of interest on and principal of the notes, the payment of principal of and interest, if any, on the certificates and the funding of the reserve fund. To the extent there are losses on the receivables, excess interest (to the extent available) will be used to offset these losses on the related payment date prior to any amounts being withdrawn from the reserve fund.

Servicer Compensation	As compensation for its roles as servicer and administrator, American Honda Finance Corporation will be entitled to a monthly servicing fee payable on each payment date, equal to the product of the aggregate principal balance of the receivables as of the first day of the related collection period multiplied by a

S-17

servicing fee rate equal to 1.00% per annum. In addition, as additional servicing compensation, the servicer will be entitled to retain all investment earnings on amounts on deposit in the trust accounts, and other fees, expenses and charges received from obligors on the receivables. The servicing fee will be payable on each payment date prior to any other distributions.

For more detailed information about additional servicing compensation, we refer you to “Description of the Transfer and Servicing Agreements—Servicing Compensation” in this prospectus supplement.

Advances	Under certain circumstances, the servicer will be obligated to advance amounts to the trust for shortfalls in scheduled payments of interest on the receivables received from obligors, in an amount equal to (1) the product of the principal balance of each receivable as of the first day of the related collection period and one-twelfth of its APR, minus (2) the amount of interest actually received from the obligor, if less. To the extent the servicer determines that any such advance has become non-recoverable, it will be paid to the servicer on the related payment date at the same level of payment priority as the applicable servicing fee due on such payment date and prior to all other distributions to be made on such payment date.

Trustee Fees and Expenses	Each trustee will be entitled to a fee (and will be entitled to be reimbursed for all costs, expenses and indemnities incurred (including its counsel’s fees and expenses)) in connection with the performance of its respective duties.

• The indenture trustee will be entitled to an annual fee equal to $5,500.

• The owner trustee will be entitled to an annual fee equal to $5,000.

Such trustee fees (and associated costs, expenses and indemnities) will be paid directly by the administrator. To the extent not paid by the administrator, such trustee fees, expenses and indemnities are payable by the trust on each payment date after the servicing fees are paid on that date and prior to any distributions to noteholders; provided that, such trustee fees, expenses and indemnities so paid shall not exceed an aggregate amount per annum equal to $100,000 while any notes remain outstanding, so long as an event of default has not occurred. Any additional amounts owed to the trustees will be payable only after all amounts owed to noteholders have been distributed on the related payment date.

S-18

Tax Status	Subject to important considerations described in this prospectus supplement and the accompanying prospectus, Morgan, Lewis & Bockius LLP, tax counsel to the trust, will deliver its opinion that:

• the notes owned by parties unrelated to the depositor will be characterized as debt for federal income tax purposes; and

• the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax or California state franchise and income tax purposes.

If you purchase the notes, you will be deemed to have agreed to treat the notes as debt.

We refer you to “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	The notes may be purchased by certain employee benefit plans and individual retirement accounts unrelated to the depositor, subject to those considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

We refer you to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering the purchase of the notes you should, among other things, consult with your counsel before investing.

Eligibility for Purchase by Money Market Funds	The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and any other applicable legal requirement and whether an investment in such notes satisfies such fund’s rating requirements, investment policies and objectives.

Ratings

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.

The ratings of the notes will address the likelihood of payment of principal of and interest on the notes according to their terms. Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any rating agency may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by the other rating agency. None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee, the underwriters or any of their affiliates will be required to monitor any changes to the ratings of the notes.

S-19

Certain Investment Company Act Considerations	The issuing entity is intended to be structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus supplement). The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Rule 3a-7 under the Investment Company Act. We refer you to “Certain Investment Company Act Considerations” in this prospectus supplement.

S-20

RISK FACTORS

You should consider the following risk factors (and the factors set forth under “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the securities of any class.

Because the trust has limited assets, there is only limited protection against potential losses.	The assets of the trust are the only source of funds for payments on the securities. The securities are not obligations of, and will not be insured or guaranteed by, any governmental agency or the depositor, the sponsor, the originator, the servicer, any trustee or any of their affiliates. You must rely solely on payments on the receivables and amounts on deposit in the reserve fund and the yield supplement account for payments on the notes. Although funds in the reserve fund will be available to cover shortfalls in payments of interest and principal on each payment date, the amounts deposited in the reserve fund and the yield supplement account will be limited. No additional deposits will be made into the yield supplement account after the deposit on the closing date and the amount on deposit in the yield supplement account will decrease over time as required withdrawals are made on each payment date. If the entire reserve fund account has been used, the trust will depend solely on current collections on the receivables to make payments on the notes and certificates. Any excess amounts released from the reserve fund to the depositor will no longer be available to securityholders on any later payment date. We refer you to “Credit Enhancement—Reserve Fund” in this prospectus supplement.

Payment priorities increase risk of loss or delay in payment to certain notes.	Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have higher sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

As a result, the yields of the class A-2, class A-3 and class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive principal payments earlier than expected are exposed to greater reinvestment risk and classes of notes that receive principal payments later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

S-21

Upon the occurrence of an event of default and acceleration of the notes, principal payments will be made first on the class A-1 notes until the class A-1 notes have been paid in full, and thereafter on the class A-2, class A-3 and class A-4 notes pro rata based on the outstanding principal balance of those classes of notes until they have been paid in full. Consequently, even after an event of default and acceleration of all of the notes, the class A-2, class A-3 and class A-4 noteholders will not receive payments of principal until the class A-1 notes have been paid in full.

The geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment.	Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. Economic conditions that may affect payments on the receivables include:

• unemployment,

• interest rates, or

• consumer perceptions of the economy.

If a large number of obligors are located in a particular state, the economic conditions in that state could increase the delinquency, credit loss or repossession experience of the receivables. If there is a concentration of obligors and receivables in particular states, any adverse economic conditions in those states may affect the performance of the securities more than if this concentration did not exist.

As of the statistical cutoff date, American Honda Finance Corporation’s records indicate that the addresses of the originating dealers of the receivables in the statistical pool were concentrated in the following states:

Percentage of Initial
State	Statistical Pool Balance
California	16.42%
Texas	9.25%
Florida	5.36%
Illinois	5.11%
New York	5.02%

No other state, by the addresses of the originating dealers, constituted more than 5.00% of the aggregate principal balance of the receivables in the statistical pool as of the statistical cutoff date.

For a discussion of the breakdown of the receivables by state, we refer you to “The Receivables” in this prospectus supplement.

S-22

Certain obligors’ ability to make timely payments on the receivables may be adversely affected by extreme weather conditions or other natural events.	Extreme weather conditions and other natural events, such as hurricanes, tornadoes, floods, drought, wildfires, earthquakes and other extreme conditions, could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, such obligors’ ability to make timely payments could be adversely affected which could, in turn, adversely affect the trust’s ability to make payments on the notes.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.	The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. Recent world events have resulted in certain military operations by the United States, and the United States continues to be on alert for potential terrorist attacks. These military operations may increase the number of obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides, generally, that an obligor who is covered by the Relief Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the notes. In the event that there are not sufficient available funds to off-set interest shortfalls on the receivables due to the application of the Relief Act or similar legislation or regulations, a noteholders’ interest carryover shortfall will result. Such noteholders’ interest carryover shortfalls will be paid in subsequent periods, to the extent of available funds, before payments of principal are made on the notes and might result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement.

The Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the related obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a loss.

We do not know how many receivables have been or may be affected by the application of the Relief Act.

S-23

Prepayments on receivables may cause early repayments on the notes, which may result in reinvestment risk to you.	You may receive payment of principal of your notes earlier than you expected. If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes. Prepayments on the receivables will shorten the life of the notes to an extent that cannot be predicted.

Prepayments may occur for a number of reasons. Some prepayments may be caused or influenced by a variety of economic, social and other factors because obligors may:

• make early payments, since receivables will generally be prepayable at any time without penalty;

• default, resulting in the repossession and sale of the financed vehicle;

• become unable to pay due to death or disability, resulting in payments to the trust under any existing physical damage, credit life or other insurance; or

• sell their vehicles or be delinquent or default on their receivables as a result of a manufacturer recall.

Prepayments may also occur due to the damage or destruction of a vehicle in which case insurance proceeds may be used to repay all or a portion of the amount outstanding on the related receivable.

Some prepayments may be caused by the depositor or the servicer. For example, the depositor will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables. If the depositor or the servicer breaches a representation or warranty and the breach is material and cannot be remedied, it will be required to purchase the affected receivables from the trust. This will result, in effect, in the prepayment of the purchased receivables. In addition, the servicer has the option to purchase the receivables from the trust when the total outstanding principal balance of the receivables is 10% or less of the total outstanding principal balance of the receivables as of the cutoff date.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. The depositor cannot predict the actual prepayment rates for the receivables. The depositor, however, believes that the actual rate of prepayments will result in the weighted average life of the receivables being shorter than the period from the closing date to the final scheduled maturity date for the related class of notes. If this is the case, the weighted average life of each class of notes will be correspondingly shorter.

S-24

Withdrawal or downgrading of the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, will affect the prices for the notes upon resale.

A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. There can be no assurance that the receivables and/or notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change in circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have an obligation to replace or supplement any credit enhancement or take any other action to maintain any ratings. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

There may be a conflict of interest because the sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under newly effective SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the ratings disclosed in this prospectus supplement. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

S-25

None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee, the underwriters or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Potential rating agency conflict of interest and regulatory scrutiny.

Additionally, we note that it may be perceived that the rating agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor or the issuing entity pays the fees charged by the rating agencies for their rating services.

Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

Federal financial regulatory legislation could have an adverse effect on American Honda Finance Corporation, the depositor and the issuing entity, which could result in losses or delays in payments on your notes.	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions did not take effect for a year or more, some provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act, amongst other things:

• created the Consumer Financial Protection Bureau (“CFPB”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services;

• created a new framework for the regulation of over-the-counter derivatives activities;

• strengthened the regulatory oversight of securities and capital markets activities by the SEC; and

• created a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies.”

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which may include American Honda Finance Corporation (“AHFC”). The

S-26

CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair and deceptive practices.  In September 2014, the CFPB proposed a rule that would subject larger nonbank participants in the automobile financing market, such as AHFC, to the CFPB’s supervisory authority as early as 2015.  This may result in increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on AHFC’s ability to expand product and service offerings due to stricter consumer protection laws and regulations.

The CFPB, together with the U.S. Department of Justice (the “Agencies”) previously contacted American Honda Finance Corporation (“AHFC”) regarding the Agencies’ review of pricing practices by dealers originating retail installment sale contracts for automobiles. Their request for information and the ongoing review was to determine if pricing practices of dealers originating retail installment sale contracts for automobiles resulted in discriminatory pricing of these loans to certain borrowers in violation of applicable laws. AHFC has voluntarily provided the information requested to date and cooperated with the Agencies’ investigation. In November 2014, AHFC received a notice that the Agencies have authorized enforcement actions against AHFC, alleging discrimination in automobile loan pricing to certain borrowers by dealers and alleging the loan pricing disparities were caused by AHFC's business practices related to dealers.   AHFC has also been informed by the Agencies that they may defer pursuit of this litigation if AHFC works with the Agencies to seek a voluntary resolution to these allegations.  The Agencies have informed AHFC that they are seeking monetary relief and implementation of changes to AHFC’s pricing practices and policies, which changes could affect AHFC’s business.  AHFC intends to continue to cooperate with the Agencies to find a voluntary and mutually agreeable resolution.  Management cannot predict the outcome of whether an enforcement action will be taken, nor the potential impact, if any, of any voluntary settlement or any enforcement action. In addition, AHFC has also received a subpoena from a state agency requesting information relating to their fair lending laws.  AHFC is cooperating with this request for information. Management cannot predict the outcome of this inquiry, nor its potential impact, if any, on the issuing entity, the receivables or the noteholders.

The Dodd-Frank Act increases the regulation of the securitization markets. For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It will also give broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

S-27

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as AHFC. Until implementing regulations are issued, no assurance can be given that these new requirements imposed by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, on the regulation and supervision of AHFC, the servicer, the sponsor, the originator, the depositor, the issuing entity or their respective affiliates.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to AHFC or its affiliates, including the depositor and the issuing entity. See “Certain Legal Aspects of the Receivables─Dodd-Frank Act Orderly Liquidation Authority Provisions─Potential Applicability to AHFC, the Depositor and the Trust” in the accompanying prospectus.

If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of AHFC, the depositor or the issuing entity under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt. AHFC has structured the transfer of the receivables to the depositor as a valid and perfected sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of AHFC. Any attempt by the FDIC to recharacterize the transfer of the receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes. In addition, if the issuing entity were to become subject to the OLA, the FDIC may repudiate the debt of an issuing entity and the noteholders would have a secured claim in the receivership of the issuing entity. Also, if the issuing entity were subject to OLA, noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after the receiver is appointed. As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur. See “Certain Legal Aspects of the Receivables─Dodd-Frank Act Orderly Liquidation Authority Provisions─FDIC’s Repudiation Power Under the OLA” in the accompanying prospectus.

Continuing economic developments may adversely affect the performance and market value of your notes.	The United States has experienced a period of economic slowdown and a recession that may adversely affect the performance and market value of your notes. This period has been accompanied by decreased consumer demand for automobiles. Continued unemployment, decreases in home values and the lack of availability of credit may lead to

S-28

increased default rates. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

See “Delinquencies, Repossessions and Loan Loss Information” and “Static Pools” in this prospectus supplement for delinquency and loss information regarding certain automobile loans originated and serviced by American Honda Finance Corporation.

High energy prices may adversely affect the trust’s ability to make payments on the notes.

Increases in the cost of crude oil may cause higher energy and fuel costs. These higher energy and fuel prices could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

Vehicle recalls may have an adverse effect on the receivables and your notes.	From time to time automobile manufacturers may discover an element in a vehicle which might possibly affect the safety of the vehicle. In such cases the manufacturer in consultation with the National Highway Traffic Safety Administration may recall the affected vehicles for repair. As a result of recalls, obligors who own recalled vehicles may be more likely to be delinquent in, or default on, their payments. Additionally, recalls may cause a decrease in demand for used recalled vehicles, which may cause a decline in values of those vehicles. Declines in values of used vehicles could cause an increase in credit losses. If any of these events materially affect collections on the receivables securing your notes, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

S-29

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.

Over the past several years, events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. This period of illiquidity may continue, and even worsen, and may adversely affect the market value of your notes. As a result, you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.

The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser. The underwriters may, but are not obligated to, provide a secondary market for the notes and even if the underwriters make a market in the notes, the underwriters may stop making offers at any time. In addition, the current period of general market illiquidity may continue or even worsen and may adversely affect your ability to locate a willing purchaser. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

This prospectus supplement provides information regarding the characteristics of the receivables in the statistical pool as of the statistical cutoff date, which may differ from the characteristics of the receivables sold to the issuing entity on the closing date as of the cutoff date.	This prospectus supplement describes the characteristics of the receivables in the statistical pool as of the statistical cutoff date. The receivables sold to the issuing entity on the closing date may have statistical characteristics that vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement. We do not expect the statistical characteristics (as of the cutoff date) of the receivables sold to the issuing entity on the closing date to vary materially from the characteristics (as of the statistical cutoff date) of the receivables in the statistical pool described in this prospectus supplement, and each receivable must satisfy the eligibility criteria specified in the transaction documents. If you purchase a note, you must not assume that the statistical characteristics of the actual pool of receivables sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in the statistical pool disclosed in this prospectus supplement.

S-30

DEFINED TERMS

In later sections, we use a few terms that we define either immediately surrounding the first use of such term or within the text or in the glossary at the end of this prospectus supplement. These terms appear in bold face on their first use.

THE ISSUING ENTITY

General

The issuing entity is Honda Auto Receivables 2015-1 Owner Trust (which we refer to as the issuing entity or the trust) which is a Delaware statutory trust that was formed pursuant to the trust agreement among American Honda Receivables LLC (which we refer to as the depositor), Citibank, N.A. (which we refer to as the owner trustee) and Citicorp Trust Delaware, National Association (which we refer to as the Delaware trustee). After its formation, the trust will not engage in any activity other than:

•	acquiring, holding and managing the pool of retail installment sale contracts regarding the Financed Vehicles, between the respective Dealer and the related Obligor (which we refer to in this prospectus supplement as the “Receivables”) and the other assets of the trust and proceeds from those assets;

•	issuing the notes and the certificates;

•	making payments on the notes and the certificates; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

Any amendment to the trust agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would materially and adversely affect the noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal balance of the notes.

The trust may not issue securities other than the notes and certificates. Except for the notes, the trust is also prohibited pursuant to the indenture from borrowing money or making loans to any other person.

On the date of issuance of the notes, which will occur on or about January 28, 2015 (which we refer to in this prospectus supplement as the “Closing Date”), the trust will be capitalized with an amount equal to the certificate balance as of the Closing Date, equal to $25,641,279.93 (which we refer to in this prospectus supplement as the “Initial Certificate Balance”), excluding amounts deposited in the reserve fund. The certificates will initially be retained by the depositor. The equity of the trust, together with the net proceeds from the sale of the notes, will be used by the trust to purchase the Receivables from the depositor pursuant to the sale and servicing agreement among the trust, the servicer and the depositor and to fund the reserve fund and the yield supplement account.

The sponsor of the transaction, American Honda Finance Corporation (which we sometimes refer to in this capacity as AHFC or the sponsor) will be appointed to act as the servicer of the Receivables (and which we sometimes refer to in such capacity as the servicer). The servicer will service the Receivables pursuant to the sale and servicing agreement and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements—Servicing Compensation” in this prospectus supplement and “Description of the Transfer and Servicing Agreements—Servicing Compensation” in the accompanying prospectus. AHFC, in its capacity as administrator (and which we sometimes refer to in such capacity as the administrator) will undertake to perform administrative obligations of the trust on behalf of the trustees as described pursuant to the administration agreement under “Description of the Transfer and Servicing Agreements—Administration Agreement” in the accompanying prospectus.

S-31

Pursuant to agreements between AHFC and each Honda and Acura dealer who originated the Receivables (each, a “Dealer”), each Dealer will repurchase from AHFC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealers’ repurchase obligations are referred to in this prospectus supplement as “Dealer Recourse”. Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related retail purchaser of a Financed Vehicle who entered into a retail installment sale contract with a Dealer (each, an “Obligor”) or the collectability of those contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the trust, the sale and servicing agreement will require that any recovery by AHFC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the collection account to satisfy AHFC’s repurchase obligations under the sale and servicing agreement. The sales by the Dealers of retail installment sale contracts to AHFC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties. As of December 22, 2014, there were approximately 1,316 Dealers located throughout the United States.

Each certificate represents a fractional undivided ownership interest in the trust. The trust property includes the Receivables and monies due or received under the Receivables on or after the date on which the trust will be entitled to all amounts received with respect to the Receivables, which is January 1, 2015 (which we refer to in this prospectus supplement as the “Cutoff Date”). In addition, the trust will own the reserve fund and the yield supplement account each of which will be maintained by the indenture trustee for the benefit of the noteholders and the certificateholders. The trust will own no other property other than the Receivables and amounts on deposit in the various accounts. The trust’s fiscal year end will occur on the 31st day of March each year.

The trust will be formed in the State of Delaware and administered in care of Citibank, N.A., as Owner Trustee, at the address set forth below under “The Owner Trustee, the Delaware Trustee and the Indenture Trustee.”

Capitalization of the Issuing Entity

The following table illustrates the capitalization of the trust as of the Closing Date, as if the issuance and sale of the notes and issuance of the certificates had taken place on that date:

Class A-1 Notes	$279,000,000.00
Class A-2 Notes	$309,000,000.00
Class A-3 Notes	$314,000,000.00
Class A-4 Notes	$98,000,000.00
Certificates	$25,641,279.93
Total	$1,025,641,279.93

S-32

THE DEPOSITOR

American Honda Receivables LLC is a wholly owned, limited purpose finance subsidiary of AHFC and was formed in the State of Delaware in March 2011. The depositor’s principal executive offices are located at 20800 Madrona Avenue, Torrance, California 90503 and its telephone number is (310) 972-2511. Additional information regarding the depositor may be found in the accompanying prospectus under “The Depositor.”

THE SPONSOR, ORIGINATOR, ADMINISTRATOR AND SERVICER

American Honda Finance Corporation was incorporated in the State of California in February 1980. AHFC’s principal executive offices are located at 20800 Madrona Avenue, Torrance, California 90503 and its telephone number is (310) 972-2288. Since it began sponsoring securitization trusts in 1992, AHFC, in its capacities as sponsor and originator, has sponsored 57 securitization trusts backed by retail installment sale contracts which have issued more than $75 billion dollars of securities to date, none of which have defaulted or failed to pay principal in full at maturity. For additional information, see “Static Pools” in this prospectus supplement.

In addition to securitizing new and used Honda and Acura automobile and light-duty truck retail installment sale contracts similar to the Receivables, since 1992 AHFC has sponsored other securitization entities backed by pools of automobile leases which have issued more than $3.4 billion dollars of securities to date, none of which have defaulted or failed to pay principal in full at maturity. The sponsor is responsible for originating, pooling and servicing the pool assets and structuring the securitization transaction. In its roles as administrator and servicer, AHFC plays a primary role in the management of the trust and each pool of Receivables. In addition, as servicer, AHFC will be authorized to exercise certain discretionary activity with regard to the administration of the Receivables, as described under “The Sponsor, Originator, Administrator and Servicer—Servicing Experience” in the accompanying prospectus.

The following table sets forth a description of trusts that issued publicly registered asset-backed notes backed by new and used Honda and Acura automobile and light-duty truck retail installment sale contracts similar to the Receivables that were sponsored by AHFC during the calendar years 2010, 2011, 2012, 2013 and 2014.

S-33

Name of Issue	Date Issued	Original Principal Amount(1)	Final Maturity Date	Outstanding Principal Amount November 30, 2014(1)
Honda Auto Receivables 2010-1 Owner Trust	February 24, 2010	$1,413,519,731	May 23, 2016	$—
Honda Auto Receivables 2010-2 Owner Trust	May 18, 2010	$1,288,659,794	August 18, 2016	$—
Honda Auto Receivables 2010-3 Owner Trust	October 28, 2010	$1,599,989,158	December 21, 2016	$—
Honda Auto Receivables 2011-1 Owner Trust	February 24, 2011	$1,025,646,788	April 17, 2017	$—
Honda Auto Receivables 2011-2 Owner Trust	May 25, 2011	$1,481,913,484	August 18, 2017	$—
Honda Auto Receivables 2011-3 Owner Trust	October 21, 2011	$1,521,949,073	December 21, 2017	$153,143,022.14
Honda Auto Receivables 2012-1 Owner Trust	February 23, 2012	$1,737,164,364	April 16, 2018	$271,554,747.41
Honda Auto Receivables 2012-2 Owner Trust	April 25, 2012	$1,538,462,660	May 15, 2018	$286,044,912.86
Honda Auto Receivables 2012-3 Owner Trust	July 25, 2012	$1,538,461,539	October 15, 2018	$365,598,236.68
Honda Auto Receivables 2012-4 Owner Trust	October 18, 2012	$1,025,641,031	December 18, 2018	$278,389,465.17
Honda Auto Receivables 2013-1 Owner Trust	January 23, 2013	$1,282,051,293	March 21, 2019	$434,201,126.90
Honda Auto Receivables 2013-2 Owner Trust	April 24, 2013	$1,282,056,243	June 17, 2019	$538,420,682.89
Honda Auto Receivables 2013-3 Owner Trust	July 24, 2013	$1,538,461,539	September 16, 2019	$762,373,389.68
Honda Auto Receivables 2013-4 Owner Trust	October 30, 2013	$1,538,465,261	February 18, 2020	$879,948,932.35
Honda Auto Receivables 2014-1 Owner Trust	February 27, 2014	$1,538,461,540	February 21, 2020	$1,062,011,797.01
Honda Auto Receivables 2014-2 Owner Trust	May 21, 2014	$1,025,658,848	May 18, 2020	$802,944,607.86
Honda Auto Receivables 2014-3 Owner Trust	August 20, 2014	$1,025,655,641	October 15, 2020	$897,779,940.96
Honda Auto Receivables 2014-4 Owner Trust	November 26, 2014	$1,025,641,026	October 15, 2020	$994,074,058.68

(1) Principal amount includes publicly registered asset-backed notes as well as certificates not offered and retained by the depositor.

AHFC, in its capacity as servicer, began servicing operations in 1992. In addition to servicing retail installment sale contracts similar to the Receivables, AHFC also services automobile leases.

The following table shows AHFC’s servicing experience for its new and used Honda and Acura retail installment sale contracts (excluding balloon contracts) on automobiles and light-duty trucks (which are referred to collectively as “motor vehicles”), including contracts sold in securitizations, that AHFC continues to service.

Servicing Experience
(Dollars in Thousands)

Honda & Acura	At September 30, 2014		At March 31, 2014		At March 31, 2013		At March 31, 2012		At March 31, 2011		At March 31, 2010
New	$27,161,208	90.17%	$27,258,927	89.65%	$24,213,708	87.34%	$23,248,713	85.57%	$22,809,504	85.17%	$21,786,062	85.84%
Used	$2,960,149	9.83%	$3,148,025	10.35%	$3,510,515	12.66%	$3,921,601	14.43%	$3,970,799	14.83%	$3,593,206	14.16%
Total	$30,121,357	100.00%	$30,406,952	100.00%	$27,724,223	100.00%	$27,170,314	100.00%	$26,780,303	100.00%	$25,379,268	100.00%

REPURCHASE REQUESTS

The transaction documents for prior pools of retail installment sale contracts that were securitized by American Honda Finance Corporation contain covenants requiring the repurchase of an underlying receivable for the breach of a related representation or warranty that materially and adversely affects the interests of the noteholders and is not cured. In the past year, neither American Honda Finance Corporation nor any of its affiliated securitizers have received a demand to repurchase any receivable underlying a securitization of retail installment sale contracts sponsored by American Honda Finance Corporation. American Honda Finance Corporation, as the securitizer to cover all affiliated securitizers, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G. American Honda Finance Corporation filed its most recent Form ABS-15G, on behalf of itself and its affiliated securitizers, with the SEC on January 22, 2014. American Honda Finance Corporation’s CIK number is 0000864270. Additional information regarding AHFC in its capacities as sponsor, originator, administrator and servicer may be found under “The Sponsor, Originator, Administrator and Servicer” and “Description of the Transfer and Servicing Agreements” in the accompanying prospectus.

S-34

AFFILIATIONS AND RELATED TRANSACTIONS

The trust and the depositor are affiliates of the sponsor. There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the depositor, the trust and the sponsor.

THE OWNER TRUSTEE, THE DELAWARE TRUSTEE AND THE INDENTURE TRUSTEE

The owner trustee is Citibank, N.A. (“Citibank”), a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as owner trustee through the Agency and Trust line of business, a part of Issuer Services. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the third quarter of 2014, Citibank’s Agency and Trust group manages in excess of $5.2 trillion in fixed income and equity investments on behalf of over 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided corporate trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the third quarter of 2014, Citibank acts as indenture trustee and/or paying agent for approximately 239 various asset backed trusts supported by either auto loans or leases or equipment loans or leases.

The Delaware trustee is Citicorp Trust Delaware, National Association. Citicorp Trust Delaware, National Association is a federally chartered trust company under the supervision of The Office of the Comptroller of the Currency and is an affiliate of Citibank, N.A. Citicorp Trust Delaware, National Association's principal place of business is located in Greenville, Delaware. Citicorp Trust Delaware, National Association acts as Delaware trustee for numerous Delaware statutory trusts.

Citibank, N.A. and Citicorp Trust Delaware, National Association have provided the above information for purposes of complying with Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as it may be amended from time to time. Other than the above two paragraphs and the information contained under the heading “Legal Proceedings” as related to Citibank, N.A. and Citicorp Trust Delaware, National Association, Citibank, N.A. and Citicorp Trust Delaware, National Association have not participated in the preparation of any other information contained in the prospectus or this prospectus supplement.

U.S. Bank National Association (“U.S. Bank”), a national banking association, will be the indenture trustee, registrar and paying agent under the indenture. U.S. Bancorp, with total assets exceeding $391 billion as of September 30, 2014, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of September 30, 2014, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 50 domestic and 3 international cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Mail Code: MK-IL-SL7R, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2014, U.S. Bank was acting as trustee with respect to over 84,000 issuances of securities with an aggregate outstanding principal balance of over $3.0 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

S-35

The indenture trustee will make each monthly report available to each holder of Notes via the indenture trustee’s internet website at http://www.usbank.com/abs. Holders of Notes with questions, including regarding the use of the indenture trustee’s internet website, may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of September 30, 2014, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 59 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $33,144,900,000.

The seller and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates.

We sometimes collectively refer to the indenture trustee, the Delaware trustee and the owner trustee as the trustees.

THE RECEIVABLES

The property of the trust will consist of the Receivables. The Receivables were originated by Dealers in accordance with AHFC’s requirements under agreements with Dealers governing the assignment of the Receivables to AHFC. The Receivables evidence the indirect financing made available by AHFC to the Obligors. The Receivables are secured by the Financed Vehicles and all principal and interest payments due on or after the Cutoff Date and other property specified in the related Receivable.

AHFC purchased the Receivables from the Dealers in the ordinary course of business in accordance with AHFC’s underwriting guidelines. For a more detailed description of AHFC’s underwriting guidelines, we refer you to “The Receivables—Underwriting of Motor Vehicle and Motorcycle Loans” in the accompanying prospectus.

On or before the Closing Date, AHFC will sell the Receivables to the depositor. The depositor will, in turn, sell the Receivables to the trust on the Closing Date pursuant to the sale and servicing agreement. For a description of the agreements governing the sale and assignment of the Receivables to the trust, see “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the accompanying prospectus.

AHFC will continue to service the Receivables in its capacity as servicer. The Receivables to be held by the trust will be selected from those motor vehicle retail installment sale contracts in AHFC’s portfolio that meet several criteria as of the Statistical Cutoff Date. These criteria provide that each Receivable:

•	was originated in the United States and the Obligor is not a federal, state or local governmental entity;

•	has a contractual annual percentage rate specified in the promissory note associated with each Receivable (which we refer to in this prospectus supplement as the “APR”) ranging from 0.50% to 22.05%;

•	provides for level monthly payments that fully amortize the amount financed over its original term except that the first or last payment during the life of the Receivable may be minimally different from the level payment;

•	has a remaining term to maturity of not less than 7 months and not more than 64 months;

•	is less than 30 days past due;

•	was originated on or after August 21, 2009 and on or prior to February 27, 2014;

•	has been entered into by an Obligor that was not in bankruptcy proceedings or is bankrupt or insolvent (according to the records of AHFC); and

•	is secured by a Financed Vehicle that has not been repossessed (according to the records of AHFC).

S-36

No selection procedures believed to be adverse to the noteholders will be utilized in selecting the Receivables from qualifying retail installment sale contracts or from the receivables in the statistical pool. Except as described in the second bullet-point above, the Receivables were not selected on the basis of their APRs.

The characteristics set forth in this section are based on the receivables in the statistical pool described in this prospectus supplement as of the Statistical Cutoff Date. The statistical pool consists of a portion of the receivables owned by the originator that met the criteria below as of the Statistical Cutoff Date. The actual pool of Receivables sold to the issuing entity on the Closing Date will be selected from the statistical pool and from other receivables owned by the originator. The statistical characteristics of the pool of Receivables sold to the issuing entity on the Closing Date as of the Cutoff Date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement as of the Statistical Cutoff Date illustrated in the tables below, but any variance between the statistical characteristics of the receivables in the statistical pool described in this prospectus supplement and the Receivables sold to the issuing entity on the Closing Date will not be material.

Composition of the Receivables in the Statistical Pool

Aggregate Principal Balance	$1,538,463,843.11
Number of Receivables	87,546
Average Principal Balance	$17,573.21
Range of Principal Balances	$1,010.03 to $65,087.62
Average Original Amount Financed	$23,126.81
Range of Original Amount Financed	$2,638.06 to $77,399.41
Weighted Average APR(1)	2.13%
Range of APRs	0.50% to 22.05%
Weighted Average Original Term to Maturity(1)	59.52 months
Range of Stated Original Terms to Maturity	24 months to 72 months
Weighted Average Remaining Term to Maturity(1)	45.80 months
Range of Remaining Terms to Maturity	7 months to 64 months
Percentage by Principal Balance of Receivables of Used Motor Vehicles	8.80%
Percentage by Principal Balance of Receivables of New Motor Vehicles	91.20%
Percentage by Principal Balance of Receivables of Honda Motor Vehicles	87.31%
Percentage by Principal Balance of Receivables of Acura Motor Vehicles	12.69%
Range of FICO scores(2)(3)	420 to 884
Non-Zero Weighted Average FICO score(1)(2)(3)	758

(1)	Weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date.

(2)	Non-zero weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

As of the Statistical Cutoff Date, the receivables in the statistical pool described in this prospectus supplement had an aggregate principal balance of $1,538,463,843.11.

S-37

Distribution of the Receivables in the Statistical Pool by APR
(Percentages may not add to 100.00% due to rounding)

Range of APRs (%)	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Statistical Pool Balance	Percentage of Initial Statistical Pool Balance		Non-Zero Weighted Average FICO Scores(1)(2)
0.01 - 1.00	40,951	46.78%	$673,743,170.85	43.79%		777
1.01 - 2.00	27,018	30.86	502,396,559.53	32.66		767
2.01 - 3.00	5,243	5.99	99,755,974.79	6.48		757
3.01 - 4.00	4,074	4.65	76,475,858.35	4.97		723
4.01 - 5.00	4,756	5.43	89,792,576.13	5.84		706
5.01 - 6.00	1,829	2.09	34,418,275.25	2.24		682
6.01 - 7.00	1,222	1.40	23,189,825.99	1.51		655
7.01 - 8.00	422	0.48	7,307,540.50	0.47		648
8.01 - 9.00	209	0.24	3,069,370.45	0.20		628
9.01 - 10.00	377	0.43	6,160,996.61	0.40		615
10.01 - 11.00	511	0.58	8,261,604.93	0.54		605
11.01 - 12.00	420	0.48	6,694,330.14	0.44		603
12.01 - 13.00	155	0.18	2,311,795.61	0.15		610
13.01 - 14.00	91	0.10	1,301,007.19	0.08		591
14.01 - 15.00	75	0.09	1,068,887.37	0.07		578
15.01 - 16.00	47	0.05	608,495.29	0.04		564
16.01 - 17.00	75	0.09	1,001,025.52	0.07		555
17.01 - 18.00	37	0.04	497,242.61	0.03		564
18.01 - 19.00	15	0.02	176,899.45	0.01		543
19.01 - 20.00	12	0.01	162,338.43	0.01		555
20.01 - 21.00	6	0.01	63,194.23	0.00	(3)	549
22.01 - 23.00	1	0.00 (3)	6,873.89	0.00	(3)	462
Total:	87,546	100.00%	$1,538,463,843.11	100.00%		758

(1)	Non-zero weighted average FICO scores are weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(2)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(3)	Less than 0.005% but greater than zero.

S-38

Distribution of the Receivables in the Statistical Pool by State(1)
(Percentages may not add to 100.00% due to rounding)

State	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Statistical Pool Balance	Percentage of Initial Statistical Pool Balance	Weighted Average APR(2)	Non-Zero Weighted Average FICO Scores(3)(4)
Alabama	1,176	1.34%	$20,503,666.93	1.33%	1.87%	760
Alaska	49	0.06	937,327.98	0.06	1.44	755
Arizona	1,606	1.83	30,321,140.49	1.97	2.55	741
Arkansas	626	0.72	11,315,224.36	0.74	2.05	757
California	14,546	16.62	252,572,407.05	16.42	2.42	742
Colorado	1,105	1.26	20,677,450.93	1.34	1.61	777
Connecticut	1,654	1.89	25,854,606.06	1.68	2.47	752
Delaware	384	0.44	6,362,114.33	0.41	2.27	754
Florida	4,701	5.37	82,491,188.85	5.36	2.42	755
Georgia	2,761	3.15	50,574,253.31	3.29	2.13	756
Hawaii	475	0.54	8,211,620.35	0.53	1.66	765
Idaho	159	0.18	2,882,960.90	0.19	1.43	780
Illinois	4,364	4.98	78,575,815.64	5.11	2.07	761
Indiana	1,162	1.33	20,963,444.60	1.36	2.02	768
Iowa	410	0.47	7,360,849.37	0.48	1.69	777
Kansas	497	0.57	8,687,352.58	0.56	1.67	776
Kentucky	794	0.91	14,266,044.62	0.93	2.18	765
Louisiana	1,289	1.47	23,712,710.49	1.54	2.29	752
Maine	212	0.24	3,444,442.47	0.22	1.63	773
Maryland	2,960	3.38	51,682,132.49	3.36	1.74	766
Massachusetts	1,913	2.19	30,988,955.26	2.01	2.03	761
Michigan	1,171	1.34	20,371,182.66	1.32	1.95	765
Minnesota	1,254	1.43	23,041,243.60	1.50	1.64	779
Mississippi	523	0.60	9,431,561.70	0.61	1.97	753
Missouri	1,308	1.49	22,138,527.64	1.44	1.58	776
Montana	126	0.14	2,238,557.98	0.15	1.43	783
Nebraska	381	0.44	6,458,522.55	0.42	1.49	782
Nevada	713	0.81	13,504,616.31	0.88	2.92	729
New Hampshire	419	0.48	6,926,099.02	0.45	1.69	768
New Jersey	4,048	4.62	68,919,476.93	4.48	2.57	754
New Mexico	342	0.39	5,882,100.07	0.38	1.67	767
New York	4,599	5.25	77,261,692.65	5.02	2.47	755
North Carolina	2,865	3.27	51,120,181.16	3.32	2.08	761
North Dakota	136	0.16	2,458,893.94	0.16	1.63	770
Ohio	3,534	4.04	61,405,034.98	3.99	1.99	772
Oklahoma	847	0.97	14,457,220.18	0.94	1.58	763
Oregon	839	0.96	14,165,686.35	0.92	1.59	773
Pennsylvania	4,168	4.76	68,060,122.59	4.42	1.99	770
Rhode Island	144	0.16	2,294,663.25	0.15	1.61	771
South Carolina	1,040	1.19	17,635,266.13	1.15	1.96	764
South Dakota	115	0.13	1,928,742.63	0.13	1.77	776
Tennessee	1,722	1.97	31,484,003.55	2.05	2.08	759
Texas	7,511	8.58	142,381,937.74	9.25	2.15	752
Utah	473	0.54	8,844,933.23	0.57	1.49	768
Vermont	161	0.18	2,330,060.23	0.15	1.66	759
Virginia	3,567	4.07	63,003,769.08	4.10	1.86	762
Washington	1,354	1.55	25,085,626.15	1.63	1.59	771
West Virginia	265	0.30	4,704,674.98	0.31	1.93	759
Wisconsin	1,049	1.20	18,030,425.66	1.17	1.74	782
Wyoming	29	0.03	513,311.11	0.03	1.64	767
Total:	87,546	100.00%	$1,538,463,843.11	100.00%	2.13%	758

(1)	Based solely on the addresses of the originating Dealers.

(2)	Weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date.

(3)	Non-zero weighted average FICO scores are weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(4)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

S-39

Distribution of the Receivables in the Statistical Pool by Principal Balance
as of the Statistical Cutoff Date
(Percentages may not add to 100.00% due to rounding)

Range of Principal Balances ($)	Number of Receivables	Percentage of Aggregate Number of Receivables		Initial Statistical Pool Balance	Percentage of Initial Statistical Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
0.01 - 5,000.00	1,415	1.62%		$5,158,169.04	0.34%	1.57%	789
5,000.01 - 10,000.00	8,190	9.36		65,217,727.02	4.24	1.93	778
10,000.01 - 15,000.00	22,736	25.97		290,996,985.30	18.91	2.17	764
15,000.01 - 20,000.00	26,926	30.76		467,937,347.00	30.42	2.08	759
20,000.01 - 25,000.00	16,974	19.39		377,389,057.83	24.53	2.08	756
25,000.01 - 30,000.00	7,683	8.78		208,315,376.68	13.54	2.14	752
30,000.01 - 35,000.00	2,576	2.94		82,502,605.85	5.36	2.30	747
35,000.01 - 40,000.00	749	0.86		27,782,814.80	1.81	2.64	732
40,000.01 - 45,000.00	203	0.23		8,520,629.88	0.55	3.35	718
45,000.01 - 50,000.00	65	0.07		3,070,096.84	0.20	3.67	706
50,000.01 - 55,000.00	20	0.02		1,038,505.86	0.07	4.21	694
55,000.01 - 60,000.00	6	0.01		346,099.30	0.02	3.34	730
60,000.01 - 65,000.00	2	0.00	(4)	123,340.09	0.01	4.48	696
65,000.01 - 70,000.00	1	0.00	(4)	65,087.62	0.00 (4)	4.64	644
Total:	87,546	100.00%		$1,538,463,843.11	100.00%	2.13%	758

(1)	Weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(4)	Less than 0.005% but greater than zero.

S-40

Distribution of the Receivables in the Statistical Pool by Original Amount Financed
(Percentages may not add to 100.00% due to rounding)

Range of Original Amount Financed ($)	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Statistical Pool Balance	Percentage of Initial Statistical Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
0.01 - 5,000.00	199	0.23%	$570,145.00	0.04%	1.37%	792
5,000.01 - 10,000.00	3,076	3.51	17,328,348.58	1.13	1.93	779
10,000.01 - 15,000.00	9,354	10.68	88,831,340.68	5.77	2.38	768
15,000.01 - 20,000.00	20,614	23.55	276,106,865.71	17.95	2.36	759
20,000.01 - 25,000.00	21,863	24.97	373,531,394.02	24.28	2.16	758
25,000.01 - 30,000.00	15,849	18.10	330,602,067.10	21.49	2.05	758
30,000.01 - 35,000.00	9,585	10.95	236,141,782.61	15.35	1.95	758
35,000.01 - 40,000.00	4,451	5.08	127,020,667.60	8.26	1.92	756
40,000.01 - 45,000.00	1,728	1.97	55,851,924.40	3.63	1.94	752
45,000.01 - 50,000.00	569	0.65	21,169,515.96	1.38	2.44	737
50,000.01 - 55,000.00	170	0.19	6,985,061.34	0.45	2.93	728
55,000.01 - 60,000.00	56	0.06	2,641,172.22	0.17	3.58	710
60,000.01 - 65,000.00	20	0.02	1,008,488.37	0.07	3.30	702
65,000.01 - 70,000.00	6	0.01	311,605.84	0.02	2.42	725
70,000.01 - 75,000.00	5	0.01	298,376.06	0.02	4.00	734
75,000.01 - 80,000.00	1	0.00 (4)	65,087.62	0.00 (4)	4.64	644
Total:	87,546	100.00%	$1,538,463,843.11	100.00%	2.13%	758

(1)	Weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(4)	Less than 0.005% but greater than zero.

Distribution of the Receivables in the Statistical Pool by Original Term to Maturity
(Percentages may not add to 100.00% due to rounding)

Range of Original Term to Maturity (months)	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Statistical Pool Balance	Percentage of Initial Statistical Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
13 - 24	581	0.66%	$2,819,905.59	0.18%	1.19%	785
25 - 36	9,261	10.58	113,622,912.81	7.39	0.97	794
37 - 48	2,249	2.57	29,901,131.82	1.94	1.91	781
49 - 60	65,574	74.90	1,172,713,949.50	76.23	1.85	761
61 - 72	9,881	11.29	219,405,943.39	14.26	4.28	717
Total:	87,546	100.00%	$1,538,463,843.11	100.00%	2.13%	758

(1)	Weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

S-41

Distribution of the Receivables in the Statistical Pool by Remaining Term to Maturity as of the Statistical Cutoff Date
(Percentages may not add to 100.00% due to rounding)

Range of Remaining Term to Maturity (months)	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Statistical Pool Balance	Percentage of Initial Statistical Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
1 - 12	532	0.61%	$2,397,850.41	0.16%	1.28%	785
13 - 24	5,900	6.74	66,496,026.06	4.32	1.01	795
25 - 36	5,277	6.03	71,202,992.30	4.63	1.33	788
37 - 48	52,104	59.52	912,027,750.87	59.28	1.83	762
49 - 60	21,322	24.36	429,556,503.48	27.92	2.76	745
61 - 72	2,411	2.75	56,782,719.99	3.69	4.62	704
Total:	87,546	100.00%	$1,538,463,843.11	100.00%	2.13%	758

(1)	Weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables in the Statistical Pool by Credit Grade at Time of Origination
(Percentages may not add to 100.00% due to rounding)

Credit Grade(1)	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Statistical Pool Balance	Percentage of Initial Statistical Pool Balance	Non-Zero Weighted Average FICO Scores(2)(3)(4)	Range of FICO Scores(3)(4)
A	72,445	82.75%	$1,245,491,156.92	80.96%	777	514 to 884
B	9,254	10.57	183,203,814.21	11.91	695	463 to 878
C	4,714	5.38	88,504,811.25	5.75	651	427 to 850
D	1,133	1.29	21,264,060.73	1.38	606	420 to 831
Total:	87,546	100.00%	$1,538,463,843.11	100.00%	758	420 to 884

(1)	Credit Grade is based on AHFC’s classification using proprietary internal scoring methodology in evaluating customers’ credit quality. We refer you to “The Receivables—Credit Metric-Credit Grade” in the accompanying prospectus for a description of AHFC’s scoring methodology.

(2)	Weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date.

(3)	Non-zero weighted average FICO scores and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(4)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

S-42

Distribution of the Receivables in the Statistical Pool by Model
(Percentages may not add to 100.00% due to rounding)

Model	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Statistical Pool Balance	Percentage of Initial Statistical Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
Accord	19,796	22.61%	$329,962,309.87	21.45%	2.54%	752
CRV	18,855	21.54	316,512,392.30	20.57	1.84	768
Civic	18,396	21.01	258,045,753.22	16.77	2.50	739
Odyssey	8,064	9.21	176,688,300.17	11.48	1.90	769
Pilot	7,782	8.89	173,785,875.92	11.30	1.82	763
RDX	3,558	4.06	76,601,474.22	4.98	1.49	777
Fit	3,664	4.19	45,411,763.26	2.95	1.60	755
MDX	1,467	1.68	40,739,859.72	2.65	2.44	754
TL	1,542	1.76	34,262,294.28	2.23	2.19	756
TSX	1,091	1.25	20,640,336.87	1.34	2.34	748
Crosstour	982	1.12	20,418,979.17	1.33	2.08	751
ILX	857	0.98	15,814,328.45	1.03	1.62	750
Other(4)	1,492	1.70	29,580,175.66	1.92	2.86	753
Total:	87,546	100.00%	$1,538,463,843.11	100.00%	2.13%	758

(1)	Weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Initial Statistical Pool Balance as of the Statistical Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(4)	Individual models in this category make up less than 1.00% of the Initial Statistical Pool Balance as of the Statistical Cutoff Date.

S-43

MATURITY AND PREPAYMENT CONSIDERATIONS

For more detailed information regarding maturity and prepayment considerations with respect to the notes we refer you to “Weighted Average Life of the Notes” in the accompanying prospectus and “Risk Factors—You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity” in the accompanying prospectus.

No principal payments will be made on the class A-2 notes until the class A-1 notes have been paid in full, and, except upon the occurrence of an event of default, (i) no principal payments will be made on the class A-3 notes until the class A-1 and class A-2 notes have been paid in full and (ii) no principal payments will be made on the class A-4 notes until the class A-1, class A-2 and class A-3 notes have been paid in full. However, following an event of default, principal payments will be made first to the holders of the class A-1 notes until they have been paid in full and after the class A-1 notes have been paid in full, principal payments will be made to the class A-2, class A-3 and class A-4 notes on a pro rata basis, based on the outstanding principal balance of those classes of notes. We refer you to “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus for a more detailed description of the events of default. In addition, no principal payments will be made on the certificates until all classes of notes have been paid in full. We refer you to “Payments on the Notes” in this prospectus supplement.

In addition, the proceeds of any liquidation of the assets of the trust may be insufficient to pay in full all accrued interest on and principal of each outstanding class of notes.

Because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of notes could occur significantly earlier or later than their respective final scheduled payment dates set forth on the front cover in this prospectus supplement. Noteholders will bear the risk of being able to reinvest principal payments at yields at least equal to the yield on their respective classes of notes. No assurance can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

Although the Receivables have different APRs, disproportionate rates of prepayments of Receivables with APRs greater than or less than the Required Rate will generally not affect your yield. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the reserve fund.

DELINQUENCIES, REPOSSESSIONS AND LOAN LOSS INFORMATION

Set forth below is information concerning AHFC’s experience with respect to its entire portfolio of new and used Honda and Acura motor vehicle retail installment sale contracts (excluding balloon contracts), which includes contracts sold by but still being serviced by AHFC. Credit losses are an expected cost of extending credit and are considered in AHFC’s rate-setting process. AHFC’s strategy is to minimize credit losses while providing financing support for the sale of new or used Honda and Acura motor vehicles.

AHFC establishes an allowance for expected credit losses and deducts amounts reflecting charge-offs against such allowance. For retail financing, the account balance related to a retail installment sale contract is charged against the allowance for credit losses when the contract has been delinquent for 120 days, unless AHFC has repossessed the collateral associated with the contract. In these cases, the account balances are not charged against the allowance for credit losses until AHFC has either sold the repossessed motor vehicle or held it in repossession inventory for more than 90 days. AHFC credits any recoveries from charge-offs related to a retail installment sale contract to the allowance.

S-44

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of AHFC. There is no assurance that AHFC’s delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the trust with respect to the contracts, will be similar to that set forth below.

There can be no assurance that the behavior of the Receivables included in the trust will be comparable to AHFC’s experience shown in the following tables. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of AHFC’s portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

In the table below, the period of delinquency for each reporting period is based on the number of days more than 10% of a scheduled payment on a cumulative basis is contractually past due.

Delinquency Experience(1)(5)
(Dollars In Thousands)

	At September 30,		At March 31,
	2014	2013	2014	2013	2012	2011	2010
Principal Amount Outstanding(2)	$30,121,357	$30,327,361	$30,406,952	$27,724,223	$27,170,314	$26,780,303	$25,379,268
Delinquencies(3)
31 – 60 Days	$184,472	$190,859	$167,490	$137,126	$142,146	$189,859	$237,559
61 – 90 Days	$35,693	$37,359	$23,251	$21,814	$17,210	$23,025	$29,954
91 Days or more	$9,097	$10,046	$6,216	$6,116	$5,415	$7,607	$9,612
Repossessions(4)	$33,447	$34,298	$33,976	$33,751	$27,806	$40,915	$53,727
Total Delinquencies and Repossessions	$262,709	$272,562	$230,933	$198,807	$192,578	$261,407	$330,852
Total Delinquencies and Repossessions as a Percentage of Principal Amount Outstanding	0.87%	0.90%	0.76%	0.72%	0.71%	0.98%	1.30%

Units Outstanding	2,061,524	2,017,973	2,051,709	1,932,829	1,935,153	1,964,552	1,925,164
Delinquencies-Units
31 – 60 Days	12,416	14,122	11,853	10,724	11,805	15,488	18,369
61 – 90 Days	2,451	2,844	1,670	1,606	1,344	1,842	2,264
91 Days or more	623	748	443	443	439	582	687
Repossessions-Units	1,744	1,845	1,734	1,808	1,595	2,478	3,074
Total Delinquencies and Repossessions-Units	17,234	19,559	15,700	14,581	15,183	20,390	24,394
Total Delinquencies and Repossessions as a Percentage of Units Outstanding	0.84%	0.97%	0.77%	0.75%	0.78%	1.04%	1.27%

(1)	Includes contracts that have been sold but are still being serviced by AHFC.

(2)	Remaining principal balance and unearned finance charges for all outstanding contracts.

(3)	For the purposes of determining whether a contract is delinquent, payment is generally considered to have been made upon receipt of 100% of the payment when due and upon receipt of 90% of the sum of the current monthly payment plus any overdue monthly payments. Delinquent amounts presented are the aggregated principal balances of delinquent finance receivables.

(4)	Amounts shown represent the outstanding principal balance for contracts for which the related vehicle had been repossessed and not yet liquidated.

(5)	Totals may not add exactly due to rounding.

S-45

Net Credit Loss and Repossession Experience(1)(4)(6)
(Dollars in Thousands)

	For the 6 Months Ended September 30,		For the Fiscal Year Ended March 31,
	2014	2013	2014	2013	2012	2011	2010
Principal Amount Outstanding(2)	$30,121,357	$30,327,361	$30,406,952	$27,724,223	$27,170,314	$26,780,303	$25,379,268
Average Principal Amount Outstanding(3)	$30,337,438	$29,181,240	$29,810,934	$27,697,469	$27,306,140	$26,081,295	$26,176,773
Number of Contracts Outstanding	2,061,524	2,017,973	2,051,709	1,932,829	1,935,153	1,964,552	1,925,164
Average Number of Contracts Outstanding(3)	2,061,828	1,975,568	2,007,214	1,937,860	1,961,771	1,931,304	1,978,917
Number of Repossessions	6,413	6,536	14,006	14,121	17,427	21,714	27,307
Number of Repossessions as a Percentage of the Average Number of Contracts Outstanding(A)	0.62%	0.66%	0.70%	0.73%	0.89%	1.12%	1.38%
Gross Charge-Offs(4)	$59,981	$62,030	$136,492	$123,578	$142,356	$195,436	$306,534
Recoveries(5)	$33,271	$35,713	$69,881	$72,638	$84,880	$97,550	$126,305
Net Losses	$26,710	$26,317	$66,611	$50,940	$57,476	$97,886	$180,229
Net Losses as a Percentage of Average Principal Amount Outstanding(A)	0.18%	0.18%	0.22%	0.18%	0.21%	0.38%	0.69%

(A)	Annualized.

(1)	Includes contracts that have been sold but are still being serviced by AHFC.

(2)	Remaining principal balance and unearned finance charges for all outstanding contracts.

(3)	Average of the principal amounts or number of contracts, as the case may be, is calculated for a period by dividing the total monthly amounts by the number of months in the period.

(4)	Amount charged-off is the remaining principal balance, excluding any expenses associated with collection, repossession or disposition of the related vehicle, plus earned but not yet received finance charges, net of any proceeds collected prior to charge-off.

(5)	Proceeds received on previously charged-off contracts.

(6)	Totals may not add exactly due to rounding.

STATIC POOLS

You can find published charts that reflect the static pool performance data of previous public securitizations of the sponsor on a Form 8-K filed with the SEC and dated January 16, 2015, which may be found under American Honda Receivables LLC’s CIK 0000890975. All of the information therein is incorporated by reference into, and deemed to be part of, this prospectus supplement, the accompanying prospectus and the registration statement to which this prospectus supplement relates. We caution you that this pool of Receivables may not perform in a similar manner to the receivables in other trusts.

S-46

DEPOSITOR REVIEW OF RECEIVABLES

The depositor performed a review of the pool of receivables in order to provide reasonable assurance that the information contained in this prospectus supplement and the accompanying prospectus regarding the pool of receivables is accurate in all material respects. This review consisted of an underwriting review, eligibility review, contract review, and a review of the disclosures concerning the assets in this prospectus supplement and the accompanying prospectus. The depositor consulted with and was assisted by appropriate securitization personnel of AHFC in performing the review and confirmed with senior management that they performed a comprehensive review of the information about the receivables contained in this prospectus supplement and the prospectus. The depositor and AHFC designed the nature and extent of the procedures used for the receivables review. Portions of the review of legal matters and the review of statistical information were performed by AHFC personnel with the assistance of third parties engaged by the depositor and AHFC. In addition, the descriptions of the general information about the receivables was reviewed and confirmed as accurate by relevant personnel at AHFC. The depositor takes full responsibility for the review of the receivables and attributes all findings and conclusions of the review to itself.

As described in the accompanying prospectus under “Origination” and “Underwriting of Motor Vehicle and Motorcycle Loans”, the pool of receivables being sold to the trust was underwritten in accordance with the originator’s underwriting guidelines.

AHFC performed a review of the receivables to confirm that they satisfy the criteria set forth in this prospectus supplement under “The Receivables”. Manual cross-checks were performed to ensure that the applicable systematic and manual filters, which are designed to ensure that the pool conforms with the established characteristics criteria, were being applied accurately. A review was performed to confirm that the information in AHFC’s data tape accurately matched the individual receivables files. The data tape is an electronic record maintained by AHFC, which includes certain attributes of the receivables.

A random sample of 287 receivables files were selected and 14 different data points of each selected receivable file were compared, to confirm that the attributes of such receivable files conform to the applicable information on the aggregate initial data tape of 111,589 records. The statistical pool aggregate data tape containing 87,546 records included 258 of the sampled receivables files. A decrease in the sample size is due to the normal monthly activity of the loans, along with a decrease of receivables no longer meeting the eligibility criteria. There was one exception from one account that was immaterial and there were three exceptions from another account that were immaterial, and both accounts were excluded from the pool.

The pool composition and stratification tables under “Composition of the Receivables in the Statistical Pool” as well as the credit quality tables under “Delinquencies, Repossessions and Loan Loss Information” in this prospectus supplement were created by AHFC systems and were reviewed by multiple parties. No discrepancies in the pool composition and stratification tables were found and the depositor takes full responsibility for the contents thereof.

The depositor’s review of the receivables is supported by AHFC’s extensive compliance procedures used in the day-to-day operation of its business. These procedures include regular audits of key business functions, including receivables contract purchasing, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions, contract purchases and securitization processes. In addition, AHFC has an integrated network of computer applications to make certain that information about the receivables is accurately captured and maintained in its receivables files and other systems. These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating

S-47

effectively and accurately. All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositor has concluded that it has reasonable assurance that the disclosure about the receivables in this prospectus supplement and the prospectus are accurate in all material respects.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on motor vehicle receivables can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1.0% ABS rate means that 1.0% of the receivables, or 100 receivables, prepay each month.

ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of the payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of notes could occur significantly earlier or later than the respective Final Scheduled Payment Dates.

Reinvestment risk associated with early payment of the notes of any class will be borne exclusively by the holders of such notes.

The ABS Tables have been prepared on the basis of the characteristics of the Receivables described under “The Receivables” above. The ABS Tables assume that:

•	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

•	each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days,

•	payments are made on the notes on each Payment Date (and each such date is assumed to be the 15th day of each applicable month),

•	the balance in the reserve fund on each Payment Date is the required amount described under “Credit Enhancement—Reserve Fund”,

•	except as indicated in the ABS Tables, the servicer does not exercise its option to purchase the Receivables on the earliest Payment Date on which such option may be exercised. The hypothetical pools each have a cutoff date of January 1, 2015. The ABS Tables indicate the projected weighted average life of each class of notes and set forth the percentage of the initial principal amount of each class of notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages,

•	all classes of notes accrue interest at fixed rates, and

•	the class A-1 notes accrue interest on an actual/360 basis and the class A-2, class A-3 and class A-4 notes accrue interest on a 30/360 basis.

The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level

S-48

scheduled monthly payment for each of the pools (which is based on the aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

S-49

Pool	Aggregate Principal Balance ($)	Weighted Average APR (%)	Weighted Average Remaining Term to Maturity (in months)	Weighted Average Age (in months)	Weighted Average Original Term to Maturity (in months)
1	1,647,094.39	1.304	10	15	25
2	44,663,515.80	1.010	21	15	36
3	47,157,518.64	1.326	28	12	40
4	606,070,579.90	1.830	45	15	60
5	287,913,022.92	2.748	52	12	64
6	38,189,548.28	4.600	61	11	72
Total:	1,025,641,279.93

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes.

S-50

Percentage of Initial Class A-1 Note Principal at Various ABS Percentages

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2015	89.92	87.68	86.15	85.04	83.85	81.89
March 15, 2015	79.92	75.53	72.54	70.37	68.05	64.21
April 15, 2015	69.99	63.56	59.18	56.01	52.60	46.98
May 15, 2015	60.13	51.77	46.07	41.94	37.50	30.20
June 15, 2015	50.35	40.16	33.21	28.17	22.76	13.85
July 15, 2015	40.65	28.72	20.59	14.70	8.37	0.00
August 15, 2015	31.02	17.46	8.23	1.53	0.00	0.00
September 15, 2015	21.46	6.39	0.00	0.00	0.00	0.00
October 15, 2015	11.98	0.00	0.00	0.00	0.00	0.00
November 15, 2015	2.58	0.00	0.00	0.00	0.00	0.00
December 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life To Maturity (years)(1)(2)	0.43	0.36	0.32	0.30	0.27	0.24
Weighted Average Life To Call (years)(1)(3)	0.43	0.36	0.32	0.30	0.27	0.24

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.

(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of 1.30% was utilized and the servicer’s Clean-up Call Option was assumed to be exercised on the earliest Payment Date on which it is permitted. The actual Payment Date on which the class A-1 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-51

Percentage of Initial Class A-2 Note Principal at Various ABS Percentages

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	98.15
August 15, 2015	100.00	100.00	100.00	100.00	94.89	84.20
September 15, 2015	100.00	100.00	96.49	89.76	82.54	70.65
October 15, 2015	100.00	95.93	85.78	78.41	70.51	57.50
November 15, 2015	100.00	86.25	75.29	67.34	58.81	44.77
December 15, 2015	93.96	76.78	65.07	56.58	47.47	32.47
January 15, 2016	85.65	67.47	55.08	46.09	36.45	20.58
February 15, 2016	77.42	58.33	45.32	35.88	25.76	9.09
March 15, 2016	69.25	49.35	35.78	25.94	15.39	0.00
April 15, 2016	61.15	40.53	26.47	16.28	5.34	0.00
May 15, 2016	53.13	31.87	17.39	6.89	0.00	0.00
June 15, 2016	45.17	23.38	8.54	0.00	0.00	0.00
July 15, 2016	37.28	15.06	0.00	0.00	0.00	0.00
August 15, 2016	29.46	6.90	0.00	0.00	0.00	0.00
September 15, 2016	21.71	0.00	0.00	0.00	0.00	0.00
October 15, 2016	14.02	0.00	0.00	0.00	0.00	0.00
November 15, 2016	7.03	0.00	0.00	0.00	0.00	0.00
December 15, 2016	0.09	0.00	0.00	0.00	0.00	0.00
January 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life To Maturity (years)(1)(2)	1.38	1.17	1.06	0.98	0.91	0.81
Weighted Average Life To Call (years)(1)(3)	1.38	1.17	1.06	0.98	0.91	0.81

(1)	The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.

(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of 1.30% was utilized and the servicer’s Clean-up Call Option was assumed to be exercised on the earliest Payment Date on which it is permitted. The actual Payment Date on which the class A-2 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-52

Percentage of Initial Class A-3 Note Principal at Various ABS Percentages

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	98.05
April 15, 2016	100.00	100.00	100.00	100.00	100.00	87.55
May 15, 2016	100.00	100.00	100.00	100.00	95.69	77.45
June 15, 2016	100.00	100.00	100.00	97.81	86.45	67.75
July 15, 2016	100.00	100.00	99.92	89.12	77.53	58.46
August 15, 2016	100.00	100.00	91.66	80.70	68.93	49.58
September 15, 2016	100.00	98.92	83.63	72.55	60.66	41.10
October 15, 2016	100.00	91.21	75.83	64.67	52.71	33.02
November 15, 2016	100.00	84.18	68.69	57.47	45.42	25.61
December 15, 2016	100.00	77.29	61.77	50.51	38.43	18.57
January 15, 2017	93.33	70.55	55.05	43.80	31.74	11.91
February 15, 2017	86.63	63.96	48.53	37.35	25.35	5.61
March 15, 2017	79.99	57.53	42.23	31.14	19.25	0.00
April 15, 2017	73.41	51.24	36.14	25.19	13.45	0.00
May 15, 2017	66.90	45.10	30.25	19.49	7.95	0.00
June 15, 2017	60.92	39.47	24.88	14.30	2.95	0.00
July 15, 2017	54.99	33.99	19.70	9.34	0.00	0.00
August 15, 2017	49.12	28.65	14.72	4.62	0.00	0.00
September 15, 2017	43.31	23.44	9.93	0.14	0.00	0.00
October 15, 2017	37.55	18.38	5.34	0.00	0.00	0.00
November 15, 2017	31.86	13.45	0.94	0.00	0.00	0.00
December 15, 2017	26.22	8.67	0.00	0.00	0.00	0.00
January 15, 2018	20.64	4.03	0.00	0.00	0.00	0.00
February 15, 2018	15.13	0.00	0.00	0.00	0.00	0.00
March 15, 2018	9.67	0.00	0.00	0.00	0.00	0.00
April 15, 2018	4.27	0.00	0.00	0.00	0.00	0.00
May 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life To Maturity (years)(1)(2)	2.59	2.31	2.10	1.96	1.82	1.61
Weighted Average Life To Call (years)(1)(3)	2.59	2.31	2.10	1.96	1.82	1.61

(1)	The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.

(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of 1.30% was utilized and the servicer’s Clean-up Call Option was assumed to be exercised on the earliest Payment Date on which it is permitted. The actual Payment Date on which the class A-3 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-53

Percentage of Initial Class A-4 Note Principal at Various ABS Percentages

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	99.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	81.23
May 15, 2017	100.00	100.00	100.00	100.00	100.00	64.65
June 15, 2017	100.00	100.00	100.00	100.00	100.00	49.70
July 15, 2017	100.00	100.00	100.00	100.00	94.35	35.86
August 15, 2017	100.00	100.00	100.00	100.00	80.13	23.14
September 15, 2017	100.00	100.00	100.00	100.00	66.81	11.55
October 15, 2017	100.00	100.00	100.00	86.83	54.38	1.08
November 15, 2017	100.00	100.00	100.00	73.98	42.86	0.00
December 15, 2017	100.00	100.00	89.56	61.88	32.23	0.00
January 15, 2018	100.00	100.00	76.74	50.56	22.51	0.00
February 15, 2018	100.00	98.49	64.55	40.00	13.70	0.00
March 15, 2018	100.00	84.53	53.01	30.20	5.79	0.00
April 15, 2018	100.00	71.03	42.09	21.18	0.00	0.00
May 15, 2018	96.58	57.98	31.82	12.93	0.00	0.00
June 15, 2018	79.67	45.39	22.20	5.45	0.00	0.00
July 15, 2018	62.95	33.27	13.21	0.00	0.00	0.00
August 15, 2018	46.43	21.60	4.87	0.00	0.00	0.00
September 15, 2018	30.10	10.40	0.00	0.00	0.00	0.00
October 15, 2018	13.96	0.00	0.00	0.00	0.00	0.00
November 15, 2018	8.71	0.00	0.00	0.00	0.00	0.00
December 15, 2018	3.52	0.00	0.00	0.00	0.00	0.00
January 15, 2019	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life To Maturity (years)(1)(2)	3.58	3.40	3.21	3.03	2.81	2.44
Weighted Average Life To Call (years)(1)(3)	3.44	3.20	2.96	2.79	2.61	2.28

(1)	The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.

(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of 1.30% was utilized and the servicer’s Clean-up Call Option was assumed to be exercised on the earliest Payment Date on which it is permitted. The actual Payment Date on which the class A-4 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-54

NOTE FACTORS

The “Note Pool Factor” with respect to any class of notes will be a seven-digit decimal indicating the principal amount of that class of notes as of the close of business on the Payment Date in that month as a fraction of the respective principal amount thereof as of the Closing Date. The servicer will compute the Note Pool Factor each month for each class of notes. Each Note Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes. The portion of the principal amount of any class of notes for a given month allocable to a noteholder can be determined by multiplying the original denomination of the holder’s note by the related Note Pool Factor for that month.

STATEMENTS TO NOTEHOLDERS

Pursuant to the indenture, the sale and servicing agreement, the administration agreement and the trust agreement (collectively, the “Transfer and Servicing Agreements”), the noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Note Pool Factors and various other items of information pertaining to the trust. The indenture trustee will make the monthly reports available via the indenture trustee’s internet website which will initially be located at https://www.usbank.com/abs. Noteholders of record during each calendar year will be furnished upon written request information by the indenture trustee or the owner trustee, as appropriate, required for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Transfer and Servicing Agreements—Statements to Securityholders” in the accompanying prospectus for a more detailed description of the reports to be sent to noteholders.

USE OF PROCEEDS

The depositor will use the net proceeds from the sale of the notes to purchase the Receivables from AHFC pursuant to the receivables purchase agreement, and to fund the reserve fund and the yield supplement account.

THE DEPOSITOR, THE ADMINISTRATOR AND THE SERVICER

Information regarding American Honda Receivables LLC and American Honda Finance Corporation are set forth under the captions “The Depositor” and “The Sponsor, Originator, Administrator and Servicer” respectively, in the accompanying prospectus.

THE NOTES

General

The notes will be issued pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed indenture will be filed with the Securities and Exchange Commission. The following summary describes material terms of the notes and the indenture and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus.

Payments of Interest

The notes will bear interest at a fixed rate on the principal balance of such class as set forth on the cover of this prospectus supplement. Interest will be due and payable to the noteholders on each Payment Date commencing February 17, 2015.

S-55

Interest on the outstanding principal amount of class A-1 notes will accrue at the related interest rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date. Interest on the class A-2, class A-3 and class A-4 notes will accrue at the applicable interest rate from and including the 15th day of the month (or from and including the Closing Date with respect to the first Payment Date) and to and excluding the 15th day of the following calendar month.

Interest on the class A-1 notes, will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the class A-2, class A-3 and class A-4 notes will be calculated on the basis of a 360 day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable interest rate (to the extent lawful). Interest payments on the notes will generally be made from Available Amounts and from amounts on deposit in the reserve fund, after the Servicing Fee, non-recoverable Advances, and all accrued and unpaid trustees’ fees, and any amounts due to the trustees for their respective fees and reimbursement of expenses or in respect of indemnification and other administrative fees of the trust, but only to the extent not otherwise paid by the administrator (which we refer to in this prospectus supplement as the “Trust Fees and Expenses”); provided, however, that until the notes have been paid in full or unless an event of default has occurred, the annual amount paid to the trustees out of the Available Amounts prior to payments on the notes shall not exceed $100,000. We refer you to “Credit Enhancement—Reserve Fund” and “Payments on the Notes” in this prospectus supplement.

Interest payments to holders of the class A-1, class A-2, class A-3 and class A-4 notes will have the same priority. If there are insufficient Available Amounts after payment of trust obligations with higher priorities, the amount available for interest payments could be less than the amount of interest payable on the notes on any Payment Date. In this case the holders of the notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on the notes.

Payments of Principal

The final scheduled payment date and expected final payment date for each class of notes are set forth on the cover of this prospectus supplement. Payments of principal on each Payment Date will be made only to the extent of Available Amounts and the failure to pay principal in full of a class of notes will result in an event of default only on the related final scheduled payment date for such class. Until the notes have been paid in full, principal payments to noteholders will be made on each Payment Date in the amount and order of priority described in this prospectus supplement under “Payments on the Notes—Payment of Distributable Amounts.” On each Payment Date, principal of the notes will be payable generally in an amount equal to the Noteholders’ Percentage of the Principal Distributable Amount. Principal payments on the notes will be made from Available Amounts after the Servicing Fee, non-recoverable Advances and Trust Fees and Expenses have been paid and after the Noteholders’ Interest Distributable Amount has been distributed. Notwithstanding the foregoing, if amounts actually allocated to the noteholders on any Payment Date is less than the Noteholders’ Distributable Amount, funds will be withdrawn from the reserve fund so that an amount equal to the Noteholders’ Distributable Amount may be allocated to the noteholders.

Principal payments will be allocated among the notes so that no principal payments will be made on:

•	the class A-2 notes until the class A-1 notes have been paid in full;

•	the class A-3 notes until the class A-1 and class A-2 notes have been paid in full; and

•	the class A-4 notes until the class A-1, class A-2 and class A-3 notes have been paid in full.

S-56

Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an event of default, the Principal Distributable Amount will be paid first to holders of record of each of the class A-1 notes until the class A-1 notes have been paid in full. After the class A-1 notes have been paid in full principal payments will be made to the class A-2, class A-3 and class A-4 notes on a pro rata basis based on the outstanding principal balance of each such class until they are paid in full. Beginning on the Payment Date on which the notes have been paid in full, the remainder of the Principal Distributable Amount, if any, and on each subsequent Payment Date, 100% of the Principal Distributable Amount, will be paid to the holders of record of the certificates until the certificates have been paid in full. We refer you to “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus for a more detailed description of what would constitute an event of default.

The actual Payment Date on which the outstanding principal amount of any class of notes is paid may be significantly earlier or later than its Final Scheduled Payment Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” in the accompanying prospectus.

If the principal amount of a class of notes has not been paid in full on or prior to the related Final Scheduled Payment Date shown on the front cover of this prospectus supplement, the Noteholders’ Principal Distributable Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of notes to zero on that Payment Date. We refer you to “Payment on the Notes—Payment of Distributable Amounts” in this prospectus supplement.

After all amounts due and owed to the noteholders and the certificateholders have been paid in full (together with any unpaid Trust Fees and Expenses) the depositor will be entitled to any remaining Available Amounts from the collection account.

Events of Default; Rights upon Event of Default

Upon an event of default under the indenture, the noteholders will have the rights set forth in the accompanying prospectus under “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.” The indenture trustee may sell the Receivables subject to certain conditions set forth in the indenture following an event of default, including a default in the payment of any principal of any note or a default for five days or more in the payment of any interest on any note. In the case of an event of default not involving any such default in payment, the indenture trustee is prohibited from selling the Receivables unless:

•	the holders of the notes then outstanding (or relevant class or classes of notes) consent to the sale; or

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes and certificates at the date of the sale; or

•	the indenture trustee determines that the trust estate will not continue to provide sufficient funds to make all payments on the outstanding notes and certificates as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 100% of the aggregate outstanding amount of the notes then outstanding (or relevant class or classes of notes).

The Trust Indenture Act of 1939, as amended (which we refer to in this prospectus supplement as the “TIA”) requires that upon the occurrence of an Event of Default, the indenture trustee will be required to resign, and a replacement indenture trustee will be appointed, if, within one year of such Event of Default, the indenture trustee, or any of its directors or executive officers, is, or is affiliated with, an underwriter (as defined in the TIA) of any of the notes. As of the date hereof, the owner trustee and the Delaware trustee are affiliated with Citigroup Global Markets Inc., an underwriter of the notes.

S-57

Notices

Noteholders will be notified in writing by the indenture trustee of (i) any event of default (unless the indenture trustee determines in good faith that withholding such notice is in the best interest of the noteholders) or (ii) any Servicer Default or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer of the indenture trustee obtaining actual knowledge of these events.

If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing.

Those notices will be deemed to have been given on the date of that publication or mailing.

Governing Law

The indenture and the notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Minimum Denominations

The notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

THE CERTIFICATES

General

The certificates are not being offered pursuant to this prospectus supplement and all information presented regarding the certificates is given to further a better understanding of the notes. The certificates will be issued pursuant to the terms of the trust agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed trust agreement will be filed with the Securities and Exchange Commission. The certificates will evidence undivided ownership interests in the trust created pursuant to the trust agreement.

The following summary describes material terms of the certificates and the trust agreement. The summary is qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related trust agreement set forth in the accompanying prospectus.

Payments of Interest

Interest on the outstanding principal balance of the certificates will accrue during each Interest Period at a fixed rate of interest equal to 0.00% per annum (which we refer to in this prospectus supplement as the “Pass Through Rate”) and will be payable to the certificateholders on the related Payment Date.

Interest due on a Payment Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the certificates generally will be made from Available Amounts after:

S-58

•	payment of the Servicing Fee;

•	payment of accrued and unpaid Trust Fees and Expenses to the trustees; provided that, until the notes have been paid in full or unless an event of default has occurred, the annual amount paid to the trustees out of the Available Amount allocation described herein shall not exceed $100,000; and

•	distribution of the Noteholders’ Distributable Amounts to the Noteholders.

We refer you to “Payments on the Notes—Payment of Distributable Amounts” in this prospectus supplement.

Interest payments due for any Payment Date but not paid on that Payment Date will be due on the next Payment Date increased by an amount equal to interest accrued on that amount at the Pass Through Rate (to the extent lawful).

Payments of Principal

No principal payments will be made on the certificates until the class A-1, class A-2, class A-3 and class A-4 notes have been paid in full. Thereafter, principal payments on the certificates will be made on each Payment Date from Available Amounts after payments of the Servicing Fee, Trust Fees and Expenses, the Noteholders’ Interest Distributable Amount, the Noteholders’ Percentage of the Principal Distributable Amount, and payment of interest, if any, on the certificates.

Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an event of default, the certificates will not receive any of the Principal Distributable Amount until all of the notes have been paid in full.

Governing Law

The trust agreement and the certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

PAYMENTS ON THE NOTES

On or before the 10th calendar day of each month (or, if the 10th day is not a business day, the next succeeding business day) (which we refer to in this prospectus supplement as the “Determination Date”), the servicer will inform the owner trustee and the indenture trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Payment Date, the servicer will also determine the following:

•	Available Amounts;

•	Noteholders’ Interest Distributable Amount;

•	Certificateholders’ Interest Distributable Amount;

•	Principal Distributable Amount;

•	Yield Supplement Withdrawal Amount, if any; and

•	based on the available funds and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the noteholders and certificateholders.

S-59

The indenture trustee or the issuing entity, as the case may be, will make payments to the noteholders and the certificateholders in accordance with such information provided by the servicer out of the amounts on deposit in the collection account. The amounts to be distributed to the noteholders and the certificateholders will be determined in the manner described below.

Payment of Distributable Amounts

Prior to each Payment Date, the servicer will calculate the amount to be distributed to the noteholders and the certificateholders. On each Payment Date, the servicer will allocate amounts on deposit in the collection account with respect to the related Collection Period as described below and will instruct the indenture trustee to make the following payments and distributions from amounts on deposit in the collection account in the following amounts and order of priority:

•	first, to the servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and non-recoverable Advances;

•	second, pro rata to the trustees, any accrued and unpaid Trust Fees and Expenses, in each case to the extent such Trust Fees and Expenses have not been previously paid by the administrator provided that, until the notes have been paid in full, the annual amount paid to the trustees out of the Available Amount allocation described in this clause second shall not exceed $100,000 unless an event of default has occurred;

•	third, to the noteholders, pro rata, the Noteholders’ Interest Distributable Amount from remaining Available Amounts;

•	fourth, to the noteholders, the Noteholders’ Principal Distributable Amount, from remaining Available Amounts;

•	fifth, to the certificateholders, the Certificateholders’ Interest Distributable Amount, from remaining Available Amounts;

•	sixth, after the class A-1, class A-2, class A-3 and class A-4 notes have been paid in full, to the certificateholders, the Certificateholders’ Principal Distributable Amount from remaining Available Amounts;

•	seventh, to the reserve fund, from Available Amounts remaining, if any, the amount necessary to cause the amount on deposit in that account to equal the Specified Reserve Fund Balance;

•	eighth, from remaining Available Amounts, pro rata to the trustees, any accrued and unpaid Trust Fees and Expenses, in each case to the extent such Trust Fees and Expenses have not been previously paid by the administrator or pursuant to priority second above; and

•	ninth, any Available Amounts remaining, to the depositor.

The Noteholders’ Principal Distributable Amount will be allocated among the notes as described above under “The Notes—Payments of Principal.”

CREDIT ENHANCEMENT

The protection afforded to the noteholders will be effected both by the preferential right of the noteholders to receive, to the extent described in this prospectus supplement, current distributions on the Receivables, the establishment of the reserve fund, amounts on deposit in the yield supplement account, and the subordination of the certificateholders’ and the depositor’s right to receive distributions.

S-60

Subordination

The rights of the certificateholders to receive payments on the Receivables will be subordinated to the rights of the noteholders. The depositor is entitled to receive payments of interest collected on the Receivables and deposited in the collection account with respect to the related Collection Period, which are not used by the trust to make other required payments. The depositor’s right to receive this excess interest is subordinated to the payment of principal of and interest on the notes and interest, if any, on the certificates, and the funding of the reserve fund.

Reserve Fund

The reserve fund will be established in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The reserve fund will be created with an initial deposit by the depositor on the Closing Date of an amount equal to $2,564,103.20 (based upon an initial receivables pool balance of $1,025,641,279.93, which is subject to upward or downward revision based upon the size of the final pool of receivables) (which we refer to in this prospectus supplement as the “Reserve Fund Initial Deposit”). The reserve fund will thereafter be funded by the deposit therein of all Available Amounts, if any, remaining after the payment of trust obligations with higher payment priorities, on each Payment Date to the extent necessary to restore or bring the amounts on deposit in the reserve fund to the Specified Reserve Fund Balance.

Amounts held from time to time in the reserve fund (and the yield supplement account) will continue to be held for the benefit of noteholders and certificateholders and may be invested in Eligible Investments. Investment income on those investments (net of losses and expenses) will be paid to the depositor, upon the direction of the servicer, to the extent that funds on deposit in the reserve fund exceed the Specified Reserve Fund Balance. If the amount on deposit in the reserve fund on any Payment Date (after giving effect to all deposits to and withdrawals from the reserve fund on that Payment Date) is greater than the Specified Reserve Fund Balance for that Payment Date, subject to limitations set forth in the Transfer and Servicing Agreements, the indenture trustee will distribute any excess amounts remaining thereafter to the depositor. The noteholders will not have any rights in, or claims to, amounts distributed to the certificateholders or to the depositor.

The servicer may, from time to time after the date of this prospectus supplement, notify each Rating Agency that it wishes to apply a formula for determining the Specified Reserve Fund Balance that is different from those described above or change the manner by which the reserve fund is funded. If the servicer provides such notice in writing and the Rating Agency Condition is satisfied, then the Specified Reserve Fund Balance will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any noteholder, to reflect the new calculation.

Amounts held from time to time in the reserve fund will be held for the benefit of the noteholders and the certificateholders. On each Payment Date, funds will be withdrawn from the reserve fund to the extent that (a) the amount on deposit in the note distribution account with respect to such Payment Date is less than the sum of the Noteholders’ Distributable Amount and will be deposited in the note distribution account for distribution to the noteholders or (b) the amount on deposit in the certificate distribution account with respect to such Payment Date is less than the sum of the Certificateholders’ Distributable Amount and will be deposited in the certificate distribution account for distribution to the certificateholders.

None of the noteholders, the certificateholders, any trustee, the servicer or the depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the noteholders.

S-61

Yield Supplement Account

On or prior to the Closing Date, a yield supplement account will be established in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The yield supplement account is designed primarily to supplement the interest collections on the Receivables that have APRs which are less than the Required Rate (which we refer to in this prospectus supplement as the “Discount Receivables”). The yield supplement account will be funded by the depositor on the Closing Date with an initial deposit equal to $41,149,981.69 (based upon an initial receivables pool balance of $1,025,641,279.93, which is subject to upward or downward revision based upon the size of the final pool of receivables) (which we refer to in this prospectus supplement as the “Yield Supplement Account Deposit”).

On the business day prior to each Payment Date (which we refer to in this prospectus supplement as the “Deposit Date”), the indenture trustee shall withdraw the Yield Supplement Withdrawal Amount from monies on deposit in the yield supplement account and deposit such amount into the collection account to be included in amounts distributed on the related Payment Date.

On each Payment Date, the amount required to be on deposit in the yield supplement account will decline and be equal to the present value of the sum of all Yield Supplement Amounts for all future Payment Dates, assuming that future scheduled payments on the Discount Receivables are made on the date on which they are scheduled as being due. The amount on deposit in the yield supplement account will decrease as payments are made with respect to the Yield Supplement Amount and funds in excess of the maximum required balance are released.

The reserve fund, the yield supplement account, and the subordination of the certificates are intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. The reserve fund and the yield supplement account are also intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the certificateholders will experience losses. However, the reserve fund could be depleted. In addition, the amount on deposit in the yield supplement account will be reduced over time as shown above and amounts on deposit therein are limited to supplemental payments with respect to Discount Receivables and for no other purposes. If the amount required to be withdrawn from the reserve fund to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the reserve fund, noteholders and certificateholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders or certificateholders.

The control agreement will provide for the perfection of the security interest of the indenture trustee in all amounts on deposit in the reserve fund, yield supplement and collection accounts and related assets.

No Overcollateralization

On the Closing Date, the outstanding principal balance of the Receivables will be approximately equal to the aggregate initial principal balance of the notes and the Initial Certificate Balance. While undercollateralization may occur at any time if charge-offs on the Receivables are larger than amounts on deposit in the reserve fund, no excess amounts will be retained by the trust to build overcollateralization.

S-62

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The Transfer and Servicing Agreements

The description of the terms of the Transfer and Servicing Agreements in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement. Copies of the final signed Transfer and Servicing Agreements will be filed as a current report on Form 8-K with the Securities and Exchange Commission in a timely manner. We refer you to “Where You Can Find More Information About Your Notes—The Depositor” in the accompanying prospectus for additional information regarding reports required to be filed by the Depositor.

Sale and Assignment of Receivables

Information with respect to the conveyance of the Receivables from the depositor to the trust on the Closing Date pursuant to the sale and servicing agreement is set forth under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the accompanying prospectus.

Accounts

In addition to the accounts referred to under “Description of the Transfer and Servicing Agreements—Accounts” in the accompanying prospectus, the servicer will also establish and will maintain with the indenture trustee:

•	the reserve fund in the name of the indenture trustee for the benefit of the noteholders and the certificateholders; and

•	the yield supplement account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders.

Collections

The servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the collection account not later than two business days after receipt. However, so long as AHFC is the servicer, if each condition to making monthly deposits as may be required by the sale and servicing agreement (including the satisfaction of specified ratings criteria of the Rating Agencies or AHFC obtaining a letter of credit or similar agreement and the absence of any Servicer Default) is satisfied, the servicer may retain such amounts until the related Deposit Date. The servicer or the depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the trust into the collection account on or before each Deposit Date. All decisions regarding deposits and withdrawals from the collection account will be made by the servicer and will not be independently verified.

The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the collection account, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the sale and servicing agreement, pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. We refer you to “Description of the Transfer and Servicing Agreements—Collections” in the accompanying prospectus.

S-63

Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. We refer you to “Description of the Transfer and Servicing Agreements—Collections” in the accompanying prospectus.

Collections on or in respect of a Receivable made during a Collection Period which are not late fees, prepayment charges, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an “Excess Payment.” Excess Payments constituting a prepayment in full of the related Receivable will be applied as a prepayment in full of such Receivable and all other Excess Payments on Receivables will be applied as a partial prepayment.

On each Deposit Date, the indenture trustee will cause any Yield Supplement Withdrawal Amount to be deposited into the collection account.

Advances

On each Deposit Date, to the extent there is a shortfall in respect of any Scheduled Payment, the servicer will make a payment (as an Advance) into the collection account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the Collection Period. If the calculation results in a negative number, an amount equal to the negative amount will be paid to the servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the collection account and paid to the servicer in reimbursement of the outstanding Advances. The servicer will not be required to make any Advances with respect to any Receivable (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries with respect to such Receivable, which we refer to as a “Non-Recoverable Advance.” The servicer will make all Advances by depositing into the collection account an amount equal to the aggregate of the Advances on Receivables in respect of a Collection Period on the business day immediately preceding the related Payment Date. We refer you to “Description of the Transfer and Servicing Agreements—Advances” in the accompanying prospectus.

Servicing Compensation

The Servicing Fee, together with any previously unpaid Servicing Fees, will be paid to the servicer on each Payment Date solely to the extent of Available Amounts. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the collection account and the note distribution account. We refer you to “Description of the Transfer and Servicing Agreements—Collections” in this prospectus supplement and “Description of the Transfer and Servicing Agreements—Servicing Compensation” in the accompanying prospectus. The servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. However, upon satisfaction of the Rating Agency Condition, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Servicing Fee will be paid from Available Amounts allocable to interest prior to the payment of the Noteholders’ Distributable Amounts or Certificateholders’ Distributable Amounts.

S-64

Net Deposits

As an administrative convenience and as long as specified conditions are satisfied, for so long as AHFC is the servicer, AHFC will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the depositor or the servicer for or with respect to the related Collection Period net of payments to be made to the servicer with respect to that Collection Period. The servicer, however, will account to the owner trustee and to the noteholders as if all of the foregoing deposits and payments were made individually. We refer you to “Description of the Transfer and Servicing Agreements—Net Deposits” in the accompanying prospectus.

Optional Purchase

The outstanding notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer or any successor to the servicer exercises its option to purchase the Receivables. The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Pool Balance as of the Cutoff Date (the “Clean-up Call Option”), as described in the accompanying prospectus under “Description of the Transfer and Servicing Agreements—Termination.” The “Redemption Price” for the outstanding notes will be equal to the unpaid principal amount of the outstanding notes plus accrued and unpaid interest on the notes, and for the certificates will equal the unpaid principal amount of the certificates on the date of the optional purchase plus accrued and unpaid interest on the certificates.

Removal of Servicer

The indenture trustee or noteholders evidencing not less than 25% of the voting interests of the notes then outstanding, may terminate the rights and obligations of the servicer under the sale and servicing agreement upon the occurrence of a Servicer Default.

Under those circumstances, authority and power shall, without further action, pass to and be vested in the indenture trustee or a successor servicer appointed by the indenture trustee under the sale and servicing agreement. The indenture trustee or successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, the servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of bankruptcy or insolvency proceedings has occurred, that indenture trustee or the noteholders (or certificateholders) may not be able to effect a transfer of servicing. In the event that the indenture trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement. Notwithstanding such termination, the servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. Upon payment in full of the principal of and interest on the notes, the certificateholders will succeed to the rights of the noteholders with respect to removal of the servicer.

Duties of the Owner Trustee, the Delaware Trustee and the Indenture Trustee

The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the certificates (other than the authentication of the certificates), the notes or of any Receivables or related documents and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the collection account. The owner trustee will not independently verify the Receivables. The owner trustee is required to perform only

S-65

those duties specifically required of it under the trust agreement. In addition to making distributions to the certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement. The owner trustee shall not be charged with knowledge of a failure by the servicer to perform its duties under the trust agreement or the sale and servicing agreement which failure constitutes a Servicer Default unless a responsible officer of the owner trustee obtains actual knowledge of the failure as specified in the trust agreement.

The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation thereto at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the owner trustee security or indemnity reasonably satisfactory to the owner trustee against the costs, expenses and liabilities that may be incurred by the owner trustee in connection with the exercise of those rights.

The Delaware trustee has been appointed solely for the purpose of complying with the requirement of the Delaware Statutory Trust Statute that the trust have at least one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware. The duties and responsibilities of the Delaware trustee shall be limited solely to the execution and delivery of all documents and certificates to form and maintain the existence of the trust under the Delaware Statutory Trust Statute. Except for the purpose of the foregoing sentence, the Delaware trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the trust, the depositor or any beneficial owner.

The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the certificates, the notes (other than authentication of the notes) or of any Receivables or related documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the collection account. The indenture trustee will not independently verify the Receivables. If no event of default or Servicer Default has occurred, the indenture trustee is required to perform only those duties specifically required of it under the indenture. In addition to making distributions to the noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture under certain circumstances. The indenture trustee will also mail each year to all Noteholders, solely to the extent required by the TIA, a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture and other information relating to the Receivables. For additional information regarding such reports, see “The Notes—The Indenture” in the accompanying prospectus.

The indenture trustee shall not be charged with knowledge of a failure by the servicer to perform its duties under the trust agreement, the sale and servicing agreement or the administration agreement which failure constitutes an event of default or Servicer Default unless a responsible officer of the indenture trustee obtains actual knowledge of the failure as specified in the indenture. The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation under the indenture or in relation thereto at the request, order or direction of any of the noteholders, unless those noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights. No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture, other than with respect to the failure by the depositor or the servicer, as applicable, to remit payment, unless that noteholder previously has given to the indenture trustee written notice of the event of default and (1) the

S-66

event of default arises from the servicer’s failure to remit payments when due or (2) the holders of the notes evidencing not less than 25% of the voting interests of the notes, voting together as a single class, have made written request upon the indenture trustee to institute that proceeding in its own name as the indenture trustee under the indenture and have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.

The Owner Trustee, the Delaware Trustee and the Indenture Trustee

Citibank, N.A. will be the owner trustee under the trust agreement. As a matter of Delaware law, the trust will be viewed as a separate legal entity, distinct from the owner trustee, and the trust will be viewed as the issuing entity of the certificates. Citicorp Trust Delaware, National Association will be the Delaware trustee under the trust agreement. U.S. Bank National Association will be the indenture trustee under the indenture. The owner trustee, the indenture trustee and any of their respective affiliates may hold certificates in their own names or as pledgees.

For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the owner trustee or the servicer and the indenture trustee, in each case acting jointly (or in some instances, the owner trustee or the indenture trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement or the indenture trustee by the indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

The owner trustee and the indenture trustee may resign at any time, in which event the administrator will be obligated to appoint a successor thereto. The issuer may remove the indenture trustee if it ceases to be eligible to continue as trustee under the indenture, becomes legally unable to act or becomes insolvent. Under such circumstance, the administrator will be obligated to appoint a successor indenture trustee. Any resignation or removal of the owner trustee or the indenture trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.

The depositor (or the administrator on its behalf) will be obligated to pay the fees of the owner trustee, the Delaware trustee and the indenture trustee in connection with their duties under the trust agreement and indenture, respectively. The owner trustee, the Delaware trustee and the indenture trustee will be entitled to indemnification by AHFC (as custodian of the receivable files or as administrator on behalf of the issuer) and the issuer for, and will be held harmless against, any loss, liability, fee, disbursement or expense (including expenses due to either trustee’s removal and/or resignation in accordance with the indenture or trust agreement, as applicable) incurred by the owner trustee, the Delaware trustee or the indenture trustee not resulting from its own willful misfeasance, bad faith or negligence (in the case of the indenture trustee) or gross negligence (in the case of the Delaware trustee or the owner trustee) (other than by reason of a breach of any of its representations or warranties set forth in the trust agreement or the indenture, as the case may be). The depositor and the servicer will be obligated to indemnify the owner trustee, the Delaware trustee and the indenture trustee for specified taxes that may be asserted in connection with the transaction.

S-67

Fees and Expenses

The table below sets forth the fees and expenses payable by the trust on each payment date.

Party	Amount
Servicer(1)	One-twelfth of 1.00% multiplied by the outstanding principal balance of the Receivables as of the first day of the related collection period.
Indenture Trustee(2)	$5,500 per annum
Owner Trustee(2)	$5,000 per annum

(1)	To be paid before any amounts are distributed to noteholders.

(2)	To be paid by the administrator. In the event the administrator does not fulfill its payment obligations such fees, expenses and indemnities will be paid before any amounts are distributed to noteholders, but so long as notes are outstanding only up to an aggregate amount equal to $100,000 per annum and any remainder will be paid after all amounts due and owed to noteholders and certificateholders are paid on such payment date, provided that if an event of default occurs, such $100,000 limitation will not apply.

LEGAL PROCEEDINGS

To the knowledge of the sponsor and the depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the sponsor, the depositor or the trust that would be material to holders of any notes or certificates. Except as disclosed below by the owner trustee and the indenture trustee, each of the owner trustee, the Delaware trustee and the indenture trustee has represented to the sponsor, depositor and the trust that it is not a party to any current legal or governmental proceedings, nor is its management aware of any legal or governmental proceedings threatened against it that, if determined adversely to such party, would be expected to be material to holders of any notes or certificates.

Citibank is acting as owner trustee of this transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings, including in connection with its role as trustee of certain residential mortgage backed securities (“RMBS”) transactions. One such proceeding was a civil action filed against Citibank in the Supreme Court of the State of New York on June 18, 2014 by a group of investors in 48 private-label RMBS trusts for which Citibank serves or did serve as trustee, asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the 48 RMBS trusts. On November 24, 2014, plaintiffs sought leave to withdraw this action. On the same day, a smaller subset of similar plaintiff investors in 27 private-label RMBS trusts for which Citibank serves or did serve as trustee, filed a new civil action against Citibank in the Southern District of New York asserting similar claims as the prior action filed in state court.

There can be no assurances as to the outcome of litigation or the possible impact of litigation on the trustee or the RMBS trusts. However, Citibank denies liability and intends to vigorously defend against the litigation. Furthermore, neither the above-disclosed litigation nor any other pending legal proceeding involving Citibank will materially affect Citibank’s ability to perform its duties as owner trustee under the Trust Agreement for this transaction.

In June 2014, a civil complaint was filed in the Supreme Court of the State of New York, New York County, by a group of institutional investors against U.S. Bank in its capacity as trustee or successor trustee (as the case may be) under certain RMBS trusts. The plaintiffs are investment funds formed by nine investment advisors (AEGON, BlackRock, Brookfield, DZ Bank, Kore, PIMCO, Prudential, Sealink and TIAA) that purport to be bringing suit derivatively on behalf of 841 RMBS trusts that issued $771 billion in original principal amount of securities between 2004 and 2008. According to the plaintiffs, cumulative losses for these RMBS trusts equal $92.4 billion as of the date of the complaint. The complaint is one of six similar complaints filed against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo) by certain of these plaintiffs. The complaint against U.S. Bank alleges the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers

S-68

for these RMBS trusts and asserts causes of action based upon the trustee's purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaint also asserts that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches by mortgage loan servicers and that the trustee purportedly failed to abide by appropriate standards of care following events of default. Relief sought includes money damages in an unspecified amount and equitable relief. In November 2014, the plaintiffs sought leave to voluntarily dismiss their original state court complaint and filed a substantially similar complaint in the United States District Court for the Southern District of New York. The federal civil complaint added a class action allegation and a change in the total number of named trusts to 843 RMBS trusts. In December 2014, the plaintiff’s motion to voluntarily dismiss their original state court complaint was granted. Other cases alleging similar causes of action have previously been filed against U.S. Bank and other trustees by RMBS investors in other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes. The discussion is based upon law, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. The discussion below does not purport to deal with all of the U.S. federal income tax considerations applicable to all categories of investors. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes. We refer you to “Material U.S. Federal Income Tax Considerations” and “State Tax Considerations” in the accompanying prospectus.

Under current law and assuming execution of, and compliance with, the indenture and the trust agreement, in the opinion of Morgan, Lewis & Bockius LLP, special tax counsel to the trust, (i) the notes owned by parties unrelated to the depositor will be characterized as debt for federal income tax purposes, and (ii) the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income and California state franchise and income tax purposes.

Tax Characterization of the Trust

The depositor and the servicer will agree, and the beneficial owners of the certificates (which we refer to in this prospectus supplement as the “Certificate Owners”) will agree by their purchase of the certificates, to treat the trust (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the Certificate Owners, and the notes being debt of the partnership, or (ii) if the depositor (or another person) owns all of the certificates and none of the notes are characterized as equity interests in the trust, as disregarded as an entity separate from such Certificate Owner for purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the trust and the notes treated as assets and indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the trust, the notes, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus supplement.

If the trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the related Receivables, which may be reduced by its interest expense on some or all classes of the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and

S-69

distributions on the certificates, and the Certificate Owners could be liable for any such tax that is unpaid by the trust.

Treatment of the Notes as Indebtedness

The depositor, any Certificateholders and the Certificate Owners will agree, and the beneficial owners of the notes (which we refer to in this prospectus supplement as the “Note Owners”) will agree by their purchase of the notes, to treat the notes as debt for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

We do not anticipate issuing notes with any original issue discount, other than original issue discount of a de minimis amount or, if applicable, as a result of any class of notes having a fixed maturity of not more than one year from the date of issue. We refer you to “Material U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Note Owners” and “—Tax Consequences to Foreign Note Owners” in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.30% ABS. We refer you to “Maturity and Prepayment Considerations” in this prospectus supplement. No representation is made that the Receivables will prepay in accordance with this assumption or in accordance with any other assumption.

ERISA CONSIDERATIONS

Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of ERISA, individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code and entities deemed to hold the plan assets of the foregoing (each, a “Plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified, solely in the interests of participants and in accordance with governing plan documents.

Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased the notes if assets of the trust were deemed to be assets of a Plan. Under a regulation issued by the United States Department of Labor (the “Regulation”) and Section 3(42) of ERISA, the assets of the trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions to plan asset treatment contained in the Regulation, as effectively amended by Section (3)(42) of ERISA, were applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the issuing entity believes that those notes acquired by parties unrelated to the depositor should be treated as indebtedness without substantial equity features for purposes of the Regulation. This determination is based in part upon (i) tax counsel’s opinion that notes held by parties unrelated to the depositor will be classified as debt for federal income tax purposes and (ii) the traditional debt features of such notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, and subject to the considerations described below, such notes may be acquired by a Plan.

However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the notes by a Plan depending on the type and

S-70

circumstances of the plan fiduciary making the decision to acquire such note. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by “in-house asset managers,” and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, there is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to a Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in such transaction), provided that there is adequate consideration for the transaction. Even if the conditions described in one or more of these exemptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Plans should consult with their advisors regarding the applicability of any such exemption.

The underwriters, the trustees, the depositor, the servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding of notes, the purchase of notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, notes may not be purchased using the assets of any Plan if any of the underwriters, the trustees, the depositor, the servicer or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) and foreign plans are not subject to ERISA requirements; however, governmental or foreign plans may be subject to comparable non-U.S., federal, state or local law restrictions (such plans, together with Plans, are herein referred to as “Benefit Plans”).

By acquiring a note, each purchaser will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a Benefit Plan, or (ii) the acquisition, holding and disposition of such notes will not give rise to either: (A) a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because it will be covered by a United States Department of Labor prohibited transaction class exemption or by some other applicable statutory or administrative exemption or (B) a nonexempt violation under any other substantially similar law.

The sale of notes to a Benefit Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other substantially similar applicable law, the effect of the assets of the issuer being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the notes. Each Benefit Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, also taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS

Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include

S-71

U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds.  The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014.  Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions).  In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule.  Under the Volcker Rule, a “covered fund” includes any issuer that would be an "investment company" but for the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.  Therefore, unless jointly determined otherwise by specified federal regulators, an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than Section 3(c)(1) or Section 3(c)(7) generally will not be a covered fund.

The issuing entity is intended to be structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement the Volcker Rule and will be relying on an exclusion or exemption under the Investment Company Act contained in Rule 3a-7 under the Investment Company Act.  However, the general effects of the Volcker Rule remain uncertain.  Any prospective investor in the securities, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

S-72

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, the depositor has agreed to cause the trust to sell to the underwriters named below, and the underwriters have agreed to purchase, the principal amount of notes set forth below:

Underwriters	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Mizuho Securities USA Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
J.P. Morgan Securities LLC
SG Americas Securities, LLC

Total	$279,000,000	$309,000,000	$314,000,000	$98,000,000

In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes if any of the notes are purchased. This obligation of the underwriters is subject to specified conditions precedent set forth in the underwriting agreement.

The depositor has been advised by the underwriters that it proposes to offer the notes to the public initially at the prices set forth on the cover of this prospectus supplement, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession		Reallowance Discount
A-1	___	%	___	%
A-2	___	%	___	%
A-3	___	%	___	%
A-4	___	%	___	%

The depositor and AHFC have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with AHFC and its affiliates.

The notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the notes of each class as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes, and that market-making may be discontinued at any time without notice at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class.

S-73

The trust may, from time to time, invest funds in the accounts in Eligible Investments acquired from the underwriters in the ordinary coverage of business.

The underwriters have advised the depositor that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, specified persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes of any class at levels above those that might otherwise prevail in the open market. A “stabilizing bid” is a bid for or the purchase of the notes of any class on behalf of the underwriters for the purpose of fixing or maintaining the price of those notes. A “syndicate covering transaction” is the bid for or the purchase of those notes of any class on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with this offering. A “penalty bid” is an arrangement permitting one of the underwriters to reclaim the selling concession otherwise accruing to another underwriter or syndicate member in connection with this offering if the notes of any class originally sold by the other underwriter or syndicate member are purchased by the reclaiming underwriter in a syndicate covering transaction and has therefore not been effectively placed by the other underwriter or syndicate member.

Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the notes of any class to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of a note to the extent that it discourages resale of that note. Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the notes. Neither the depositor nor the underwriters makes any representation that the underwriters will engage in any of those transactions or that, once commenced, any of those transactions will not be discontinued without notice.

It is expected that delivery of the notes will be made against payment therefor on or about the Closing Date. Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on a day that is more than three business days prior to the actual closing date will be required, by virtue of the fact that the notes initially will settle on or about the Closing Date, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on a day that is more than three business days prior to the actual closing date consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, AHFC, the depositor, or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

United Kingdom

Each underwriter will represent and agree that:

(i)          it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(ii)         it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

S-74

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will represent and agree that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, other than:

(i)          to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii)         to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of such underwriter; or

(iii)        in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, (i) the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC of the European Parliament (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU of the European Parliament.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Croatia, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

Capital Requirements Regulation

Article 122a of the European Union Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (the “CRD”) applied to credit institutions and holding companies of credit institutions incorporated in a Member State of the European Union (an “EEA credit institution”) and to their consolidated group entities, and imposed certain risk retention and ongoing due diligence requirements on these institutions, to the extent they invested in securitized assets. Articles 404 to 410 of the Capital Requirements Regulation (Regulation (EU) No. 575/2013 of June 26, 2013) (the “CRR”) have replaced, with effect from January 1, 2014, Articles 404 to 410 of the CRR amend and have extended the risk retention and diligence requirements of Article 122a of the CRD, including by extending their ambit to investment firms regulated within a Member State of the European Union. In addition, new regulatory technical standards, developed by the European Banking Authority (the “EBA”), will apply to the

S-75

regulatory capital treatment of securitized assets held by credit institutions and investment firms subject to the CRR. The EBA’s new standards may be different from these of Articles 404 to 410 of the CRR. Although the EBA has published various papers on the regulatory technical standards which contemplate a number of changes as compared to guidelines which were applicable to Article 122a, it is not clear, as at the date of this prospectus, how the final rules will be implemented in each Member State. No assurance can be given that the implementation throughout the European Union of the CRR and related legislation (including through the applicable regulatory technical standards) will not affect the requirements relating to investments in securitized assets applying to relevant investors.

It should also be noted that similar requirements to those set out in Articles 404 to 410 of the CRR have been finalized for alternative investment fund managers which are required to become authorized under the European Union's Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (“AIFMD”). AIFMD has been implemented in the Member States of the European Union pursuant to Section 5 of Regulation (EU) No 231/2013 (the “AIFM Regulation”); Articles 50 to 56 of the AIFM Regulation contain risk retention and diligence requirements applicable to regulated alternative investment fund managers. Similar requirements are expected to be implemented for other types of European Union regulated investors or investment managers (for example, insurance and reinsurance undertakings) in the future.

Articles 404 to 410 of the CRR, Articles 50 to 56 of the AIFM Regulation, and any other changes to the regulation or regulatory treatment of the Notes for some or all investors or investment managers subject to regulation in the European Union, may negatively impact the regulatory position of individual investors and, in addition, have a negative impact on the price and liquidity of the Notes in the secondary market.

None of the sponsor, the depositor or any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable an EU credit institution or investment firm to satisfy the due diligence, monitoring and risk retention requirements, as applicable, of Articles 404 to 410 of the CRR and Articles 50 to 56 of the AIFM Regulation, or to enable any other investor or investment manager subject to similar risk retention, diligence or monitoring requirements to satisfy the applicable requirements.

Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Articles 404 to 410 of the CRR, the AIFM Regulation or any other applicable regulatory requirements, and the suitability of the notes for investment.

LEGAL OPINIONS

In addition to the legal opinions described in the accompanying prospectus, legal matters relating to the notes and other matters for the depositor, the servicer and the trust will be passed upon by Alston & Bird LLP, certain legal matters relating to California law for the servicer and relating to Delaware law for the depositor and the trust will be passed upon by Gresham Savage Nolan & Tilden, PC and Richards, Layton & Finger, P.A., respectively, and legal matters relating to federal income tax and California income tax will be passed upon for the trust by Morgan, Lewis & Bockius LLP. Morgan, Lewis & Bockius LLP will act as counsel to the underwriters.

S-76

GLOSSARY

“ABS Tables” means the tables captioned “Percentage of Initial Class A Note Principal at Various ABS Percentages” on pages S-51 through S-54 in this prospectus supplement.

“Advances” means amounts advanced by the servicer to the trust for shortfalls in scheduled payments of interest on the Receivables, in an amount equal to the difference between (1) the product of the principal balance of each Receivable as of the first day of the related Collection Period and one-twelfth of its APR, and (2) the amount of interest actually received from the Obligor, if less.

“Available Amounts” means the sum of the following amounts (without duplication) received or allocated by the servicer on or in respect of the Receivables during the related Collection Period (which shall be calculated in accordance with the simple interest method):

•	all collections on or in respect of the Receivables other than Defaulted Receivables;

•	all Net Liquidation Proceeds;

•	all Advances made by the servicer;

•	all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the depositor in respect of that Collection Period;

•	all Administrative Purchase Payments with respect to Administrative Receivables purchased by the servicer in respect of that Collection Period; and

•	any Yield Supplement Withdrawal Amounts.

but excluding the following amounts:

•	amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the servicer has previously made an unreimbursed Advance in respect of that Receivable; and

•	Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable.

“Certificateholders’ Distributable Amount” means, with respect to any Payment Date, the sum of the Certificateholders’ Interest Distributable Amount and the Certificateholders’ Principal Distributable Amount for that Payment Date.

“Certificateholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of the sum of the Certificateholders’ Monthly Interest Distributable Amount for the preceding Payment Date plus any outstanding Certificateholders’ Interest Carryover Shortfall on the preceding Payment Date, over the amount of interest that is actually paid on the certificates on the preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Certificateholders’ Interest Carryover Shortfall at the Pass Through Rate for the Interest Period.

“Certificateholders’ Interest Distributable Amount” means with respect to any Payment Date, the sum of the Certificateholders’ Monthly Interest Distributable Amount and the Certificateholders’ Interest Carryover Shortfall for one or more prior Payment Dates.

“Certificateholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related Interest Period at the Pass Through Rate on the outstanding principal balance of the certificates on the immediately preceding Payment Date, after giving effect to all payments of principal to certificateholders on or prior to that Payment Date (or, in the case of the first Payment Date, on the Initial Certificate Balance).

“Certificateholders’ Monthly Principal Distributable Amount” means, with respect to any Payment Date, the Certificateholders’ Percentage of the Principal Distributable Amount for that Payment Date.

S-77

“Certificateholders’ Percentage” means:

•	for each Payment Date until all of the notes have been paid in full, 0%; and

•	thereafter, 100%.

“Certificateholders’ Principal Carryover Shortfall” means, with respect to any Payment Date, the excess of the Certificateholders’ Monthly Principal Distributable Amount plus any outstanding Certificateholders’ Principal Carryover Shortfall for the preceding Payment Date, over the amount in respect of principal that is actually distributed to the certificateholders on that Payment Date.

“Certificateholders’ Principal Distributable Amount” means, with respect to any Payment Date, the sum of the Certificateholders’ Monthly Principal Distributable Amount for that Payment Date, and any outstanding Certificateholders’ Principal Carryover Shortfall as of the close of the immediately preceding Payment Date. The Certificateholders’ Principal Distributable Amount shall not exceed the Certificate Balance.

“Clean-up Call Option” is defined on page S-65.

“Collection Period” means the period commencing on the first day of the applicable month (or in the case of the first collection period, the Cutoff Date) and ending on the last day of the applicable month, and with respect to each Payment Date is the month immediately preceding such Payment Date.

“Current Receivable” means any Receivable that is not a Defaulted Receivable or a Liquidated Receivable.

“Defaulted Receivable” means a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which, (a) all or part of a scheduled payment is 120 days or more than 120 days past due and the servicer has not repossessed the related Financed Vehicle or (b) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle and held in its repossession inventory for 90 days, whichever occurs first.

“Discount Receivable” means a Receivable that has an APR which is less than the Required Rate.

“Eligible Investments” means the list of permitted investments specified in the sale and servicing agreement and are limited to investments which at all times meet the ratings criteria acceptable to each Rating Agency rating the notes, so as to preclude a downgrade of the notes and/or credit watch of the notes with negative implications. See “Description of the Transfer and Servicing Agreements; Eligible Investments” in the base prospectus for a list of Eligible Investments.

“Financed Vehicle” means each new or used Honda and Acura motor vehicle that was purchased by the related Obligor and which secures the related Receivable.

“Initial Pool Balance” means the Pool Balance of the Receivables as of the Cutoff Date, which is equal to approximately $1,025,641,279.93 (which is subject to upward or downward revision based upon the size of the final pool of receivables).

“Initial Statistical Pool Balance” means the aggregate pool balance of the receivables in the statistical pool as of the Statistical Cutoff Date, which is equal to approximately $1,538,463,843.11.

“Interest Period” means (1) with respect to the class A-1 notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing Date) to but excluding the next succeeding Payment Date and (2) with respect to the class A-2, class A-3 and class A-4 notes, the period from and including the 15th day of the calendar month (or, in the case of the first Payment Date, the Closing Date) to but excluding the 15th day of the next calendar month.

S-78

“Liquidated Receivable” means any Receivable that has been the subject of a prepayment in full or otherwise has been paid in full or, in the case of a Defaulted Receivable, a Receivable as to which the servicer has determined that the final amounts in respect thereof have been paid.

“Net Liquidation Proceeds” means all amounts realized on Defaulted Receivables from whatever sources (including, without limitation, proceeds of any insurance policy), net of expenses incurred by the servicer in accordance with its customary servicing procedures and amounts required by law to be refunded to the related Obligor.

“Noteholders’ Distributable Amount” means with respect to any Payment Date, the sum of the Noteholders’ Interest Distributable Amount for all classes of notes plus the Noteholders’ Principal Distributable Amount for that Payment Date.

“Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date and any class of notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for that class for the preceding Payment Date plus any outstanding Noteholders’ Interest Carryover Shortfall for that class on that preceding Payment Date, over the amount in respect of interest that is actually paid on the notes of that class on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related interest rate for the related Interest Period.

“Noteholders’ Interest Distributable Amount” means with respect to any Payment Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for all classes of notes and the Noteholders’ Interest Carryover Shortfall for all classes of notes.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date and a class of notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Payment Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Payment Date (or, in the case of the first Payment Date, on the original principal amount of that class).

“Noteholders’ Monthly Principal Distributable Amount” means, with respect to any Payment Date, the Noteholders’ Percentage of the Principal Distributable Amount for that Payment Date.

“Noteholders’ Percentage” means, with respect to any Payment Date:

•	for each Payment Date until the aggregate principal amount of each class of notes has been paid in full, 100%; and

•	thereafter, 0%.

“Noteholders’ Principal Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of the sum of the Noteholders’ Monthly Principal Distributable Amount plus any outstanding Noteholders’ Principal Carryover Shortfall for the preceding Payment Date, over the amount in respect of principal that is actually paid as principal of the notes on that Payment Date.

“Noteholders’ Principal Distributable Amount” means, with respect to any Payment Date and any class of notes, the sum of:

•	the Noteholders’ Monthly Principal Distributable Amount;

•	any outstanding Noteholders’ Principal Carryover Shortfall of that class as of the close of the immediately preceding Payment Date; and

S-79

•	on the Final Scheduled Payment Date for that class of notes, the amount necessary to reduce the outstanding principal amount of that class of notes to zero; provided, however, that the Noteholders’ Principal Distributable Amount with respect to a class of notes shall not exceed the outstanding principal amount of that class.

“Pass Through Rate” means, for the certificates and each Payment Date, 0.00% per annum.

“Payment Date” means the day of each month on which payments are made on the notes, which is the 15th day of each month or if the 15th day of the month is not a business day, payments on the notes will be made on the next business day. The first Payment Date will occur on February 17, 2015.

“Principal Distributable Amount” means, with respect to any Payment Date and the related Collection Period, the sum of the following amounts:

•	the principal portion of all scheduled payments actually received during the related Collection Period,

•	the principal portion of all Prepayments received for the related Collection Period (to the extent such amounts are not included in the first bullet point above),

•	the Principal Balance of each Receivable that the servicer became obligated to purchase or the depositor became obligated to repurchase (to the extent those amounts are not included in the two bullet points above), and

•	the Principal Balance of each Receivable that became a Defaulted Receivable during that Collection Period (to the extent those amounts are not included in the three bullet points above).

“Pool Balance” means, as of any date of measurement, the aggregate principal balance of the Receivables.

“Rating Agencies” means each rating agency hired by the sponsor to rate the Notes.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten Business Days (or such shorter period as is practicable or acceptable to each Rating Agency) prior notice thereof and within ten Business Days of each Rating Agency’s receipt of such notice (or such shorter period as is practicable or acceptable to each Rating Agency) such Rating Agency shall not have notified the Depositor, the Servicer, the Indenture Trustee and the Owner Trustee in writing that such action will result in a qualification, reduction or withdrawal of the then current rating of the Notes.

“Redemption Price” is defined on page S-65.

“Required Rate” with respect to each Receivable, means 4.00%.

“Servicer Default” means the occurrence and continuing of any of the following events:

•	any failure by the servicer to deliver to the applicable trustee for deposit in any account any required payment or to direct the indenture trustee to make the required payments therefrom and that failure continues unremedied for three business days after discovery thereof by the servicer or after the giving of written notice of such failure to (1) the servicer by the owner trustee or the indenture trustee, as applicable or (2) the servicer and the owner trustee or the indenture trustee, as applicable, of written notice of the failure from not less than 25% of the outstanding amount of the notes;

•	any failure by the servicer (or the depositor, as long as AHFC is the servicer) to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing

S-80

agreement, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the servicer or the depositor, as the case may be, by the owner trustee or the indenture trustee, as applicable, or (b) the servicer or the depositor, as the case may be, and the owner trustee or the indenture trustee by the holders of notes evidencing not less than 25% of the outstanding amount of the notes; or

•	the occurrence of an Insolvency Event (as defined in the accompanying prospectus) of the servicer (or the depositor, as long as AHFC is the servicer).

“Servicing Fee” means, with respect to each Collection Period, the Servicing Rate multiplied by the Pool Balance as of the first day of the related Collection Period or, in the case of the first Payment Date, the Pool Balance as of the Cutoff Date.

“Servicing Rate” means one-twelfth of 1.00%.

“Specified Reserve Fund Balance” means, with respect to any Payment Date, an amount equal to 0.25% of the Initial Pool Balance.

“Statistical Cutoff Date” means January 1, 2015, the cutoff date for the Receivables in the statistical pool used in preparing the statistical information presented in this prospectus supplement.

“Yield Supplement Amount” means the aggregate amount by which one month’s interest on the principal balance, as of the first day of the related Collection Period, of each Discount Receivable (other than a Discount Receivable that is a Defaulted Receivable) at a rate equal to the Required Rate, exceeds one month’s interest on such principal balance at the APR of each such Receivable.

“Yield Supplement Withdrawal Amount” means the lesser of (1) the amount on deposit in the yield supplement account and (2) the sum of (A) the Yield Supplement Amount, and (B) after giving effect to the withdrawal of the Yield Supplement Amount, the amount by which the amount on deposit in the yield supplement account exceeds the maximum amount required to be on deposit therein on the immediately succeeding Payment Date.

S-81

ANNEX A

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered class A notes (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of The Depository Trust Company (“DTC”) or, upon request, through Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless those holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices of prior asset-backed securities issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and depositor’s accounts are located to ensure that settlement can be made on the desired value date.

A-1

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Depositor and Clearstream, Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The depositor will send

A-2

instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

(1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

(2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific advice regarding your holding and disposing of the Global Securities.

Exemption for Non-U.S. Persons—Form W-8BEN or W-8BEN-E. A beneficial owner of Global Securities that is a Non-U.S. Person whose income is not effectively connected with the conduct of a trade or

A-3

business within the United States by the Beneficial Owner (other than an intermediary, withholding partnership or withholding trust), as defined below, can obtain a complete exemption from the withholding tax by providing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), or W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) (or, in the case of government entity, a form W-8EXP). Generally, a W-8BEN or W-8BEN-E is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year absent a change in information. A Form W-8BEN or W-8BEN-E, however, is valid under certain circumstances indefinitely until a change in circumstances renders any information on the form incorrect. If the information shown on form W-8BEN or W-8BEN-E changes, a new Form W-8BEN or W-8BEN-E must be filed within 30 days of the change.

Exemption for Non-U.S. Persons with effectively connected income—Form W-8ECI. A Non-U.S. Person (other than an intermediary, withholding partnership or withholding trust) may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by providing Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year, absent a change in information. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries—Form W-8BEN or W-8BEN-E. A Non-U.S. Person (other than an intermediary, withholding partnership or withholding trust) may generally claim treaty benefits by providing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)). Generally, a Form W-8BEN or W-8BEN-E is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year, absent a change in information. A Form W-8BEN or W-8BEN-E, however, is valid under certain circumstances indefinitely until a change in circumstances renders any information on the form incorrect. If the information shown on form W-8BEN or W-8BEN-E changes, a new Form W-8BEN or W-8BEN-E must be filed within 30 days of the change.

Exemption for U.S. Persons—Form W-9. U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer’s Request for Taxpayer Identification Number and Certification.

A “U.S. Person” is:

(1) a citizen or resident of the United States;

(2) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purpose) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

(3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4) a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

A “Non-U.S. Person” is any person who is not a U.S. Person.

There may ultimately be additional certification requirements imposed to avoid withholding under the Foreign Account Tax Compliance Act provisions. See “Material U.S. Federal Income Tax Considerations─FATCA Withholding” in the accompanying prospectus.

A-4

[THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

Honda Auto Receivables Trusts
Asset Backed Notes

American Honda Receivables LLC,

Depositor

American Honda Finance Corporation,

Sponsor, Originator, Servicer and Administrator

The Issuing Entities:

1.	A new issuing entity will be formed to issue each series of notes and a particular issuing entity may issue multiple classes of notes;

2.	Each issuing entity will consist of:

●	a pool of retail installment sale contracts secured by new or used Honda or Acura motor vehicles (including automobiles and light-duty trucks) and/or new or used Honda motorcycles;

●	one or more of the items representing credit enhancement described in this prospectus which will be specified in the accompanying prospectus supplement relating to each series of notes; and

●	other assets described in this prospectus which will be specified in the accompanying prospectus supplement relating to each series of notes.

The Notes of Each Series:

1.	will be asset-backed securities sold periodically in one or more series;

2.	will be paid only from the assets of the related issuing entity and any form of credit enhancement;

3.	will be issued as part of a designated series that may include one or more classes; and

4.	will be treated as indebtedness of the issuing entity.

You should review carefully the factors set forth under “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The amounts, prices and terms of each offering of the notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus. This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

The date of this prospectus is January 20, 2015.

1

(continued)

2

(continued)

3

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND

THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two separate documents that progressively provide varying levels of detail:

•	This prospectus, which provides general information, some of which may not apply to a particular series of notes including your series, and

•	The accompanying prospectus supplement, which will describe the specific terms of the offered notes.

We have started with an introductory section describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory section is the Summary of Terms, which gives a brief introduction to the notes to be offered.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

4

SUMMARY OF TERMS

The following summary highlights selected information from this prospectus and provides a general overview of relevant terms of the notes. You should read carefully this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.

Issuing Entity	The trust to be formed for each series of notes. The issuing entity will be formed by a trust agreement between the depositor and the trustee of the issuing entity.

Depositor	American Honda Receivables LLC, a wholly owned, limited purpose subsidiary of American Honda Finance Corporation.

Sponsor, Originator, Servicer and Administrator	American Honda Finance Corporation, a wholly owned subsidiary of American Honda Motor Co., Inc. American Honda Motor Co., Inc. is the exclusive distributor of Honda and Acura motor vehicles, Honda motorcycles and Honda and Acura parts and accessories, and is the primary authorized distributor of Honda power equipment, in the United States. American Honda Motor Co., Inc. is a wholly owned subsidiary of Honda Motor Co., Ltd., a corporation organized under the laws of Japan.

Owner Trustee	The owner trustee for each series of notes will be named in the prospectus supplement for that series.

Indenture Trustee	The trustee for the indenture pursuant to which the notes will be issued will be named in the prospectus supplement for that series.

Securities Offered	Notes—A series of notes may include one or more classes of notes. Notes of a series will be issued pursuant to an indenture.

Securities Not Offered	The certificates will represent fractional undivided interests in the issuing entity. Payments of interest on and principal of the certificates are subordinated to the payments of interest on and principal of the notes as described herein and in the related prospectus supplement.

The certificates are not being offered by the related prospectus supplement and initially will be retained by the depositor. Any information in this prospectus regarding the certificates is intended only to give you a better understanding of the notes.

Terms of the Notes	The terms of each class of notes in a series described in the accompanying prospectus supplement will include the following:

• the stated principal amount of each class of notes and the stated certificate balance of each class of certificates; and

5

• the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in one or more aspects, including:

• timing and priority of payments;

• seniority;

• allocation of losses;

• interest rate or formula for determining the interest rate;

• amount of interest or principal payments;

• whether interest or principal will be payable to holders of the class if specified events occur;

• the right to receive collections from designated portions of the receivables owned by the issuing entity; and

• the ability of holders of a class to direct the trustee to take specified remedies.

The Receivables	Purchasers of Honda and Acura motor vehicles or Honda motorcycles often finance their purchases by entering into retail installment sale contracts with Honda and Acura dealers who then resell the contracts to American Honda Finance Corporation. These contracts are referred to as receivables, and the underlying motor vehicles and motorcycles are referred to as the financed vehicles. The purchasers of the financed vehicles are referred to as the obligors. The terms of the contracts must meet specified American Honda Finance Corporation requirements.

On or before the date the notes and certificates (collectively the “securities”) of a series are issued, American Honda Finance Corporation will sell a specified amount of receivables to American Honda Receivables LLC, the depositor. The depositor will then sell those receivables to the issuing entity. The sale by the depositor to the issuing entity will be documented under a sale and servicing agreement among the depositor, the servicer and the issuing entity.

The receivables to be sold by American Honda Finance Corporation will be described in the accompanying prospectus supplement.

6

The Issuing Entity’s Property	The property of each issuing entity:

• will be described in the accompanying prospectus supplement;

• will primarily be a pool of receivables secured by new and used motor vehicles and/or new and used motorcycles and amounts due or collected under the receivables on or after a specified cutoff date; and

• will include assets related to the receivables including:

• security interests in the motor vehicles and/or motorcycles;

• proceeds from claims on related insurance policies;

• the rights of the depositor in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables;

• the rights of the depositor in the related transaction agreements;

• amounts deposited in specified bank accounts; and

• proceeds from liquidated assets.

Prefunding	If specified in a prospectus supplement, on the applicable closing date, the depositor will make a deposit into a prefunding account from proceeds received from the sale of the related securities, in an amount that will be specified in the related prospectus supplement, but not to exceed 50% of the proceeds of the offering. Amounts on deposit in the prefunding account will be used to purchase additional receivables, which will be required to have the same eligibility criteria and general characteristics as the initial pool of receivables during the period to be specified in the related prospectus supplement, which may not exceed one year from the date of issuance of the related securities. Any amounts remaining on deposit in the prefunding account following the end of the specified prefunding period will be transferred to the related collection account and included as part of available amounts on the next succeeding payment date or applied to specific classes of securities as described in the prospectus supplement.

Revolving Period	If specified in a prospectus supplement, during the period beginning on the related closing date and ending on the payment date to be specified in the related prospectus supplement, which may not exceed three years from the date of issuance of the related securities, all amounts that represent

7

principal collections on the receivables that otherwise would become principal distributable amounts on the next related payment date will instead be used to purchase additional receivables, which will be required to have the same eligibility criteria and general characteristics as the initial pool of receivables or such other characteristics as described in the related prospectus supplement.

An issuing entity may have both a prefunding account and revolving period. In this event, the prospectus supplement will specify which funds will be applied first to the purchase of additional receivables.

Credit and Cash Flow Enhancement	The issuing entities may include features designed to provide protection from losses on assets of the issuing entity to one or more classes of securities. These features are referred to as “credit enhancement.” Credit enhancement may include any one or more of the following:

• subordination of one or more other classes of securities or excess interest;

• one or more reserve funds;

• over-collateralization;

• letters of credit, cash collateral accounts or other credit or liquidity facilities;

• surety bonds;

• guaranteed investment contracts; or

• cash deposits.

In addition, the issuing entities may include features designed to ensure the timely payment of amounts owed to securityholders. These features may include any one or more of the following:

• yield supplement agreements or accounts or overcollateralization features related to yield supplement requirements;

• liquidity facilities;

• interest rate cap or floor agreements, or interest rate or currency swap agreements; or

• cash deposits.

The specific terms of any credit and cash flow enhancement applicable to an issuing entity or to the securities issued by an issuing entity will be described in detail in the accompanying

8

prospectus supplement. See “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement” in this prospectus for general terms applicable to the different forms of credit and cash flow enhancement that may be used by the issuing entities.

Servicing Fee	American Honda Finance Corporation will act as servicer for the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. The issuing entity will pay the servicer a monthly fee equal to a percentage of the total principal balance of the receivables at the beginning of the preceding month specified in the accompanying prospectus supplement. The servicer may also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month.

Advances	The servicer may be obligated to advance to the issuing entity interest on receivables that is due but unpaid by the obligor. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from an obligor. The issuing entity will reimburse the servicer from later collections on the receivables for which it has made advances, or from collections generally if the servicer determines that an advance will not be recoverable with respect to that receivable.

We refer you to “Description of the Transfer and Servicing Agreements—Advances” in this prospectus for more detailed information on advances and reimbursement of advances.

Optional Purchase	The servicer may redeem any outstanding securities when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original total principal balance of the receivables as of the cutoff date.

We refer you to “Description of the Transfer and Servicing Agreements—Termination” in this prospectus for more detailed information on the servicer’s optional purchase of receivables.

Auction	If specified in a related prospectus supplement, if the servicer fails to purchase any remaining receivables on the first permitted date for such optional purchase, the trustee may offer for sale by means of an auction all such remaining receivables.

We refer you to “Description of the Transfer and Servicing Agreements—Termination” in this prospectus for more detailed information on a trustee’s auction of receivables.

9

Changes in Payment Priorities	Each prospectus supplement will provide a description of the conditions under which changes in the priority of payments to securityholders would be made on any given payment date.

Removal of Pool Assets	Each prospectus supplement will provide a description of the circumstances under which receivables may or are required to be removed from the related issuing entity.

Tax Status	Tax Counsel to the issuing entity will be required to deliver an opinion for U.S. federal income tax purposes:

• as to the characterization as debt of the notes issued by the issuing entity; and

• the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

By purchasing a note, you will be agreeing to treat the note as indebtedness for tax purposes.

We refer you to “Material U.S. Federal Income Tax Considerations” in this prospectus and the accompanying prospectus supplement for more detailed information on the application of federal income tax laws.

ERISA Considerations	Notes—Notes will generally be eligible for purchase by certain employee benefit plans.

We refer you to “ERISA Considerations” in this prospectus and the accompanying prospectus supplement for more detailed information regarding the ERISA eligibility of any class of notes.

10

RISK FACTORS

You should consider the following risk factors and the risks described in the section captioned “Risk Factors” in the accompanying prospectus supplement in deciding whether to purchase notes of any class.

You must rely for repayment only upon payments from the issuing entity’s assets which may not be sufficient to make full payments on your notes.	The notes represent interests solely in the issuing entity or indebtedness of the issuing entity and will not be insured or guaranteed by American Honda Finance Corporation (the servicer), American Honda Receivables LLC (the depositor), or any of their respective affiliates, or the related trustee or any other person or entity other than the issuing entity. The only source of payment on your notes is payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the issuing entity, including amounts on deposit in any reserve fund established for that issuing entity. However, although funds in any reserve fund will be available to cover shortfalls in distributions of interest on and principal of your notes, funds to be deposited in this account are limited. If the funds in this account are exhausted, your notes will be paid solely from current distributions on the receivables. In limited circumstances, the issuing entity may also have access to funds in a yield supplement account. We refer you to “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement—Yield Supplement Account” in this prospectus.

You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity.	You may receive payment of principal of your notes earlier than you expected for the reasons set forth below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the notes to an extent that cannot be fully predicted.

In addition, an issuing entity may contain a feature known as a prefunding account from which specified funds will be used to purchase additional receivables after the date the securities are issued. To the extent all of those funds are not used by the end of the specified period to purchase new receivables, those funds will be used to make payments on the notes. In that event, you would receive payments on your notes earlier than expected. Also, the depositor will be required to repurchase receivables from the issuing entity if there is a breach of a representation or warranty relating to those receivables that materially adversely affects those receivables. American Honda Finance Corporation, as servicer, will also be required to purchase receivables from the issuing entity if it breaches its servicing obligations with respect to those receivables. The servicer shall be permitted to purchase all remaining receivables from the issuing entity when the outstanding aggregate principal balance of the receivables is 10% or less of the initial aggregate principal balance of the receivables as of the related cutoff date.

11

Further, the receivables included in the issuing entity may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. There can be no assurance that any historical experience the servicer may have with respect to prepayments on receivables is predictive of future results. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	Another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in that receivable because the receivables will not be segregated or marked as belonging to the issuing entity. The depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the issuing entity’s interest in the receivables. However, the servicer will continue to hold the receivables. If another party purchases (or takes a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession of those receivables without actual knowledge of the issuing entity’s interest because of the failure to segregate or mark those receivables, the new purchaser (or secured party) will acquire an interest in those receivables superior to the interest of the issuing entity.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the issuing entity’s interest in the vehicle because of the failure to identify the issuing entity as the secured party on the related certificate of title. While American Honda Finance Corporation, as originator, will assign its security interest in the financed vehicles to the depositor, and the depositor will assign to the issuing entity its security interests in the financed vehicles, the servicer will continue to hold the certificates of title in the capacity of an administrative lienholder of title or ownership for the vehicles. However, for administrative reasons, the servicer will not

12

endorse or otherwise amend the certificates of title or ownership to identify the issuing entity as the new secured party. Because the issuing entity will not be identified as the secured party on any certificates of title or ownership, the security interest of the issuing entity in the vehicles may be defeated through fraud, forgery, negligence or error and as a result the issuing entity may not have a perfected security interest in the financed vehicles in every state.

The possibility that the issuing entity may not have a perfected security interest in the financed vehicles may affect the issuing entity’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes as a result of defaults or delinquencies by obligors and because of depreciation in the value of the related financed vehicles. We refer you to “Certain Legal Aspects of the Receivables—Security Interests” in this prospectus.

Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.	Many federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables. If that happens, payments on the notes could be delayed or reduced. Each of American Honda Receivables LLC and American Honda Finance Corporation will make representations and warranties relating to the receivables’ compliance with law and the issuing entity’s ability to enforce the contracts. If American Honda Receivables LLC or American Honda Finance Corporation breaches any of these representations or warranties, the issuing entity’s sole remedy will be to require American Honda Receivables LLC to repurchase the affected receivables. We refer you to “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The Bankruptcy of American Honda Finance Corporation (originator and servicer) or American Honda Receivables LLC (depositor) could result in losses or delays in payments on your notes.	If either American Honda Finance Corporation, the originator and servicer, or American Honda Receivables LLC, the depositor, become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes. American Honda Finance Corporation, as originator, will sell the receivables to American Honda Receivables LLC, and American Honda Receivables LLC, as depositor, will in turn transfer the receivables to the issuing entity. However, if either American Honda Finance Corporation or American Honda Receivables LLC becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that American Honda Finance Corporation or American Honda Receivables LLC, as applicable, still owns the receivables by concluding that the sale to the depositor and/or to the issuing entity was not a “true sale” or, in the case

13

of a bankruptcy of the originator, that the depositor should be consolidated with the originator for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your notes as a result of, among other things:

• the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

• tax or government liens on the sponsor’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

• the issuing entity not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by the servicer at the time the servicer becomes the subject of a bankruptcy proceeding.

The depositor will take steps in structuring each transaction described in this prospectus and the accompanying prospectus supplement to minimize the risk that a court would consolidate the depositor with the originator for bankruptcy purposes or conclude that the sale of receivables to the depositor was not a “true sale.” We refer you to “Certain Legal Aspects of the Receivables—Certain Bankruptcy Considerations” in this prospectus.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes.	If a servicer default occurs, the indenture trustee or the noteholders in a given series of notes may remove the servicer without the consent of the owner trustee or the certificateholders. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

• the cost of the transfer of servicing to the successor;

• the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

• the servicing fees charged by the successor.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and

14

during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Paying the servicer a fee based on a percentage of the receivables may result in the inability to obtain a successor servicer.	Because the servicer is paid its base servicing fee based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time. At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool. In this event a higher servicing fee may need to be negotiated (with majority noteholder approval), resulting in less available funds that may be distributed to noteholders and certificateholders on a related payment date. Also if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, resulting in increased delinquencies and/or defaults on the receivables.

The bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.	In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the receivables may occur. Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

Proceeds of the sale of receivables may not be sufficient to pay your notes in full.	If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by an issuing entity only in limited circumstances. However, there is no assurance that the market value of those receivables will at any time be equal to or greater than the aggregate principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. This deficiency will be exacerbated in the case of any notes where the aggregate principal balance of the notes exceeds the aggregate principal balance of the receivables.

Failure to pay principal of your notes will not constitute an event of default until maturity.	The amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve fund or other forms of credit or cash flow enhancement, if any). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes. We refer you to “The Notes—The Indenture—Events of Default; Rights upon Event of Default” in this prospectus.

15

Funds held by the servicer that are intended to be used to make payments on the notes may be exposed to a risk of loss.	Subject to rating agency debt rating thresholds, the servicer generally may retain all payments and proceeds collected on the receivables during each collection period. The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account on each payment date. Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk. The issuing entity and securityholders are not entitled to any amount earned on the funds held by the servicer. If the servicer does not deposit the funds in the collection account as required on any payment date, the issuing entity may be unable to make the payments owed on your notes.

If the issuing entity enters into a currency or an interest rate swap, payments on the notes will be dependent on payments made under the swap agreement.	If the issuing entity enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the issuing entity does not receive the payments it expects from the swap, the issuing entity may not have adequate funds to make all payments to securityholders when due, if ever.

If the issuing entity issues notes denominated in a currency other than U.S. dollars, the issuing entity will need to make payments on the notes in a currency other than U.S. dollars, as described in the accompanying prospectus supplement. Payments collected on the receivables, however, will be in U.S. dollars. In this circumstance, the issuing entity may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the issuing entity issues notes denominated in Swiss francs, it might enter into a swap agreement with another party, the “swap counterparty,” under which the issuing entity would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss francs at a predetermined exchange rate to make the payments owed on the notes. If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the issuing entity may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a

16

different interest rate (for example a fixed rate) to the same notional amount. For example, if the issuing entity issues $100 million of notes bearing interest at a floating LIBOR rate, it might enter into a swap agreement under which the issuing entity would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating LIBOR rate. The $100 million would be the “notional” amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

Termination of a swap agreement and the inability to locate replacement swap counterparty may cause termination of the issuing entity.	A swap agreement may be terminated if particular events occur. Most of these events are generally beyond the control of the issuing entity or the swap counterparty. If an event of default under any swap agreement occurs and the trustee is not able to assign the swap agreement to another party, obtain a swap agreement on substantially the same terms or establish any other arrangement consistent with the rating agencies’ criteria, the trustee may terminate the swap agreement.

A swap agreement may involve a high degree of risk. An issuing entity will be exposed to this risk should it use this mechanism. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap is involved.

The rating of a third party credit enhancement provider may affect the ratings of the notes.	If an issuing entity enters into any third party credit enhancement arrangement, the rating agencies that rate the issuing entity’s notes may consider the provisions of the arrangement and the rating of any third party credit enhancement provider. If a rating agency downgrades the debt rating of any third party credit enhancement provider, it may also downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.	The notes are not expected to be listed on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. In addition, currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The underwriters of any series of notes may make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, any underwriters agreeing to do so will not be obligated to offer to buy the notes and they may stop making offers at any time.

Because the notes are in book-entry form, your rights can only be exercised indirectly.	Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme, or the Euroclear

17

System in Europe. Transfers of interests in the notes within The Depository Trust Company, Clearstream, Luxembourg or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a physical note or certificate representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “Certain Information Regarding the Securities—Book-Entry Registration.” Unless and until the notes cease to be held in book-entry form, the trustee will not recognize you as a “noteholder.” As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream, Luxembourg and Euroclear (in Europe) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream, Luxembourg or Euroclear and to take other actions that require a physical note representing the notes.

Interest on and principal of the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Paid-ahead contracts may affect the weighted average life of the notes.	If an obligor on a contract makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related receivable and the obligor will generally not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent during this period. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes the required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by that obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the receivable.

18

The payment by the issuing entity of the paid-ahead principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a paid-ahead receivable is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the servicer makes advances on a paid-ahead receivable which subsequently goes into default, because liquidation proceeds for this receivable will be applied first to reimburse the servicer for its advances, the loss on this receivable may be larger than would have been the case had advances not been made.

The originator’s portfolio of retail installment sale contracts has historically included receivables which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of receivables in the issuing entity which may become paid-ahead receivables as described above or the number or the principal amount of the scheduled payments which may be paid-ahead.

The purchase of additional receivables after the closing date may adversely affect the characteristics of the receivables held by the issuing entity or the average life of and rate of return on the notes.	If so specified in the related prospectus supplement, an issuing entity may either use amounts on deposit of principal collections received on its receivables to purchase additional receivables from the depositor after the related closing date during a specified revolving period or use funds on deposit in a prefunding account during a specified funding period to purchase additional receivables or may use both features. All additional receivables purchased from the depositor must meet the selection criteria applicable to the receivables purchased by the trust on the closing date. The credit quality of the additional receivables may be lower than the credit quality of the initial receivables, however, and could adversely affect the performance of the related receivables pool. In addition, the rate of prepayments on the additional receivables may be higher than the rate of prepayments on the initial receivables, which could reduce the average life of and rate of return on your notes. You will bear all reinvestment risk associated with any prepayment of your notes.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.	Payment defaults or the insolvency or dissolution of the depositor may result in prepayment of the notes, which may result in losses. If the issuing entity fails to pay principal of the notes when due, or fails to pay interest on the notes within five days of the due date, the indenture trustee or the holders of a majority of the notes outstanding may declare the entire amount of the notes to be due immediately. If this happens, the indenture trustee may sell the assets of the issuing entity and prepay the notes if certain conditions are met. We refer you to “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus. In the event that the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and you may suffer a loss.

19

Certain obligors’ ability to make timely payments on the receivables may be adversely affected by extreme weather conditions or other natural events.	Extreme weather conditions and other natural events such as hurricanes, tornadoes, floods, drought, wildfires, earthquakes and other extreme conditions could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, such obligors’ ability to make timely payments could be adversely affected. The trust’s ability to make payments on the notes could be adversely affected if such obligors were unable to make timely payments.

The notes are not suitable investments for all investors.	The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

20

DEFINED TERMS

In later sections, we use a few terms that we define either immediately surrounding the first use of such term or within the text or in the glossary at the end of this prospectus. These terms appear in bold face on their first use.

THE SPONSOR, ORIGINATOR, ADMINISTRATOR AND SERVICER

General

American Honda Finance Corporation (“AHFC”) was incorporated in the State of California in February, 1980. AHFC serves in the following capacities in its securitization program: sponsor, originator, administrator and servicer.

AHFC has provided wholesale financing to authorized dealers in the United States for the following:

●	Honda motorcycles since 1980,

●	Honda power equipment since 1983, and

●	Honda and Acura motor vehicles since 1986.

AHFC has provided retail financing to authorized dealers in the United States for the following:

●	Honda and Acura motor vehicles since 1986,

●	Honda motorcycles (including scooters and all terrain vehicles) since 1985, and personal water craft since 2002,

●	Honda power equipment including lawn and utility tractors, lawnmowers, snow throwers, water pumps, portable outboard motors, outboard marine engines and generators since 1985, and

●	Honda marine products, including portable outboard motors, outboard marine engines and marine parts and accessories, since 2002.

Only Receivables related to the retail financing of new and used Honda and Acura automobiles and light-duty trucks (collectively referred to as the “motor vehicles”) and new and used Honda motorcycles are included as assets of any issuing entity.

Since 1990, AHFC has also offered retail leasing for Honda and Acura motor vehicles throughout the United States. In 1997, Honda Lease Trust (“HLT”), a Delaware business trust, was established to hold and convey lease titles. AHFC no longer holds title to any motor vehicles involved in retail leasing. AHFC does, however, service the assets for HLT. Since 1994, AHFC and its wholly owned subsidiary, American Honda Service Contract Corporation, a Florida corporation, have administered the sale of vehicle service contracts issued by American Honda Motor Co., Inc. (“AHM”) and its wholly owned subsidiary, American Honda Protection Products Corporation.

AHFC has the following wholly owned special purpose finance subsidiaries:

●	American Honda Receivables LLC, a Delaware limited liability company and the depositor of the issuing entities,

●	American Honda Receivables II LLC, a Delaware limited liability company,

●	Honda Titling Inc., a Delaware corporation, and

●	Honda Funding Inc., a Delaware corporation.

21

AHFC is a wholly owned subsidiary of AHM, a California corporation. AHM is a wholly owned subsidiary of Honda Motor Co., Ltd., a company organized under the laws of Japan, which is a worldwide manufacturer and distributor of motor vehicles, motorcycles and power equipment. AHM is the sole authorized distributor in the United States of new and used Honda and Acura motor vehicles, Honda motorcycles and Honda and Acura parts and accessories. AHM is also the primary authorized distributor in the United States of Honda power equipment.

Securitization Experience

AHFC has been selling its assets in securitization transactions since 1992.

AHFC sponsors securitization programs for retail installment sale contracts and interests in automobile lease contracts. In the U.S. securitization market, AHFC sponsors a number of programs in which it sells receivables in securitization transactions or other structured financings both in the public markets and in private transactions. In addition to making registered public offerings, AHFC has sold retail installment sale contracts and automobile lease-backed receivables to asset-backed commercial paper conduits.

AHFC has had an active publicly registered securitization program involving retail installment sale contracts since 1992. The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program. As of the date of this prospectus, none of the asset-backed securities have defaulted, or failed to pay principal in full at maturity.

AHFC originates all receivables in each asset pool to be securitized in the ordinary course of its business. For a description of the selection criteria used in selecting the asset pool to be securitized, see “The Receivables” in this prospectus. AHFC engages one of the selected underwriters of the related securities to assist in structuring the transaction based on the forecasted cash flows of the pool. AHFC also works with such lead underwriter to determine class sizes and average lives based on current market conditions.

Origination

AHFC purchases retail installment sale contracts secured by new or used motor vehicles and motorcycles. Receivables are originated by dealers in accordance with AHFC’s requirements under existing agreements between AHFC and each Honda and Acura dealer who originated the Receivables (each, a “Dealer”) governing the assignment of the Receivables to AHFC (which we refer to in this prospectus as the “Dealer Agreements”) and are purchased in accordance with AHFC’s underwriting guidelines.

AHFC requires that credit applications received from dealers be signed by the applicant and contain the applicant’s name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payments.

Most credit applications are submitted by an authorized dealer through AHFC’s web-based credit application submission system or are faxed to one of AHFC’s regional offices, which function as regional credit centers. Once received, information from the credit application is entered into the Automated Credit Application Processing System (“ACAPS”). In all cases, ACAPS automatically retrieves credit reports from an independent credit reporting agency for each application. Dealers may also access the status of an applicant’s credit application via the web-based system.

An internal credit score is generated from AHFC’s proprietary scoring models to assess the creditworthiness of the applicant using the information provided on the applicant’s credit application, the proposed terms of the retail installment sale contract and the applicant’s credit bureau data and other information obtained by AHFC.  Different scoring models are used for the different types of receivables (retail, lease, motorcycle, new versus used).  The scoring models produce a statistical risk assessment of the applicant and assign an internal score which is the primary basis for the credit decision.

22

AHFC’s scoring models are based upon customers’ historic credit performance with AHFC and identify key variables that predict future credit performance.  Scoring models assign an internal credit score that differentiates an applicant’s risk of non-repayment. Internal scorecards are used to assign a specific grade from the application’s internal credit score.  Periodically, AHFC may make adjustments to the models by uniformly changing the overall scores, changing the ranges for grades, modifying the weighting of selected variables to improve the models’ performance or to incorporate new data and/or different variables.

Applications for motor vehicle financing are forwarded to the computer terminal of AHFC’s credit buyer for review, unless the application is automatically approved based on specified credit criteria. Credit applications for motorcycle financing can be automatically approved by ACAPS, automatically declined by ACAPS if the applicant fails to meet minimum credit criteria established by AHFC, or forwarded to the computer terminal of AHFC’s credit buyer for review. Failure to be automatically approved by the electronic decisioning model does not mean that an application does not meet AHFC’s underwriting guidelines. Upon receipt of a credit application, the credit buyer, with the AHFC credit score, judgmentally analyzes the applicant’s willingness and ability to pay, the applicant’s stability factors, as well as the value of the vehicle to be financed. The credit report is also reviewed to determine the applicant’s current credit status and past credit performance. Each application is reviewed separately and the credit buyer makes an individual purchase decision based on his or her assessment of the strengths and weaknesses of the application.  The credit buyer may tentatively approve a credit application conditioned on the addition of a qualified co-obligor or guarantor or on modifications to the financing terms in order to lower the total monthly payment on the contract, such as a higher cash down payment or a less expensive vehicle.

To receive funding for an approved application, each Honda and Acura Dealer must forward all retail financing related documents to the appropriate regional office. The Dealer prepares all necessary paperwork on behalf of AHFC to enter into a retail installment sale contract. The originations department within the regional office reviews all documentation, including the executed contract between the dealer and the individual, the credit application, insurance documentation, vehicle title and registration documents, co-signer or other state-required disclosures or documents, along with any other items specific to the transaction. All documentation is checked against AHFC’s procedures. Then, the contract information is entered into the contract processing system and undergoes a series of systems edits. This system has general ledger interfaces to the appropriate accounts, and processes all entries, debits and credit required to establish receivables for account origination. AHFC’s accounting department conducts all necessary system balancing.

The originations department determines whether the contract package complies with its requirements before disbursing contract proceeds to the Dealer. Contract proceeds are normally deposited directly in the Dealer’s bank account through the automated clearing house system.

Servicing Experience

AHFC services all of the receivables it originates, including receivables sold in securitizations and other structured financings, through its regional offices. AHFC has been the servicer for its public retail securitization program since its inception. AHFC will be responsible for all servicing functions for the Receivables. We refer to AHFC in this capacity as the servicer. In addition, the servicer, at its discretion and in accordance with its customary servicing practices, shall have the option to (i) grant extensions, rebates or adjustments on a Receivable, (ii) waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables, (iii) appoint a subservicer to perform all or any portion of its obligations as servicer under the related sale and servicing agreement in accordance with the terms of such sale and servicing agreement and (iv) appoint a subcontractor, either at its own discretion or at the discretion of its regional offices and servicer centers, to manage various aspects of the Receivables, such as collections, repossessions and liquidations. All required information regarding any material third-party providers will be disclosed either in the related prospectus supplement or in subsequent required filings with the SEC.

23

For a description of AHFC’s servicing experience for its entire portfolio of retail installment sale contracts on motor vehicles and motorcycles, including contracts sold in securitizations, that AHFC continues to service, see “The Sponsor, Originator, Administrator and Servicer” in the related prospectus supplement.

THE DEPOSITOR

American Honda Receivables LLC (“AHR”) is a wholly owned, limited purpose finance subsidiary of AHFC and was formed in the State of Delaware in March 2011, and is referred to as the depositor in this prospectus. The depositor was organized primarily for the purpose of acquiring retail installment sale contracts similar to the Receivables and associated rights from AHFC, causing the issuance of securities similar to the securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for those purposes (including repurchase obligations for breaches of representations and warranties regarding Receivables). Other than the obligation to obtain the consent of the depositor with respect to amendments to the related trust agreement or other consent rights given to the holder of the residual interest in the related issuing entity, the depositor will have no ongoing duties with respect to each issuing entity.

The limited liability company agreement of the depositor includes requirements for independent managers, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the depositor with those of either AHFC or any affiliate of AHFC in the event of a bankruptcy or insolvency proceeding of AHFC or such other affiliated entity. In addition, the depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either Federal or any state court without the consent of the two independent directors.

THE TRUSTEES

The owner trustee (and Delaware trustee, if applicable) for each issuing entity under the trust agreement, and the indenture trustee, under any indenture pursuant to which notes are issued, will be specified in the accompanying prospectus supplement. We refer to any owner trustee, Delaware trustee and indenture trustee in this prospectus collectively as trustees. If a Delaware trustee is appointed, its roles will be limited to those duties required under the Delaware Statutory Trust Act. The indenture trustee will act on behalf of the noteholders and represent their rights and interests in the exercise of their rights under the related indenture. The owner trustee will act on behalf of the certificateholders and represent their rights and interests in the exercise of their rights under the related trust agreement. The owner trustee will also execute and deliver all agreements required to be entered into on behalf of the related issuing entity.

Any trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of that trustee set forth in the related trust agreement, sale and servicing agreement or indenture, as applicable. Under the indenture, the indenture trustee, and its officers, directors, employees and agents, are indemnified by the administrator for all costs, losses, liabilities and expenses (including, but not limited to, attorneys fees) incurred in connection with the performance of its duties, except those resulting from its own willful misconduct, negligence or bad faith. Under the trust agreement, the owner trustee will not be held answerable or accountable under any circumstances except for those arising from its own willful misconduct, bad faith or gross negligence or for inaccuracies in any representations or warranties expressly made by the owner trustee. In addition, the owner trustee has the right to seek adequate security or indemnities from the related certificateholders prior to the undertaking of any course of action requested by such certificateholders. Pursuant to the administration agreement, the administrator will provide the required indemnification to each trustee; however, if the administrator is unable to pay these obligations, they would be an obligation of the related issuing entity. See “Description of the Transfer and Servicing Agreements—Administration Agreement” in this prospectus.

24

A trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor thereto. In addition, AHFC, in its capacity as administrator under the related administration agreement, which we refer to in this prospectus as the administrator, may also remove a trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related trust agreement, sale and servicing agreement or indenture, as applicable. Under the administration agreement, the administrator will be liable for any resulting expenses, but if the administrator is not able to pay, any transition expenses would become an obligation of the issuing entity. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

FORMATION OF THE ISSUING ENTITIES

The depositor will establish each issuing entity (each, an issuing entity or a trust) pursuant to a trust agreement.

The terms of each series of notes and certificates issued by each trust and specific information concerning the assets of each trust and any applicable credit or cash flow enhancement described in this prospectus which is applicable to the related trust will be set forth in a prospectus supplement to this prospectus. The notes and certificates to be issued by a trust are collectively referred to in this prospectus as the securities.

Each trust will be structured, and each Transfer and Servicing Agreement will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the applicable trust or the depositor until at least one year and one day after the date on which all applicable securities have been paid in full.

PROPERTY OF THE ISSUING ENTITIES

The property of each trust will consist of a pool of retail installment sale contracts originated on or after the date indicated in the accompanying prospectus supplement between the applicable Dealers and the related retail purchasers of a Financed Vehicle who entered into such retail installment sale contracts (which we refer to in this prospectus as the “Obligors”). These contracts are referred to as the Receivables and evidence the indirect financing made available by American Honda Finance Corporation, which we refer to in this prospectus as AHFC or the sponsor, to the Obligors. The Receivables will be secured by the related Financed Vehicles and all principal and interest payments made on or after the applicable cutoff date and other property, all as specified in the accompanying prospectus supplement. “New” vehicles may include “demonstration” vehicles, which are not titled in some states and may be classified as new vehicles in those states.

The Receivables will be originated by Dealers in accordance with AHFC’s requirements under the related Dealer Agreements. AHFC will purchase the Receivables of each pool in the ordinary course of business pursuant to the Dealer Agreements.

On or before the related closing date, which is the date of the initial issuance of any series of securities, AHFC will sell the Receivables comprising the related pool to the depositor, and the depositor will sell those Receivables to the trust pursuant to the related sale and servicing agreement among the depositor, AHFC, in its capacity as servicer of the Receivables, which we refer to as the servicer, and the trust.

In addition to the Receivables, the property of each trust will also include the following:

●	amounts that may be held in separate trust accounts established and maintained by the servicer with the trustee pursuant to the related sale and servicing agreement;

●	security interests in the Financed Vehicles and any related property;

●	the rights to proceeds from claims on physical damage and credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

25

●	proceeds from payments collected by AHFC from Dealers obligated to repurchase Receivables from AHFC which do not meet specified representations made by the Dealers;

●	the depositor’s right under, as applicable, the sale and servicing agreement, the purchase agreement and the yield supplement agreement, if any;

●	the depositor’s right to realize upon any property (including the right to receive future net liquidation proceeds) that secured a Receivable; and

●	all proceeds of the foregoing.

Various forms of credit and cash flow enhancement described in this prospectus may be used to benefit holders of the related securities, including a reserve fund. If required by the rating agencies hired to rate the securities (each, a “Rating Agency”), a trust will also have access to the funds in a yield supplement account.

THE RECEIVABLES

AHFC will purchase the Receivables from the Dealers in the ordinary course of business in accordance with AHFC’s underwriting guidelines. The Receivables to be held by each trust will be selected from those retail installment sale contracts in AHFC’s portfolio that meet several criteria. These criteria provide that each Receivable:

●	was originated in the United States and the Obligor is not a federal, state or local governmental entity;

●	provides for level monthly payments which provide interest at the applicable annual percentage rate (which we refer to in this prospectus as the “APR”) and fully amortize the amount financed over an original term to maturity no greater than the number of months specified in the accompanying prospectus supplement; and

●	is attributable to the purchase of a new or used Honda or Acura motor vehicle or new or used Honda motorcycle and is secured by that motor vehicle or motorcycle, as applicable.

In addition, the related prospectus supplement will provide additional selection criteria, if any, which may include geographic location, percentage by principal balance of the Receivables of new vehicles and used vehicles, credit grade, original term to maturity, remaining term to maturity, date of origination, contractual annual percentage rate, percentage by principal balance of the Receivables financed through Honda dealers and Acura dealers and the exclusion of Receivables originated under certain low rate programs. No selection procedures believed to be adverse to securityholders are used by AHFC to select the Receivables for any pool. For a description of AHFC’s loss and delinquency experience on its managed pool portfolio, see “The Sponsor, Originator, Administrator and Servicer—Servicing Experience” in the related prospectus supplement.

Each Receivable will be purchased from a Dealer under either an “incentive” program or a “non-incentive” program. Under an “incentive” program, a Receivable purchased from a Dealer is purchased with a below market APR and may be subsidized by AHM. In these cases, AHM pays AHFC a subsidy calculated based on the difference in interest AHFC would normally earn on the Receivable at its standard purchase rate and the interest earned at the special below market APR. Under a “non-incentive” program, a Receivable purchased from a Dealer is purchased by AHFC at AHFC’s standard purchase rate.

Each Receivable will provide for the related monthly payment on a Financed Vehicle owed by the related Obligor (each such payment, a “Scheduled Payment”) according to the simple interest method, as defined and described below.

26

Payments on Receivables using the simple interest method will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the Principal Balance will be correspondingly greater, and the Principal Balance will be amortized more rapidly than scheduled.

Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the Principal Balance will be correspondingly less, and the Principal Balance will be amortized more slowly than scheduled, in which case a larger portion of the Principal Balance may be due on the final scheduled payment date. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

Additional information with respect to each specific pool of Receivables, as well as static pool information regarding the pools related to previously issued series of securities, will be set forth in the related prospectus supplement. If any Receivable added to an asset pool would be an exception to the underwriting guidelines set forth below, the accompanying prospectus supplement will set forth the nature of such exception and data on the number of such Receivables under “Summary of Terms” and “The Receivables.”

Underwriting of Motor Vehicle and Motorcycle Loans

AHFC, in its capacity as originator, which we refer to in such capacity in this prospectus as the originator, purchases all of the related retail installment sale contracts secured by new or used Honda and Acura motor vehicles or new or used Honda motorcycles from the Dealers. These contracts are underwritten using the originator’s standard underwriting guidelines. The Receivables are originated by Dealers in accordance with the originator’s requirements under existing Dealer Agreements and will be purchased in accordance with the originator’s underwriting guidelines which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.

The originator requires that applications received from Dealers be signed by the applicant and contain, among other information, the applicant’s name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above information, the originator obtains a credit report from an independent credit reporting agency. The originator reviews the credit report to determine the applicant’s current credit status and past credit performance. The originator considers both negative factors including past due credit, repossessions, loans charged off by other lenders and previous bankruptcy and also positive factors such as amount of credit and favorable payment history.

The originator’s credit decision is influenced by, among other things, AHFC’s proprietary credit scoring system and other considerations. The credit scoring process considers residence and employment stability, credit information, application and contract information. The credit scoring process also takes into account income requirements and the ratio of income to total debt. The originator makes its final credit decision based upon the degree of credit risk perceived and the amount of credit requested.

The originator’s retail installment sale contract requires that Obligors maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. At the time of purchase, an Obligor signs a statement which indicates that he or she either has or will have the necessary insurance. The originator generally requires Obligors to provide it with evidence of compliance with the foregoing insurance requirements; however, the originator performs no ongoing verification of insurance coverage. The originator will not be obligated to make payments to a trust for any loss when third party insurance has not been maintained.

27

Many factors, including but not limited to the applicant’s credit grade, affect the amount of a retail installment sale contract secured by a Honda or Acura product. Financing of a new Honda or Acura motor vehicle or motorcycle may include selected accessories, sales tax, title, registration fees, insurance premiums for credit life and disability and certain fees for vehicle service contracts. Financing of a used vehicle may include sales tax, title, registration fees, insurance, premiums for credit life and GAP insurance, theft protection devices as well as certain fees for extended service contracts.

Credit Metric – Credit Grade

AHFC utilizes a proprietary numerical scoring system that evaluates borrower application information and credit report information. The information used to calculate the internal credit score is dependent on the credit experience of the customer and the type of loan product (new, used, certified used, lease or motorcycle) to be financed. AHFC’s historical data was utilized to develop the scoring and identify the key characteristics and credit bureau information used in calculating the borrower’s total score.

Although the credit buyer could also analyze other information as needed for credit decisions, the internal credit score is the sole determinant of the A, B, C, or D credit grade classification. The “Distribution of Receivables by Credit Grade at Time of Origination” table in “Receivables” in the accompanying prospectus supplement should be used for the comparison of AHFC pools only. Static pool data by credit grade is provided, reflecting the historical performance levels.

FICO scores are provided in the pool distribution tables as an alternative method to assess credit quality. It should be noted that the AHFC scoring system, in most cases, does not assign a value to the borrower’s FICO score in calculating its internal score. AHFC, therefore, does not track performance data by FICO score.

There are different factors that affect the internal credit score and the associated credit grade. The following classifications are based on AHFC’s definitions and would not be comparable to other auto lenders. Please refer to static pool data for actual loss history and additional details.

A – Borrowers classified as an A credit are those who are very low credit risks. Based on their application and credit bureau report, they have the ability to pay and have shown a willingness to pay. Generally, A credit borrowers have an extensive credit history, an excellent payment record and extensive financial resources.

B – Borrowers classified as a B credit are those that are relatively low credit risk. Based on their application and credit bureau report, they have the ability to pay and have shown a willingness to pay. Generally, B credit borrowers may have one or more condition, such as, among other reasons, a shorter credit history or a minor credit weakness, that could reduce the internal credit score.

C – Borrowers classified as a C credit are those that are moderate credit risks. Based on their application and credit bureau report, among other reasons, they may have limited financial resources, limited credit history, or a weakness in credit history.

D – Borrowers classified as a D credit are relatively higher credit risks. Based on their application and credit bureau report, among other reasons, they may have very limited financial resources, very limited or no credit history, or a poor credit history.

Servicing of the Receivables

For servicing and enforcement collection purposes, the servicer considers a retail installment sale contract to be past due or delinquent when the Obligor fails to make at least 90% of a Scheduled Payment on a cumulative basis (after giving effect to any past due payments) by the related due date; any portion of a Scheduled Payment not paid on the related due date automatically becomes due with the next scheduled payment. The servicer communicates the delinquency to the Obligor through a variety of methods, including telephone calls and mail. If the delinquent receivable cannot be brought current or completely collected within 60 days, the servicer generally attempts to repossess the motor vehicle or motorcycle.

28

The servicer holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles (generally within 90 days after repossession). The servicer’s Remarketing Center handles motor vehicle and motorcycle sales for the servicer, including the sale of repossessed vehicles. The servicer consigns the repossessed vehicles to a local auction or to an independent transport company for transport to another auction location. Each motor vehicle and motorcycle undergoes an auction condition report, which is sent to the servicer. Each auction site is expected to sell the motor vehicle or motorcycle within 90 days of taking the motor vehicle or motorcycle, as applicable, into inventory. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of the servicer to the extent practicable and legally permitted. We refer you to “Certain Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds” in this prospectus. The servicer attempts to contact Obligors and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

Third Party Collections and Repossessions

Post-repossession and charged-off accounts are sent to a centralized operation, Honda’s national recovery center (“NRC”), for resolution. The accounts are tracked and reported by a recovery management system created and installed by Fair Isaac Corporation.

The NRC staff sends out a series of letters notifying the charged-off account holders of their deficient balance. According to our operating policy, if there is no response, the accounts generally are placed with outside collection agencies.

All prospective collection agencies submit an RFI (request for information) and are scored through the Kepner Tregoe assessment process. Those agencies that meet the criteria are required to make a formal presentation to NRC management. Those scoring highest on the Kepner Tregoe assessment, and considered qualified have site visits made by NRC management. The agencies must execute a contract with AHFC and comply with mutually agreed upon service level agreements. Regular reporting on accounts and a scoring system, developed by AHFC, are also used to monitor effectiveness of the agency. Operational issues or important matters are discussed in monthly conference calls with NRC management. Annual site audits are conducted to ensure compliance of the contract and service levels. If the primary agency is not successful with the recovery in 180 days of placement, responsibility for the account is transferred to a secondary collection agency. Tertiary and quaternary agencies may also be used.

The regional offices conduct repossessions of motor vehicles and motorcycles between 30 and 120 days of delinquency. Efforts are made to collect and maintain the account in good standing prior to ordering repossession. However, when normal collection efforts fail, AHFC may resort to repossession. AHFC uses independent contractors/repossession agencies when repossessing vehicles.

The contractors/repossession agencies must provide current licenses and have active membership in one or more approved recovery associations. Agencies must be bonded and have an established code of ethics that conform to industry standards. The agencies must also produce adequate insurance coverage, usually in the form of a garage liability policy that protects AHFC from claims resulting from the repossessor’s acts during the repossession. After repossession, each regional office and the NRC follow specific procedures conforming to both federal and state regulations pertaining to the sale and disposal of repossessed vehicles. Repossessed vehicles are normally sold at dealer auctions no later than 90 days after repossession, and typically 40 to 50 days after the legal redemption period mandated by applicable statute.

USE OF PROCEEDS

Each trust will use the net proceeds from the sale of the notes of a given series to purchase Receivables from the depositor and to fund any related reserve fund, yield supplement account and/or other accounts of the trust. The depositor will purchase Receivables from the originator from the net proceeds it receives from any trust. Unless specified in the related prospectus supplement, there are no other expenses incurred in connection with the selection and acquisition of the pool assets that will be payable from offering proceeds,

29

nor are there any such material expenses that would be paid by a transaction party. If any such expenses are payable to the sponsor, servicer, depositor, issuing entity, originator, underwriter or any of their respective affiliates, the related prospectus supplement will disclose the type and amount of such expenses, if any, and the party or parties to whom they are paid.

WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES

The Issuing Entity

The trustees will provide to securityholders unaudited monthly and annual reports concerning the Receivables and other specified matters. We refer you to “Description of the Transfer and Servicing Agreements—Statements to Securityholders” and “—Evidence as to Compliance” in this prospectus. Unless definitive notes are issued under the limited circumstances described in this prospectus, the sole holder of record shall be Cede & Co., which we refer to in this prospectus as Cede, as the nominee of The Depository Trust Company, which we refer to in this prospectus as DTC.

Copies of these reports may be obtained at no charge at the offices specified in the accompanying prospectus supplement.

The Depositor

AHR, as depositor of the Receivables, has filed with the Securities and Exchange Commission, which we refer to in this prospectus as the SEC, a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) of which this prospectus forms a part. The registration statement is available for inspection without charge at the public reference facilities maintained at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 am and 3:00 pm. You may obtain information on the operation of the SEC’s public reference rooms by calling the SEC at (800) 732-0330. You may obtain copies of SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR). All reports filed by the depositor may be found on EDGAR filed under registration numbers 333-173202 or 333-183223, as applicable, and all reports filed with respect to each trust may be found on EDGAR filed under the applicable registration number plus the applicable serial tag number.

Copies of the operative agreements relating to the Securities will also be filed with the SEC on EDGAR under the registration number shown above.

The depositor or the servicer, as the case may be, on behalf of the trust of the related series will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include (but are not limited to):

●	Reports on Form 8-K (Current Report), including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

●	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

●	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the payment date specified in the related prospectus supplement; and

30

●	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Act.

Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust with the SEC after the final prospectus supplement is filed will be available under trust’s specific number, which will be a series number assigned to the file number of the depositor shown above.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in “Description of the Transfer and Servicing Agreements—Statements to Securityholders” in this prospectus. For the time period that each trust is required to report under the Exchange Act, the depositor or the servicer, as the case may be, on behalf of each trust, will file the trusts’ annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.

Static Pool Data

We have published charts that reflect the static pool performance data of previous public securitizations of the sponsor on a Form 8-K filed with the SEC, which may be found under CIK 0000890975. All of the information therein is incorporated by reference into, and deemed to be part of, this prospectus, the accompanying prospectus supplement and the registration statement to which this prospectus relates. We caution you that this pool of receivables may not perform in a similar manner to the receivables in other trusts.

WEIGHTED AVERAGE LIFE OF THE NOTES

The weighted average life of the notes of any series will generally be influenced by the rate at which the Principal Balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases or purchases by the depositor or AHFC, as the case may be, of particular Receivables for administrative reason or for breaches of representations and warranties. The term weighted average life means the average amount of time during which each dollar of principal of a Receivable is outstanding.

All of the Receivables will be prepayable at any time without penalty to the Obligor. If either prepayments in full or partial prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life of the Receivables set forth in the related prospectus supplement. The rate of prepayment of retail installment sale contracts are influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the servicer.

No prediction can be made as to the rate of prepayment on the Receivables in either stable or changing interest rate environments. No assurance can be given that any historical experience the servicer may have with respect to prepayments on the Receivables is predictive of future results. The rate of prepayment on the Receivables may also be influenced by the structure of the related contract. In addition, under some circumstances, the depositor or servicer will be obligated to repurchase Receivables from a given trust pursuant to the related sale and servicing agreement as a result of breaches of particular representations and warranties or covenants. We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus. We also refer you to

31

“Description of the Transfer and Servicing Agreements—Termination” in this prospectus regarding the servicer’s option to purchase the Receivables from a given trust. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of prepayments to securityholders will be borne entirely by the securityholders. In addition, early retirement of the notes may be effected by the exercise of the option of the servicer, or any successor to the servicer, to purchase all of the Receivables remaining in the trust when the outstanding balance of the pool is 10% or less of the initial balance as of the related cutoff date.

In addition, pursuant to agreements between the originator and the Dealers, each Dealer is obligated to repurchase from AHFC contracts which do not meet particular representations and warranties made by that Dealer, which is referred to as Dealer Recourse. These representations and warranties relate primarily to the origination of the retail installment sale contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the trustee, the related sale and servicing agreement will require that the originator deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related collection account. The sales by the Dealers of retail installment sale contracts to the originator do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor thereunder, other than in connection with the breach of the foregoing representations and warranties. We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes of a given series on each payment date, since the amount of principal payments will depend, in part, on the amount of principal collected on the related pool of Receivables during the applicable collection period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the securityholders of a given series. We refer you to “Risk Factors—You May Experience Reduced Returns on Your Investment Resulting from Prepayments, Repurchases or Early Termination of the Issuing Entity” in this prospectus.

The accompanying prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of notes.

POOL FACTORS AND TRADING INFORMATION

The note pool factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each payment with respect to that class of notes. The note pool factor represents the remaining outstanding principal amount of that class of notes, as of the close of business on the last day of the applicable collection period, as a fraction of the initial outstanding principal amount of that class of notes. The certificate pool factor for each class of certificates will be a seven-digit decimal which the servicer will compute prior to each payment with respect to that class of certificates indicating the remaining Certificate Balance of that class of certificates, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Original Certificate Balance of that class of certificates.

Each note pool factor and each certificate pool factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of notes, or the reduction of the Certificate Balance of the applicable class of certificates, as the case may be. A noteholder’s portion of the aggregate outstanding principal amount of the related class of notes is the product of (1) the original denomination of that noteholder’s note and (2) the applicable note pool factor. A certificateholder’s portion of the aggregate outstanding Certificate Balance for the related class of certificates is the product of (1) the original denomination of that certificateholder’s certificate and (2) the applicable certificate pool factor.

32

The securityholders will receive monthly reports concerning payments received on the Receivables, the outstanding balance of the related pool, each certificate pool factor or note pool factor, as applicable, and various other items of information.

THE NOTES

General

With respect to each trust, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, except as set forth below. Notes will be available for purchase in the denominations specified in the accompanying prospectus supplement in book-entry form only, unless otherwise specified in the accompanying prospectus supplement. The depositor has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the accompanying prospectus supplement. Accordingly, that nominee is expected to be the sole holder of record of the notes of each class. No noteholder will be entitled to receive a physical certificate representing a note until definitive notes are issued under the limited circumstances described in this prospectus. All references in this prospectus and in the accompanying prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the accompanying prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures.

We refer you to “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Principal and Interest on the Notes

The accompanying prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of notes of a given series. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on a class of notes will generally be made prior to payments of principal of the class. A series may include one or more classes of notes entitled either to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments (which we refer to in this prospectus as the “Strip Notes”). Each class of notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The accompanying prospectus supplement will specify the Interest Rate for each class of notes of a given series or the method for determining the Interest Rate. We refer you to “Certain Information Regarding the Securities—Fixed Rate Securities” and “—Floating Rate Securities” in this prospectus. If specified in the related prospectus supplement, the outstanding classes of notes of a series may be redeemable in whole, but not in part, as a result of the servicer exercising its clean up call option to purchase the related Receivables remaining in the applicable pool, through an auction of such Receivables to be conducted by the indenture trustee if such clean up call option is not exercised by the servicer, or due to an early termination of the related trust. Except in connection with the servicer exercising its clean up call option described in the immediately preceding sentence or in connection with the noteholders’ right to declare the related notes immediately due and payable under the Indenture, no notes of a series will be redeemable by the related issuing entity and the related Noteholders will not have the ability to cause a redemption of their notes by the issuing entity.

One or more classes of notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the accompanying prospectus supplement. Noteholders of those notes

33

would be entitled to receive as payments of principal on any given payment date the amounts set forth on that schedule with respect to those notes.

To the extent provided in the related prospectus supplement, payments of interest to noteholders of two or more classes within a series may have the same priority. Under some circumstances, on any payment date the amount available for those payments could be less than the amount of interest payable on the notes. If this is the case, each class of noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of noteholders) of the aggregate amount of interest available for payment on the notes. We refer you to “Description of the Transfer and Servicing Agreements—Distributions on the Securities” and “—Credit and Cash Flow Enhancement” in this prospectus.

If a series of notes includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions, of each of those classes will be set forth in the accompanying prospectus supplement. Payments of principal and interest within any class of notes will be made on a pro rata basis among all the noteholders of that class.

The Indenture

Modification of Indenture. Under each indenture, the trust and the indenture trustee may, with the consent of the holders of a majority of the outstanding notes of the related series (or relevant class or classes of notes of the series, other than any notes held by the depositor or its affiliate), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify (except as provided below) in any manner the rights of the related noteholders.

Without the consent of the holder of each outstanding affected note, no supplemental indenture will:

●	change (A) the due date of any installment of principal of or interest on that note or reduce the principal amount of that note, (B) the Interest Rate for that note or the redemption price for that note, (C) provisions of the indenture relating to the application of collections on, or proceeds of a sale of, the trust estate to payments of principal and interest on the note, or (D) any place of payment where or the coin or currency in which that note or any interest on that note is payable;

●	impair the right to institute suit for the enforcement of specified provisions of the related indenture regarding payment;

●	reduce the percentage of the aggregate amount of the outstanding notes of a series of notes which is required for any supplemental indenture or any waiver of compliance with specified provisions of the related indenture or of specified defaults and their consequences as provided for in that indenture;

●	modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on those notes, the depositor or an affiliate of any of them;

●	reduce the percentage of the aggregate outstanding amount of notes which is required to direct the related indenture trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes of that series;

●	reduce the percentage of the aggregate principal amount of notes required to amend the sections of the related indenture that specify the applicable percentage of aggregate principal amount of the notes of a series necessary to amend the indenture or other specified agreements; or

●	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for that note or, except as otherwise permitted or contemplated in the indenture, terminate the lien of that indenture on any of

34

the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that that action will not adversely affect in any material respect the interest of any of those noteholders.

Events of Default; Rights Upon Event of Default. With respect to the notes of a given series in the related prospectus supplement, an Event of Default under the related indenture will consist of:

●	a default for five days or more in the payment of any interest on any of the notes when the same becomes due and payable;

●	a default in the payment of the principal of or any installment of the principal of any of the notes when the same becomes due and payable;

●	a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture and the continuation of the default for a period of 30 days after notice is given to that trust by the applicable indenture trustee or to that trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class;

●	any representation or warranty made by the applicable trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after written notice is given to that trust by the applicable indenture trustee or to that trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class; or

●	particular events of bankruptcy, insolvency, receivership or liquidation of the applicable trust.

However, the amount of principal required to be paid to noteholders of an affected series under the related indenture will generally be limited to amounts available to be deposited in the related collection account. Therefore, the failure to pay any principal of any class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for that class of notes. The failure to pay interest to holders of a subordinated class of notes on a particular payment date will generally not constitute an Event of Default. In addition, as described below, following the occurrence of an Event of Default (other than an Event of Default related to failure to make required payments) and acceleration of the maturity of the notes, the indenture trustee is not required to sell the assets of the trust, and the indenture trustee may sell the assets of the trust only after meeting requirements specified in the indenture. Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes.

If a responsible officer of the indenture trustee has actual knowledge that an Event of Default or an event that with notice or the lapse of time or both would become an Event of Default, a “Potential Event of Default,” has occurred, it must notify all noteholders within 90 days unless it determines in good faith that withholding such notice is in the interest of the related noteholders.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes then outstanding (or

35

relevant class or classes of notes) may declare the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding (or relevant class or classes of notes).

If the notes of any series are due and payable following an Event of Default with respect thereto, the related indenture trustee may:

●	institute proceedings to collect amounts due or foreclose on trust property;

●	exercise remedies as a secured party;

●	sell the assets of the related trust; or

●	elect to have the applicable trust maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration.

Unless otherwise specified in the accompanying prospectus supplement, however, the indenture trustee is prohibited from selling the assets of the related trust following an Event of Default (other than a default in the payment of any principal of any note of a particular series or a default for five days or more in the payment of any interest on the notes of a particular series), unless:

●	the holders of the notes of the related series then outstanding (or relevant class or classes of notes, other than notes held by the depositor or its affiliates) consent to the sale; or

●	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes and certificates of the related series at the date of the sale; or

●	the indenture trustee determines that the trust estate will not continue to provide sufficient funds to make all payments on the outstanding notes and certificates of the related series as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 100% of the aggregate outstanding amount of the notes then of the related series outstanding (or relevant class or classes of notes, other than notes held by the depositor or its affiliates).

Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority of the aggregate principal amount of all outstanding notes of the related series then outstanding (or relevant class or classes of notes of the series) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of at least 51% of the aggregate principal amount of all outstanding notes of the related series then outstanding (or relevant class or classes of notes) may, in some cases, waive a default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture which cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series (other than notes held by the depositor or its affiliates).

Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the related indenture, unless:

●	the holder of a note or notes previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

36

●	the Event of Default arises from the servicer’s failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of all outstanding notes of the related series then outstanding (or relevant class or classes of notes, other than notes held by the depositor or its affiliates) have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

●	the holder or holders of notes have offered the indenture trustee reasonable indemnity;

●	the indenture trustee has for 60 days failed to institute a proceeding; and

●	no direction inconsistent with any written request has been given to the indenture trustee.

In addition, each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of that trust contained in the applicable indenture.

Particular Covenants. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless, among other things,

●	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

●	that entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the trust under the indenture;

●	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

●	that trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder;

●	the parties take any action necessary to maintain the lien and security interest created by the indenture; and

●	the indenture trustee has received an officer’s certificate and an opinion of counsel stating that the consolidation or merger complies with the terms of the indenture and all conditions precedent provided in the indenture have been complied with.

Each trust will not, among other things,

●	except as expressly permitted by the applicable indenture, the applicable Transfer and Servicing Agreements or other specified documents with respect to that trust, sell, transfer, exchange or otherwise dispose of any of the assets of the trust unless directed to do so by the indenture trustee;

37

●	claim any credit on or make any deduction from the principal of and interest payable on the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) (or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust;

●	except as expressly permitted by the Transfer and Servicing Agreements and related documents, dissolve or liquidate in whole or in part;

●	permit the validity or effectiveness of the related indenture to be impaired, permit the lien created by the related indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

●	permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest in the assets of the trust or the proceeds of those assets; or

●	assume or incur any indebtedness other than the related notes or as expressly permitted by the related indenture or the other Transfer and Servicing Agreements and related documents.

No trust may engage in any activity other than as specified in this prospectus or in the accompanying prospectus supplement.

Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

Indenture Trustee’s Annual Report. Under certain circumstances, the indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes as well as amounts owed to the indenture trustee.

THE CERTIFICATES

General

The certificates are not being offered pursuant to the related prospectus supplement and all information presented regarding the certificates is given to further a better understanding of the notes.

With respect to each trust that issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a trust agreement, a form of each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary is subject to, and is qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement.

38

The certificates, if any, of a given series will be retained by the depositor or an affiliate of the depositor. Each class of certificates will initially be represented by one or more definitive certificates registered in the name of the depositor.

Any certificates of a given series owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement.

Principal and Interest on the Certificates

The timing and priority of payments, seniority, allocations of losses, Pass Through Rate and amount of or method of determining payments with respect to principal and interest of each class of certificates will be described in the accompanying prospectus supplement.

Payments of interest on those certificates will be made on the payment dates specified in the accompanying prospectus supplement. To the extent provided in the accompanying prospectus supplement, a series may include one or more classes of Strip Certificates. Each class of certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for some classes of Strip Certificates) or any combination of the foregoing. The accompanying prospectus supplement will specify the Pass Through Rate for each class of certificates of a given series or the method for determining the Pass Through Rate. We also refer you to “Certain Information Regarding the Securities—Fixed Rate Securities” and “ —Floating Rate Securities” in this prospectus. Payments in respect of the certificates of a given series that includes notes may be subordinate to payments in respect of the notes of that series as more fully described in the accompanying prospectus supplement. The rights of holders of any class of certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of certificates of that series as more fully described in the accompanying prospectus supplement.

Payments in respect of principal of and interest on any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

If and as provided in the accompanying prospectus supplement, amounts remaining on deposit in the collection account after all required payments to the related noteholders and certificateholders have been made may be released to the depositor, AHFC (in any of its capacities, as applicable) or one or more third party credit or liquidity enhancement providers.

CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

Any class of notes or certificates (other than some classes of Strip Notes or Strip Certificates) may be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the accompanying prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the accompanying prospectus supplement.

Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or other day count basis as is specified in the accompanying prospectus supplement. We refer you to “The Notes—Principal and Interest on the Notes” and “The Certificates—Principal and Interest on the Certificates” above.

Floating Rate Securities

Interest on each class of Floating Rate Securities (which we refer to in this prospectus as the “Base Rate”) will be determined by reference to an index, which shall be one or more of (a) the CD Rate (“CD Rate Notes”), (b) the Commercial Paper Rate (“Commercial Paper Rate Notes”), (c) the Federal Funds Rate (“Federal Funds Rate Notes”), (d) LIBOR (“LIBOR Securities”), (e) the Prime Rate (“Prime Rate Notes”), (f) the Treasury Rate (“Treasury Rate Notes”) or (g) for notes denominated in euro, may include EURIBOR (EURIBOR Notes) or Euro LIBOR (Euro LIBOR Notes). In addition, a Floating Rate

39

Security may bear interest at a rate determined by reference to the lowest of two or more Base Rates. The Base Rate for any Floating Rate Security will in turn be determined, if applicable, by reference to the Index Maturity specified in the accompanying prospectus supplement. The interest rate on each Floating Rate Security will be calculated by reference to such Base Rate, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, in each case as specified in the accompanying prospectus supplement.

A Floating Rate Security may also have either or both of the following: (i) a maximum numerical limit, or ceiling (the Maximum Interest Rate), on the per annum interest rate in effect with respect to such Note from time to time, and (ii) a minimum numerical limit, or floor (the Minimum Interest Rate), on the per annum interest rate in effect with respect to such Note from time to time. In addition to any Maximum Interest Rate which may apply to any Floating Rate Security pursuant to the foregoing, the interest rate on Floating Rate Securities will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. The limit does not apply to Floating Rate Securities in which US $2,500,000 or more has been invested.

The rate of interest on each Floating Rate Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the accompanying prospectus supplement. The dates on which such rate of interest will be reset (each, an Interest Reset Date) will be, in the case of Floating Rate Securities which reset (a) daily, each day; and (b) otherwise (that is, weekly, monthly, quarterly, semi-annually or annually), as specified in the accompanying prospectus supplement.

The interest rate that will take effect with respect to a Floating Rate Security on an Interest Reset Date will be the rate determined as of the applicable Interest Determination Date. Unless otherwise indicated in the accompanying prospectus supplement: the Interest Determination Date with respect to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for LIBOR Securities will be the second London Business Day preceding such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for EURIBOR and Euro LIBOR Notes will be the second TARGET Business Day before such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for Treasury Rate Notes will be the day of the week on which Treasury bills normally would be auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if, as a result of a legal holiday, an auction is held on the Friday of the week preceding an Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction.

The Base Rate in effect with respect to a Floating Rate Security on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, and the Base Rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the applicable Interest Reset Date, subject in either case to adjustment by any Spread and/or Spread Multiplier and to any Maximum Interest Rate and/or Minimum Interest Rate referred to above; provided, however, that the interest rate in effect with respect to a Floating Rate Security for the period from the closing date to the first Interest Reset Date (the Initial Interest Rate) will be as specified in the accompanying prospectus supplement.

Each Floating Rate Security will bear interest from the closing date to the first Interest Reset Date at the Initial Interest Rate and thereafter upon the basis of the applicable rate determined as described below until the principal thereof is paid or otherwise made available for payment. Interest will be payable on the dates (each, an Interest Payment Date) specified in the accompanying prospectus supplement and, in each

40

case, at any final scheduled payment date as to the principal amount due at such final scheduled payment date.

If any Interest Payment Date or final scheduled payment date for any Floating Rate Security falls on a day that is not a Business Day, then such Interest Payment Date or final scheduled payment date shall be postponed to the next succeeding day that is a Business Day, except that, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date or final scheduled payment date shall be the immediately preceding Business Day. No interest shall accrue on the amounts so payable for the period from and after such final scheduled payment date.

The record date for Floating Rate Securities with respect to any Interest Payment Date shall be the calendar day, whether or not such day shall be a Business Day, prior to such Interest Payment Date.

Unless otherwise specified in the accompanying prospectus supplement, interest payable on any Interest Payment Date or final scheduled payment date with respect to a Floating Rate Security shall be the amount of interest accrued from and including the closing date or the most recent Interest Payment Date to but excluding such Interest Payment Date or such final scheduled payment date as to the principal amount due at such final scheduled payment date.

Accrued interest on a Floating Rate Security will be calculated by multiplying the principal amount of such Floating Rate Security by the actual number of days in the interest period, by the interest rate inclusive of Spread, and dividing by 360, or in the case of Treasury Rate Notes, by the actual number of days in the year or, in the case of EURIBOR Notes, by 365.

Each trust with respect to which a class of Floating Rate Securities will be issued will appoint and enter into agreements with a calculation agent. The calculation agent will calculate the interest rate on or before any applicable Calculation Date, as specified in the accompanying prospectus supplement. Upon the request of the registered holder of any Floating Rate Security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the most recent Interest Reset Date with respect to such Floating Rate Security. Unless otherwise specified in the accompanying prospectus supplement, the “Calculation Date,” where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or final scheduled payment date, as the case may be.

All percentages resulting from any calculation on Floating Rate Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) will be rounded upward to 9.87655% (or 0.0987655)), and all US Dollar amounts used in or resulting from such calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent or greater being rounded upward). All amounts in currencies other than US Dollars used in or resulting from calculations relating to Floating Rate Securities denominated in such other currencies will be rounded to the nearest full unit of the relevant currency (with 0.005 of the relevant subunit rounded upward) unless otherwise specified in the accompanying prospectus supplement.

As previously described, the Initial Interest Rate in effect with respect to a Floating Rate Security from the closing date to the first Interest Reset Date will be specified in the accompanying prospectus supplement, unless the Interest Determination Date does not occur until after the closing date. The interest rate for each subsequent Interest Reset Date will be determined by the calculation agent by reference to the applicable Base Rate or Base Rates determined as set forth below, plus or minus any Spread and/or multiplied by any Spread Multiplier and subject to any Maximum Interest Rate and/or Minimum Interest Rate, as specified in the accompanying prospectus supplement.

The Base Rate definitions that may be applicable for purposes of calculating interest on the Floating Rate Securities denominated in US Dollars include the following:

41

CD Rate: Unless otherwise indicated in the accompanying prospectus supplement, CD Rate will mean, with respect to any Interest Determination Date relating to a CD Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the CD Rate (a CD Rate Interest Determination Date),

(1) the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the accompanying prospectus supplement as published in H.15(519) under the heading “CDs (secondary market),” or

(2) if the rate referred to in clause (1) above is not yet published on the related Calculation Date, the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the accompanying prospectus supplement as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market),” or

(3) if the rate referred to in clause (2) is not yet published on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the calculation agent (as specified in the accompanying prospectus supplement) for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the accompanying prospectus supplement in an amount that is representative for a single transaction in that market at that time, or

(4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate then in effect on such CD Rate Interest Determination Date.

H.15(519) means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. “H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

Commercial Paper Rate: Unless otherwise indicated in the accompanying prospectus supplement, Commercial Paper Rate will mean, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Commercial Paper Rate (a “Commercial Paper Rate Interest Determination Date”),

(1) the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the accompanying prospectus supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial,” or

(2) if the rate described in clause (1) is not yet published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the accompanying prospectus supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial,” or

(3) if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the

42

calculation agent (as specified in the accompanying prospectus supplement) for commercial paper having the Index Maturity specified in the accompanying prospectus supplement placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization, or

(4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

Money Market Yield means a yield (expressed as a percentage rounded upward to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 − (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days for which interest is being calculated (from and including the last preceding Interest Payment Date for which interest on the relevant Floating Rate Security has been paid or provided for, or from the closing date, if applicable, and to but excluding the next following Interest Payment Date for such Note).

Federal Funds Rate: Unless otherwise indicated in the accompanying prospectus supplement, Federal Funds Rate will mean, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Federal Funds Rate (a Federal Funds Rate Interest Determination Date), the rate of interest on that date for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as such rate is displayed on Reuters Screen FEDFUNDS 1 or, if not so published or displayed by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the Federal Funds Rate will be the rate of interest on such Federal Funds Rate Interest Determination Date as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading “Federal Funds (Effective).” “Reuters Screen FEDFUNDS 1” means the display on the Reuters Telerate LLC (or any successor service) on page 120 (or any other page that replaces that page on that service for the purpose of displaying the Federal funds (effective) rate as reported in H.15(519)). If such rate is not published in either H.15(519) or H.15 Daily Update (or such other recognized electronic source) by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York, New York (which may include any underwriter or any of their respective affiliates) selected by the calculation agent (as specified in the accompanying prospectus supplement) as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date. Notwithstanding the foregoing, if the brokers selected as aforesaid by the calculation agent are not quoting as described above, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.

LIBOR: Unless otherwise indicated in the accompanying prospectus supplement, LIBOR will be determined by the calculation agent in accordance with the following provisions:

(1) With respect to an Interest Determination Date relating to a LIBOR Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to LIBOR (a LIBOR Interest Determination Date), LIBOR will be as specified in the accompanying prospectus supplement and will be determined as either (a) the arithmetic mean of the offered rates for deposits in US Dollars having the Index Maturity specified in the accompanying prospectus supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified in the accompanying prospectus supplement as of approximately 11:00 A.M., London time, on such LIBOR

43

Interest Determination Date, if at least two such offered rates appear (except that if the Designated LIBOR Page by its terms provides for only a single rate, then if at least one such offered rate appears) (“LIBOR Reuters”), or (b) the rate for deposits in US Dollars having the Index Maturity designated in the accompanying prospectus supplement commencing on the second London Business Day immediately following that LIBOR Interest Determination Date which appears on the Designated LIBOR Page specified in the accompanying prospectus supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date (“LIBOR Telerate”). If neither LIBOR Reuters nor LIBOR Telerate is specified in the related prospectus supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

(2) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page specified in the accompanying prospectus supplement, as specified in (1)(a) above, or if no rate appears on the Designated LIBOR Page specified in the accompanying prospectus supplement as specified in (1)(b) above, as applicable, LIBOR will be determined at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date on the basis of the rates at which deposits in US Dollars having the Index Maturity specified in the related prospectus supplement are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as specified in the accompanying prospectus supplement) commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than US $1,000,000 that is representative for a single transaction in such market at such time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in New York, New York selected by the calculation agent (as specified in the accompanying prospectus supplement) for loans in US Dollars to leading European banks, having the specified Index Maturity, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than US $1,000,000 that is representative for a single transaction in such market at such time. Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, LIBOR in effect for the applicable period will be LIBOR in effect on such LIBOR Interest Determination Date.

"Designated LIBOR Page" means either:

●	if "LIBOR Telerate" is designated in the accompanying prospectus supplement, then LIBOR Telerate, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the accompanying prospectus supplement as the method for calculating LIBOR, then the display on Reuters Telerate LLC or, in either case, any successor service or any page as may replace the designated page on the service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

●	if "LIBOR Reuters" is designated in the accompanying prospectus supplement, the display on Reuters Monitor Money Rates Service or any successor service on the page designated in the accompanying prospectus supplement or any page that may replace that designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

Prime Rate: Unless otherwise indicated in the accompanying prospectus supplement, Prime Rate will mean, with respect to any Interest Determination Date relating to a Prime Rate Note or any Interest

44

Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Prime Rate (a Prime Rate Interest Determination Date),

(1) the rate on the applicable Interest Determination Date as published in H.15(519) under the heading “Bank Prime Loan,” or

(2) if the rate referred to in clause (1) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank Prime Loan,” or

(3) if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

(4) if fewer than four rates described in clause (3) are shown by 3:00 P.M., New York City time, on the related Calculation Date on the Reuters Screen US PRIME 1 Page, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the calculation agent, in The City of New York selected by the calculation agent (as specified in the accompanying prospectus supplement), or

(5) if the banks selected by the calculation agent (as specified in the accompanying prospectus supplement) are not quoting as mentioned in clause (4), the Prime Rate for the applicable Prime Rate Interest Determination Date will be the Prime Rate in effect on the next preceding Prime Rate Interest Determination Date for which the Prime Rate may be determined as provided above.

Reuters Screen US PRIME 1 Page means the display on the Reuters Money 3000 Service or any successor service on the “US PRIME 1 Page” or any other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate: Unless otherwise indicated in the accompanying prospectus supplement, Treasury Rate will mean, with respect to any Interest Determination Date relating to a Treasury Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Treasury Rate (a Treasury Rate Interest Determination Date),

(1) the rate for the related Treasury Rate Interest Determination Date on which United States Treasury bills of the specified Index Maturity are auctioned which appears on Reuters Screen USAUCTION 10 Page under the heading “INVESTMENT RATE” or on Reuters Screen USAUCTION 11 Page under the heading “INVESTMENT RATE,” or

(2) if on the Calculation Date for a Treasury Rate Interest Determination Date United States Treasury bills of the Index Maturity have been auctioned on the applicable Treasury Rate Interest Determination Date but such rate for such Treasury Rate Interest Determination Date does not appear on Reuters Screen USAUCTION 10 Page or Reuters Screen USAUCTION 11 Page, the rate for that Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day in respect of the Index Maturity under the caption “U.S. Government securities/Treasury bills/Secondary market,” or

(3) if on the Calculation Date for a Treasury Rate Interest Determination Date United States Treasury bills of the Index Maturity have been auctioned on the applicable Treasury Rate Interest Determination Date but such rate for such Treasury Rate Interest Determination Date does not appear on Reuters Screen USAUCTION 10 Page or Reuters Screen USAUCTION 11 Page and such rate is

45

not set forth in the H.15 Daily Update in respect of the Index Maturity under the caption “U.S. Government securities/Treasury bills/Secondary market” or another recognized electronic source, the Treasury Rate for that Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the auction rate for those Treasury bills as announced by the United States Department of the Treasury, or

(4) if the United States Treasury bills of the Index Maturity are not auctioned during any period of seven consecutive calendar days ending on and including any Friday and a Treasury Rate Interest Determination Date would have occurred if such Treasury bills had been auctioned during that seven-day period, a Treasury Rate Interest Determination Date will be deemed to have occurred on the day during that seven-day period on which such Treasury bills would have been auctioned in accordance with the usual practices of the United States Department of the Treasury, and the Treasury Rate for that Treasury Rate Interest Determination Date will be calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates quoted to the calculation agent for the issue of United States Treasury bills with a remaining maturity closest to the Index Maturity, as of approximately 3:30 P.M., New York City time, on the relevant Calculation Date, by three primary United States government securities dealers in The City of New York, which may include affiliates of the calculation agent, selected by the calculation agent (as specified in the accompanying prospectus supplement), or so many of them as provides such a quotation to the calculation agent, and if none of the dealers provides such a quotation, the Treasury Rate for the relevant Treasury Rate Interest Determination Date will be the Treasury Rate determined as provided above for the Treasury Rate Interest Determination Date during the preceding seven-day period for which the Treasury Rate may be determined as provided above.

The calculation agent will request each of such dealers to provide a quotation of its secondary market bid rate specified above. Bond Equivalent Yield means, in respect of a Treasury bill with a maturity of six months or less for which the relevant rate is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 − (D x M)

where “D” refers to the per annum rate for the Treasury bill quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as applicable, and “M” refers to: if the Index Maturity approximately corresponds to the length of the period for which the Bond Equivalent Yield is being calculated, the actual number of days in that period, and, otherwise, the actual number of days in the period from and including the applicable Treasury Rate Interest Determination Date to but excluding the next following date scheduled to be a Treasury Rate Interest Determination Date for the Note. “Reuters Screen USAUCTION 10 Page” and “Reuters Screen USAUCTION 11 Page” will mean the displays designated as pages “10” and “11” on Reuters Telerate LLC (or such other pages as may replace the 10 and 11 pages on that service or such other service as may be nominated by the ICE Benchmark Administration Limited (or any successor thereto) for the purpose of displaying United States Treasury bill rates).

The Base Rate definitions that may be applicable for purposes of calculating interest on the Floating Rate Securities denominated in currencies other than US Dollars will be set forth in the accompanying prospectus supplement and, for Notes denominated in euro may include the following:

EURIBOR: Unless otherwise indicated in the accompanying prospectus supplement, EURIBOR will be determined by the calculation agent in accordance with the following provisions:

(1) With respect to an Interest Determination Date relating to a EURIBOR Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to EURIBOR (a EURIBOR Interest Determination Date), EURIBOR will be as specified in the accompanying prospectus supplement and will be determined as the offered rate for deposits in euro

46

having the Index Maturity specified in the accompanying prospectus supplement, commencing on the second TARGET Business Day immediately following such EURIBOR Interest Determination Date, which appears on Reuters Service Page EURIBOR 01 as of 11:00 A.M., Brussels time, on that EURIBOR Interest Determination Date. If no such rate appears on Reuters Service Page EURIBOR 01, as applicable, EURIBOR in respect of that EURIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (2) below. Unless otherwise specified in the accompanying prospectus supplement, “Reuters Service Page EURIBOR 01” will mean the display designated as page “EURIBOR 01” on Reuters Telerate LLC (or such other page as may replace the EURIBOR 01 page on that service or such other service or services as may be nominated by the ICE Benchmark Administration Limited (or any successor thereto) for the purpose of displaying Euro-zone interbank offered rates for euro deposits).

(2) If no rate appears on Reuters Service Page EURIBOR 01 as specified in (1) above on a EURIBOR Interest Determination Date, EURIBOR will be determined at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date on the basis of the rates at which deposits in euro having the Index Maturity specified in the accompanying prospectus supplement are offered to prime banks in the Euro-zone interbank market by four major banks in the Euro-zone interbank market selected by the calculation agent (as specified in the accompanying prospectus supplement) commencing on the second TARGET Business Day immediately following such EURIBOR Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The calculation agent will request the principal Euro-zone office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by three leading banks in the Euro-zone selected by the calculation agent (as specified in the accompanying prospectus supplement) for loans in euro to European banks, having the specified Index Maturity, commencing on the second TARGET Business Day immediately following such EURIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, EURIBOR in effect for the applicable period will be EURIBOR in effect on such EURIBOR Interest Determination Date.

Euro LIBOR: Unless otherwise indicated in the accompanying prospectus supplement, Euro LIBOR will be determined by the calculation agent in accordance with the following provisions:

(1) With respect to an Interest Determination Date relating to a Euro LIBOR Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to Euro LIBOR (a Euro LIBOR Interest Determination Date), Euro LIBOR will be as specified in the accompanying prospectus supplement and will be determined as the offered rate for deposits in euro having the Index Maturity specified in such prospectus supplement, commencing on the second TARGET Business Day immediately following such Euro LIBOR Interest Determination Date, which appears on the Designated LIBOR Page specified in the accompanying prospectus supplement as of 11:00 A.M., London time, on that Euro LIBOR Interest Determination Date. If no such rate appears on the on the Designated LIBOR Page specified in the accompanying prospectus supplement, as applicable, Euro LIBOR in respect of that Euro LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (2) below.

(2) If no rate appears on the Designated LIBOR Page specified in the accompanying prospectus supplement as specified in (1) above on a Euro LIBOR Interest Determination Date, Euro LIBOR will be determined at approximately 11:00 A.M., London time, on such Euro LIBOR Interest Determination Date on the basis of the rates at which deposits in euro having the Index Maturity specified in the related prospectus supplement are offered to prime banks in the London interbank market by four

47

major banks in the London interbank market selected by the calculation agent (as specified in the accompanying prospectus supplement) commencing on the second TARGET Business Day immediately following such Euro LIBOR Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Euro LIBOR for such Euro LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, Euro LIBOR for such Euro LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., London time, on such Euro LIBOR Interest Determination Date by three leading European banks in the London interbank market selected by the calculation agent (as specified in the accompanying prospectus supplement) for loans in euro to European banks, having the specified Index Maturity, commencing on the second TARGET Business Day immediately following such Euro LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, Euro LIBOR in effect for the applicable period will be Euro LIBOR in effect on such Euro LIBOR Interest Determination Date.

Derivative and Other Cash Flow Enhancement Arrangements

The trust may also include one or more derivative or other cash flow arrangements to ensure the timely payment of interest on the notes of a series or any class of notes. Such arrangements may include maturity liquidity facilities, interest rate cap or floor agreements or interest rate or currency swap agreements. The type of arrangements, if any, for a series of notes or class of notes, along with a description of the provider of such arrangements, will be described in the accompanying prospectus supplement.

Variable Funding Note

The accompanying prospectus supplement for a trust may provide that the trust will issue one or more classes of notes in the applicable series that have particular targeted maturity dates. In order to have sufficient funds available on such targeted maturity dates, the trust may also concurrently issue amortizing floating notes, known as variable funding notes. These variable funding notes will not be offered or sold to the public under that prospectus supplement and this prospectus, but their existence and material terms will be disclosed in the related prospectus supplement. If on a particular targeted maturity date for a class of notes the applicable trust does not have sufficient funds available from collections on the related Receivables to repay these securities in full on the related payment date, the trust will be able to obtain an advance on the variable funding notes for this purpose. If a draw is made on a variable funding note to repay a class of notes on its targeted maturity date, such variable funding note will be entitled to payments of outstanding principal prior to all other classes of securities on subsequent payment dates until they are repaid in full. If for any reason a class of notes is not repaid in full on its targeted maturity date (due to the inability of the trust to obtain an advance on a variable funding note or otherwise), such failure to pay on such date will not constitute an event of default and the related noteholders will be entitled to payments of principal prior to all other classes of securities on all subsequent payment dates until they are repaid in full.

Interest Rate Flexibility For a Variable Funding Note. Interest accrued on any class of variable funding notes will be payable pari passu with interest due on the class or classes of securities issued by that trust. The prospectus supplement may provide that the variable funding note may have different rates of interest than the other classes of securities being issued by that trust, which may be fixed or floating. The related prospectus supplement will specify the interest rate for each such class and the method, if any, for determining subsequent changes to the interest rate.

Pro-Rata Pay/Subordinate Securities

The accompanying prospectus supplement for a trust may provide that one or more classes of notes will be payable on an interest only or principal only basis. In addition, the notes may include two or more classes that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions

48

of principal or interest or both. Distributions of principal or interest or both on any class of notes may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of notes, as to which accrued interest will not be distributed but rather will be added to the principal or specified balance of the note on each payment date.

Revolving Period

The accompanying prospectus supplement for a trust may provide that all or a portion of the principal collected on the Receivables may be applied by the trustee to the acquisition of subsequent Receivables during the period specified in the related prospectus supplement, rather than used to distribute payments of principal to securityholders during that period. The related prospectus supplement will specify the percentage of the asset pool represented by the revolving period and the maximum amount of additional assets that may be acquired during the revolving period, in each case, to the extent determinable. These securities would then possess an interest only period or limited amortization period, also commonly referred to as a revolving period, which will be followed by an amortization period, during which principal would be paid. Any revolving period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the securities upon occurrence of certain events to be set forth in the related prospectus supplement. In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or depositor to add assets and the requirements for assets that may be added to the pool.

Prefunding Period

The accompanying prospectus supplement for a trust may provide that on the closing date a portion of the proceeds specified in the related prospectus supplement received from the sale of the applicable notes will be deposited into a segregated prefunding account. The related prospectus supplement also will specify the percentage of the asset pool represented by the prefunding period. Following the closing date, and continuing until the date specified in the related prospectus supplement, commonly referred to as a prefunding period, the trust will have the ability to purchase additional Receivables from the depositor to the extent there are sufficient funds on deposit in the related prefunding account. To the extent sums on deposit in the related prefunding account are not utilized to purchase additional Receivables prior to the end of the prefunding period, such amounts will be transferred to the related collection account and will become part of available amounts on the next payment date. Any prefunding period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of one or more classes of securities specified in the related prospectus supplement upon occurrence of certain events to be set forth in the related prospectus supplement. In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or depositor to add assets and the requirements for assets that may be added to the pool.

Book-Entry Registration

Each class of notes offered by this prospectus and the related prospectus supplement will be represented by one or more certificates registered in the name of Cede, as nominee of DTC, unless otherwise specified in the accompanying prospectus supplement. Noteholders may hold beneficial interests in notes through DTC (in the United States) or Clearstream Banking, societe anonyme, which we refer to in this prospectus as Clearstream, Luxembourg, or Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia), which we refer to in this prospectus as Euroclear, directly if they are participants of those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants, which we refer to in this prospectus as Clearstream, Luxembourg Participants and Euroclear Participants, respectively, through customers’ securities accounts in their respective names on the books of their respective depositaries, which we collectively refer to as the Depositaries, which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

49

No noteholder will be entitled to receive a certificate representing that person’s interest in the notes, except as set forth below. Unless and until notes of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus and the related prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus and the related prospectus supplement to distributions, notices, reports and statements to noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the notes, for distribution to noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only noteholder will be Cede, as nominee of DTC. Noteholders will not be recognized by the related indenture trustee as noteholders as that term will be used in the relevant agreements, and noteholders will only be permitted to exercise the rights of holders of notes of the related class indirectly through DTC and DTC Participants, as further described below.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with that system’s rules and procedures and within that system’s established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective Depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to the Indirect DTC Participants either directly or indirectly through relationships with DTC Participants. The rules applicable to DTC and DTC Participants are on file with the SEC.

Noteholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the notes on DTC’s records. The

50

ownership interest of each noteholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants.

Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the noteholder entered into the transaction. Transfers of ownership interests in the notes of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of noteholders.

To facilitate subsequent transfers, all notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual noteholders and its records will reflect only the identity of the DTC Participants to whose accounts those notes are credited, which may or may not be the noteholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the notes of a series are held in book-entry form, noteholders will not have access to the list of noteholders of that series, which may impede the ability of noteholders to communicate with each other.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of and interest on the notes. DTC Participants and Indirect DTC Participants with which noteholders have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective notesholders.

DTC’s practice is to credit DTC Participants’ accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by DTC Participants and Indirect DTC Participants to noteholders will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the related indenture trustee (or any paying agent appointed by the indenture trustee), the depositor or the servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each class of notes to DTC will be the responsibility of the related indenture trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related noteholders will be the responsibility of DTC Participants and Indirect DTC Participants. DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or noteholders.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a noteholder may be limited in its ability to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those notes due to the lack of a physical certificate for those notes.

DTC has advised the depositor that it will take any action permitted to be taken by a noteholder only at the direction of one or more DTC Participants to whose account with DTC the notes are credited. Additionally, DTC has advised the depositor that it will take those actions with respect to specified percentages of the noteholders’ interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

51

Neither DTC nor Cede will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an “Omnibus Proxy” to the related indenture trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream, Luxembourg is a duly licensed bank organized as a limited liability company (a société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for Clearstream, Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in Clearstream accounts of Clearstream, Luxembourg Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream, Luxembourg participant and a participant of another securities settlement system, Clearstream, Luxembourg generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled by Clearstream, Luxembourg in numerous currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, “CSSF”. Clearstream, Luxembourg Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in numerous currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV, we which refer to in this prospectus as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of securities offered by this prospectus and each related prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, commonly referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary.

52

Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. We refer you to “Material U.S. Federal Income Tax Considerations” in this prospectus. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Definitive Securities

The certificates of any series will be issued in fully registered, certificated form. If the depositor or an affiliate retains any or all of a class of notes, the depositor may choose to have such retained notes issued in fully registered, certificated form.

In addition to the circumstances described above, the notes of a given series will be issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

●	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those notes and the depositor, the administrator or the indenture trustee is unable to locate a qualified successor (and if it is the depositor or the administrator that has made that determination, the depositor or that administrator so notifies the applicable indenture trustee in writing);

●	the depositor or the administrator or the indenture trustee, as applicable, is successful in exercising an election to terminate the book-entry system through DTC; or

●	after the occurrence of an Event of Default or a Servicer Default with respect to those notes, holders representing at least a majority of the outstanding principal amount of the notes of that series, acting together as a single class, advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those notes is no longer in the best interests of the holders of those notes.

Upon the occurrence of any event described in the immediately preceding paragraph of which a responsible officer of the applicable trustee has actual knowledge, the applicable trustee will be required to notify all applicable noteholders of a given series through DTC Participants of the availability of definitive securities. Upon surrender by DTC of the definitive notes representing the corresponding notes and receipt of instructions for re-registration, the applicable indenture trustee will reissue those notes as definitive notes to those noteholders.

Payments of principal of, and interest on, the definitive securities will thereafter be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for those securities in the accompanying prospectus supplement. Those payments will be made by wire transfer or check mailed to the address of that holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the applicable securityholders. The applicable indenture trustee will provide notice to the applicable securityholders not less than 15 days prior to the date on which final payment is expected to occur.

53

Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes material terms of each sale and servicing agreement pursuant to which a trust will purchase Receivables from the depositor and the servicer will agree to service those Receivables, each trust agreement pursuant to which a trust will be created and certificates will be issued and each administration agreement pursuant to which the administrator will undertake specified administrative duties with respect to a trust. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

Sale and Assignment of Receivables

On or prior to the closing date specified with respect to any given trust in the accompanying prospectus supplement, the originator will sell and assign to the depositor, without recourse and pursuant to a purchase agreement, its entire interest in the Receivables comprising the related pool, including the security interests in the Financed Vehicles. On the closing date, the depositor will transfer and assign to the applicable indenture trustee on behalf of the trust, without recourse and pursuant to a sale and servicing agreement, its entire interest in the Receivables comprising the related pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related sale and servicing agreement, but the existence and characteristics of the related Receivables will not be verified by the related indenture trustee. The applicable trustee will, concurrently with the transfer and assignment, on behalf of the trust, execute and deliver the related notes and/or certificates. The net proceeds received from the sale of the notes of a given series will be applied to the purchase of the related Receivables from the depositor and, to the extent specified in the accompanying prospectus supplement, to make any required initial deposit into any prefunding account, the reserve fund and the yield supplement account, if any. The depositor will initially retain the certificates of the related series.

The originator, pursuant to a purchase agreement, and the depositor, pursuant to a sale and servicing agreement, will represent and warrant, among other things, that:

●	the information provided in the related schedule of Receivables delivered in connection with sale is true and correct in all material respects;

●	at the time of origination of each Receivable, the related Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the originator’s normal requirements;

●	each of those Receivables is or will be secured by a first priority perfected security interest in favor of the originator in the Financed Vehicle;

●	to the best of its knowledge, as of the applicable closing date, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

●	each related Receivable, at the time it was originated, complied and, as of the applicable closing date, complies in all material respects with applicable federal and state laws, including, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

54

●	any other representations and warranties that may be set forth in the accompanying prospectus supplement are true and correct in all material respects.

Unless otherwise provided for in the related prospectus supplement, as of the last day of the second (or, if the depositor so elects, the first) collection period following the discovery by or notice to the depositor of a breach of any representation or warranty of the depositor that materially and adversely affects the interests of the related securityholders in any Receivable, the depositor, unless the breach is cured, will repurchase that Warranty Receivable from that trust and, pursuant to the related purchase agreement, the originator will purchase that Warranty Receivable from the depositor, at a price equal to the Warranty Purchase Payment for that Receivable. This repurchase obligation will constitute the sole remedy available to the securityholders or the trust for any uncured breach by the depositor. The obligation of the depositor to repurchase a Receivable will not be conditioned on performance by the originator of its obligation to purchase that Receivable from the depositor pursuant to the related purchase agreement.

Pursuant to each sale and servicing agreement, the depositor and each trust will designate the servicer as custodian to maintain possession as that trust’s agent of the related retail installment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the servicer’s own portfolio of retail installment sale contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other retail installment sale contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the related trust as long as AHFC is servicing the Receivables. However, Uniform Commercial Code (as in effect in the applicable jurisdiction) (the “UCC”) financing statements reflecting the sale and assignment of the Receivables by the originator to the depositor and by the depositor to the applicable trust will be filed, and the respective accounting records and computer files of the originator and the depositor will reflect that sale and assignment. The depositor, or the servicer on its behalf, will be responsible for maintaining such perfected security interest through the filing of continuation statements or amended financing statements, as applicable. Because the Receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the indenture trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the trust’s interest in the Receivables could be defeated. In addition, in some cases, the indenture trustee’s security interest in collections that have been received by the servicer but not yet remitted to the related collection account could be defeated. We refer you to “Certain Legal Aspects of the Receivables—Security Interests” in this prospectus.

Accounts

With respect to each trust, the servicer will establish and maintain with the related owner trustee or indenture trustee one or more accounts each designated as a collection account, in the name of the indenture trustee, on behalf of the related securityholders, into which payments made on or with respect to the related Receivables and amounts released from any yield supplement account, reserve fund, prefunding account or other form of credit enhancement will be deposited for payment to the related securityholders.

Any prefunding account, any yield supplement account or any reserve fund, will be described in the accompanying prospectus supplement.

The related prospectus supplement will set forth the provisions to be contained in the related sale and servicing agreement regarding the applicable dates when collections on Receivables received by the servicer must be transferred to the related collection account.

For any series of securities, funds in the related collection account, any yield supplement account, any prefunding account, any reserve fund and other accounts that may be identified in the accompanying prospectus supplement will be invested, at the direction of the Treasury Department of the servicer, as provided in the related sale and servicing agreement in Eligible Investments.

55

“Eligible Investments” mean, at any time, any one or more of the following obligations and securities:

●	obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

●	general obligations of or obligations guaranteed by the Federal National Mortgage Association, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico then rated the highest available credit rating of each Rating Agency for such obligations;

●	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico, so long as at the time of such investment or contractual commitment providing for such investment either the long-term unsecured debt of such corporation has the highest available credit rating from each Rating Agency for such obligations or the commercial paper or other short-term debt which is then rated has the highest available credit rating of each Rating Agency for such obligations;

●	certificates of deposit issued by any depository institution or trust company (including the indenture trustee) incorporated under the laws of the United States or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company has the highest available credit rating of each Rating Agency for such obligations;

●	certificates of deposit issued by any bank, trust company, savings bank or other savings institution and fully insured by the Federal Deposit Insurance Corporation;

●	repurchase obligations held by the indenture trustee that are acceptable to the indenture trustee with respect to any security described in the first and second bullets above or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in the fourth bullet above;

●	any mutual fund, money market fund, common trust fund or other pooled investment vehicle having a rating, at the time of such investment from each of the rating agencies rating in the highest investment category granted thereby, (including, but not limited to funds of which the indenture trustee or an affiliate thereof is the manager or financial advisor);

●	such other investments with respect to which the rating agency condition specified in the applicable indenture is satisfied.

Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature on or before the next payment date for that series. However, to the extent permitted by the Rating Agencies, funds in any Account (other than the collection account) may be invested in obligations or securities that will not mature prior to the next payment date with respect to those certificates or notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve fund or yield supplement account at any time may be less than the balance of the reserve fund or the yield supplement account, as the case may be. If the amount required to be withdrawn from any reserve fund or yield supplement account to cover shortfalls in collections on the related Receivables (as provided in the

56

accompanying prospectus supplement) exceeds the amount of cash in the reserve fund or the yield supplement account, as the case may be, a temporary shortfall in the amounts paid to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of that series. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the servicer or the depositor on each Payment Date and shall be the property of the servicer or the depositor, as the case may be.

For each trust, the Accounts will be maintained with the related indenture trustee or owner trustee so long as it is an Eligible Institution. If the related indenture trustee or owner trustee, as the case may be, ceases to be an Eligible Institution, then the servicer shall, with the assistance of the indenture trustee or the owner trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

Servicing Procedures

The servicer, for the benefit of each trust, shall manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) with reasonable care, using that degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle and motorcycle receivables that it services for itself or others. The servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors in accordance with its customary practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the trustees with respect to distributions, generating federal income tax information, making Advances and performing the other duties specified in the related sale and servicing agreement. The Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the servicer shall be authorized and empowered to execute and deliver, on behalf of itself, each trust, the trustees, the related securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The servicer is authorized to commence, in its own name or in the name of the related trust, a legal proceeding to enforce a defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a defaulted Receivable. If the servicer commences or participates in such a legal proceeding in its own name, the related trust will be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other related property of the trust with respect to such Receivable to the servicer for purposes of commencing or participating in any such proceeding as a party or claimant. The servicer is also authorized and empowered under each sale and servicing agreement to execute and deliver in the servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the owner trustee on behalf of the related trust shall, at the servicer’s expense and written direction, take steps to enforce such Receivable, including bring suit in its name or the name of the trust, the indenture trustee, the related noteholders or the related certificateholders. The owner trustee on behalf of the related trust is required to furnish the servicer with any powers of attorney and other documents and take any other steps which the servicer may deem necessary or appropriate to enable the servicer to carry out its servicing and administrative duties under the sale and servicing agreement.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any trust and will, consistent with the related sale and servicing agreement, follow the collection procedures it follows with respect to comparable retail installment sale contracts it services for itself and others.

57

The servicer will be authorized to grant certain rebates, adjustments or extensions with respect to a Receivable. However, if any modification of a Receivable extends the maturity of a Receivable beyond the final scheduled maturity date of the last maturing security issued by the trust, as set forth in the accompanying prospectus supplement, the servicer will be obligated to purchase the Receivable as described below.

In addition, the servicer will covenant that, except as otherwise contemplated in the related agreement (including the provisions in the immediately two preceding paragraphs):

●	it will not release any Financed Vehicle from the security interest granted in the related Receivable;

●	it will do nothing to impair the rights of the securityholders in the Receivables;

●	it will not alter the APR of any Receivable;

●	it will not modify the number of payments under a Receivable or the maturity of a Receivable beyond the final scheduled maturity date of the last maturing security issued by the trust unless it is making advances corresponding to reduction in Scheduled Payments as described above; and

●	it will not alter the amount financed under a Receivable.

The trust, the servicer or the seller shall inform the other parties promptly upon the discovery of any breach by the servicer or upon actual knowledge of such breach by a responsible officer of the owner trustee or indenture trustee of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second collection period following the discovery (or, if the servicer so elects, the last day of the first collection period following the discovery), the servicer is required to purchase any such Administrative Receivable materially and adversely affected by the breach from the trust at a price equal to the Administrative Purchase Payment for that Receivable. Upon the purchase of any Administrative Receivable, the servicer will, for all purposes of the related sale and servicing agreement, be deemed to have released all claims for the reimbursement of outstanding Receivables (“Advances”) made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the securityholders or the trustees for any uncured breach by the servicer.

If the servicer determines that eventual payment in full of a Receivable is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law. We refer you to “Certain Legal Aspects of the Receivables” in this prospectus.

Insurance on Financed Vehicles

Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against losses. The originator requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued coverage after origination. The originator will not be obligated to make payments to the trust for any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the related purchase agreement. Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms of their policies may vary. The servicer will not be required to monitor the maintenance of insurance. A failure by an Obligor to maintain physical damage insurance will constitute a default under the related Receivable. We refer you to “The Receivables—Underwriting of Motor Vehicle and Motorcycle Loans” in this prospectus. In the event that the Obligor fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to securityholders which is not covered by amounts on deposit in the reserve fund or by subordination of payments on the certificates to the extent described in this prospectus, the related securityholders could suffer a loss on their investment.

58

Collections

The servicer maintains several bank accounts into which payments from Obligors on the Receivables and payments from obligors on other retail installment sale contracts and automobile lease contracts are deposited upon receipt by the servicer. Payments received are deposited into the accounts based on the type and manner in which such payment is received. Payments made by check or electronic debit are deposited into one or more lockbox accounts. All other payments, including prepayments in full, are deposited into another account. Funds on deposit in these accounts are transferred to a separate operating account from which all sums representing payments on the related Receivables are remitted to the related collection account on a monthly basis.

With respect to each trust, the servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the collection period specified in the accompanying prospectus supplement into the collection account not later than two business days after receipt. However, so long as AHFC is the servicer, if each condition to making monthly deposits as may be required by the related sale and servicing agreement (including, the satisfaction of specified ratings criteria by AHFC and the absence of any Servicer Default) is satisfied, the servicer may retain these amounts until the business day immediately preceding the related payment date. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the collection account, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the related sale and servicing agreement, pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

The servicer or the depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the trust to the collection account on the business day immediately preceding the related payment date.

If the servicer were unable to remit the funds as described above, securityholders might incur a loss. To the extent set forth in the accompanying prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the depositor or the servicer, as applicable.

Collections on or in respect of a Receivable made during a collection period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the servicer with respect to the Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after those applications will be considered an excess payment. Excess payments constituting a prepayment in full or a partial prepayment relating to Receivables will be applied as a prepayment in respect of the Receivable.

Advances

If the Scheduled Payment on a Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the servicer shall, subject to the limitations set forth below, make an Advance to the trust in an amount with respect to the Receivable equal to the product of the Principal Balance of the Receivable as of the first day of the related collection period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the related collection period. If a calculation results in a negative number, an amount equal to such negative amount shall be paid to the servicer in reimbursement of outstanding Advances. In addition, in the event that a Receivable becomes a liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current collection period) shall, up to the amount of all outstanding Advances in respect thereof, be withdrawn from the related collection account and paid to the servicer in reimbursement of the outstanding Advances. No advances of principal will be made with respect to

59

Receivables. The servicer will not be obligated to make an Advance (other than in respect of an interest shortfall arising from the prepayment of a Receivable) to the extent that it determines, in its sole discretion, that Advance will not be recovered from subsequent collections on or in respect of the related Receivable.

The servicer will make all Advances by depositing into the related collection account an amount equal to the aggregate of the Advances due in respect of a collection period on the business day immediately preceding the related Payment Date. The related prospectus supplement will set forth the provisions to be contained in the related sale and servicing agreement regarding the applicable dates when Advances must be deposited into to the related collection account.

Servicing Compensation

Unless otherwise provided in the accompanying prospectus supplement, the servicer will be entitled to receive as compensation for services rendered an amount equal to the aggregate Principal Balance of the Receivables as of the first day of the related collection period multiplied by the applicable Servicing Fee Rate (which we refer to in this prospectus as the “Base Servicing Fee”) for each collection period. The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior payment dates) will be paid solely to the extent of amounts available for that purpose as set forth in the accompanying prospectus supplement. However, the Base Servicing Fee will be paid prior to the payment of available amounts to the noteholders or the certificateholders of the given series.

Unless otherwise provided in the accompanying prospectus supplement, the servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a collection period from the investment of monies in the collection account as a Supplemental Servicing Fee. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures. In addition, the servicer will be entitled to reimbursement from any given trust for specified liabilities. The servicer will be paid the Base Servicing Fee for each collection period on the payment date related to that collection period prior to the payment of interest on any class of notes or certificates. However, if it is acceptable to each Rating Agency, as evidenced by satisfacation of the rating agency condition specified in the applicable indenture, the Base Servicing Fee in respect of a collection period (together with any portion of the Base Servicing Fee that remains unpaid from the prior payment dates) will be paid at the beginning of that collection period out of collections of interest on the related Receivables.

The Base Servicing Fee and the Supplemental Servicing Fee (collectively, the “Total Servicing Fee”) will compensate the servicer for performing the functions of a third party servicer of motor vehicle and/or motorcycle receivables as an agent for the beneficial owner of those Receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Total Servicing Fee also will compensate the servicer for administering the particular pool of Receivables, including making Advances, accounting for collections and furnishing monthly statements to the related owner trustee and indenture trustee with respect to payments. The Total Servicing Fee also will reimburse the servicer for specified taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable pool of Receivables.

Distributions on the Securities

With respect to each series of securities, beginning on the payment date specified in the accompanying prospectus supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those securities entitled thereto will be made by the applicable indenture trustee to the noteholders and by the applicable owner trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all payments to each class of certificateholders of that series will be set forth in the accompanying prospectus supplement.

60

With respect to each trust, on each Payment Date, collections on the related Receivables will be withdrawn by the indenture trustee, based solely upon information to be provided by the servicer, from the related collection account and will be paid to the noteholders and/or certificateholders to the extent provided in the accompanying prospectus supplement. Credit enhancement, such as a reserve fund and yield supplement account, may be available to cover any shortfalls in the amount available for payment to the securityholders on that date to the extent specified in the accompanying prospectus supplement. As more fully described in the accompanying prospectus supplement:

●	payments of principal of a class of securities of a given series will be subordinate to payments of interest on that class;

●	payments in respect of one or more classes of certificates of that series may be subordinate to payments in respect of notes, if any, of that series or other classes of certificates of that series; and

●	payments in respect of one or more classes of notes of that series may be subordinated to payments in respect of other classes of notes of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, with respect to each class of securities of a given series, if any, will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve funds, yield supplement accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, currency or interest rate swap agreements, yield supplement agreements, or any combination of the foregoing. If specified in the accompanying prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

The presence of a reserve fund and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due on those securities and to decrease the likelihood that the securityholders will experience losses. Credit or cash flow enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the accompanying prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any of that class or series will be subject to the risk that that credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Reserve Fund. If provided in the accompanying prospectus supplement and pursuant to the related sale and servicing agreement, the depositor or a third party will establish for a series or class of securities an account, as specified in the accompanying prospectus supplement, to be designated as a reserve fund, which will be maintained with the related owner trustee or indenture trustee, as applicable. Unless otherwise specified in the prospectus supplement, the reserve fund will be funded by an initial deposit by the depositor or a third party on the Closing Date in the amount set forth in the accompanying prospectus supplement. To the extent provided in the accompanying prospectus supplement, the amount on deposit in the reserve fund will be increased on each payment date thereafter up to the specified reserve fund balance, to be set forth in the accompanying prospectus supplement, by the deposit in the reserve fund of the amount of collections on the related Receivables remaining on each payment date after all specified payments on that date are made. The accompanying prospectus supplement will describe the circumstances and manner under which

61

payments may be made out of the reserve fund, either to holders of the securities covered by that prospectus supplement or to the depositor or a third party. Monies on deposit in the reserve fund may be invested in Eligible Investments under the circumstances and in the manner described in the related sale and servicing agreement.

Yield Supplement Account. A yield supplement account may be established with respect to any class or series of securities. The terms relating to any yield supplement account will be set forth in the accompanying prospectus supplement. Each yield supplement account will be designed to hold funds to be applied by the related owner trustee or, if that trust issues notes, the related indenture trustee, to provide payments to securityholders in respect of Receivables that have APRs less than the applicable Required Rate. Unless otherwise specified in the accompanying prospectus supplement, each yield supplement account will be maintained with the same entity with which the related collection account is maintained and will be created on the related closing date with an initial deposit in an amount and by the depositor or other person specified in the accompanying prospectus supplement.

On each payment date, the related owner trustee or indenture trustee, as applicable, will transfer to the collection account from monies on deposit in the yield supplement account the applicable Yield Supplement Deposit specified in the accompanying prospectus supplement in respect of the Receivables having APRs less than the Required Rate for that payment date. Unless otherwise specified in the accompanying prospectus supplement, amounts on deposit on any payment date in the yield supplement account in excess of the Required Yield Supplement Amount specified in the accompanying prospectus supplement, after giving effect to all payments to be made on that payment date, will be released to the depositor. The depositor or other person specified in the accompanying prospectus supplement will not have any obligation after the related closing date to deposit any amounts into the yield supplement account after the related closing date even if the amount on deposit in that account is less than the Required Yield Supplement Amount for any Payment Date. Monies on deposit in the yield supplement account may be invested in Eligible Investments under the circumstances and in the manner described in the related sale and servicing agreement or trust agreement.

Yield Supplement Overcollateralization. In lieu of, or in addition to, a yield supplement account, the related prospectus supplement may provide that a specified percentage of pool overcollaterlization will be created on the related closing date to provide credit enhancement to compensate for low APRs on certain of the Receivables. The related prospectus supplement will set forth a schedule providing for the planned amortization of this required overcollateralization and the formula upon which such schedule was calculated.

Surety Bond. The prospectus supplement may provide that the trust enter into agreements with an insurer such that the insurer may guarantee payments of principal and/or interest on the securities. If, on the date so specified in the prospectus supplement, the amount on deposit in the collection account after giving effect to all amounts deposited to or payable from a payahead account, a prefunding account or a capitalized interest agreement with respect to the related payment date, is less than the sum of the Base Servicing Fee, and amounts due to securityholders on the related payment date, the applicable trustee by delivering a notice to the insurer shall demand payment under the surety bond in an amount equal to the deficiency. The accompanying prospectus supplement will describe the circumstances and manner under which payments may be made under the surety bond, either to securityholders, or the owner trustee or the indenture trustee, as the case may be. The related prospectus supplement will set forth the material provisions of each such surety bond and will contain certain information regarding each insurer. In addition, the related prospectus supplement will set forth all other information (including financial information pertaining to the insurer, to the extent required) as set forth in Regulation AB Items 1114(a) and (b).

62

Cash Collateral Account. The prospectus supplement may provide that upon the occurrence of an Event of Default or a Servicer Default, a segregated cash collateral account may be established as security for the servicer’s obligations under the sale and servicing agreement.

Derivative Agreements. If specified in a related prospectus supplement, a trust may enter into one or more swap, cap or floor agreement to reduce its exposure to currency and/or interest rate risks that pay based on one currency or interest rate index and the related series of securities that pay based on a different currency or interest rate index. In this section the term index refers to standard interest rate indices such as Fed Funds, LIBOR or Prime. Each such swap, cap or floor agreement will be entered into with a counterparty acceptable to the Rating Agencies, as evidenced by satisfaction of the rating agency condition specified in the applicable indenture, and will contain such terms as are usual and customary for derivative transactions of these type. The related prospectus supplement will set forth the material provisions of each such swap, floor or cap agreement and will contain certain information regarding each counterparty. In addition, the related prospectus supplement will set forth the “significance estimate” and “significance percentage” of such derivative agreement and all other information (including financial information pertaining to the counterparty, to the extent required) as set forth in Regulation AB Items 1115(a) and (b).

Net Deposits

As an administrative convenience, as long as specified conditions are satisfied, the servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any trust for or with respect to the related collection period net of payments to be made to the servicer with respect to that collection period. The servicer may cause to be made a single, net transfer to the collection account. The servicer, however, will account to the owner trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, payments and transfers were made individually. With respect to any trust that issues both certificates and notes, if the related payment dates are not the same for all classes of securities, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the same payment date for the applicable collection period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a payment date.

Statements to Trustees and the Trust

On a date to be specified in the accompanying prospectus supplement, which shall be prior to each payment date, the servicer will provide to the applicable indenture trustee, if any, and the applicable owner trustee a statement setting forth with respect to a series of securities substantially the same information that is required to be provided in the periodic reports provided to securityholders of that series described under “—Statements to Securityholders” below.

Statements to Securityholders

With respect to each series of securities that includes notes, prior to each payment date, the servicer will prepare and provide to the related indenture trustee a statement to be delivered to the related noteholders on that payment date. In addition, prior to each payment date, the servicer will prepare and provide to the related owner trustee of each trust, a statement to be delivered to the certificateholders. Each statement to be delivered to securityholders will include (among other items and to the extent applicable) the following information (together with any other information so specified in the accompanying prospectus supplement) as to the notes of that series and as to the certificates of that series with respect to that payment date:

●	the record date, the determination date and any applicable accrual dates for the notes and certificates of that series;

●	the amount of payment allocable to interest on each class of securities of that series;

●	the amount of payment allocable to the principal amount of each class of notes and to the Certificate Balance of each class of certificates of that series;

63

●	the number of and the aggregate Principal Balance of the Receivables as of the close of business on the first day and last day of the related collection period after giving effect to payments allocated to principal reported under the immediately preceding bullet point;

●	the note pool factor for each class of those notes, and the Certificate Balance and the certificate pool factor for each class of those certificates, each after giving effect to all payments reported under the first bullet point above on that date;

●	fees or expenses accrued and paid, including the Total Servicing Fee and fees or expenses of the trustees, with an identification of the general purpose of such fees and the party receiving such fees or expenses;

●	the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall, the Certificateholders’ Interest Carryover Shortfall and the Certificateholders’ Principal Carryover Shortfall (each as defined in the accompanying prospectus supplement), if any, in each case as applicable to each class of securities;

●	the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding Payment Date for any class of notes or certificates of that series with variable or adjustable rates;

●	the beginning and ending principal balances of the notes and certificates;

●	the pool characteristics as of the last day of the related collection period, including, but not limited to, the weighted average Interest Rate and weighted average remaining term to maturity;

●	the Available Amounts (as that term is defined in the prospectus supplement);

●	delinquency and loss information for the related collection period;

●	the amount of non-recoverable Advances on that Payment Date;

●	any material modifications, extensions or waivers to the terms of the related Receivables;

●	any material breaches of representations or warranties related to the Receivables;

●	amounts, if any, on deposit in the prefunding account and the amount withdrawn from the prefunding account since the previous payment date to purchase additional Receivables;

●	amounts, if any, on deposit in the yield supplement account after giving effect to changes thereto on that date and the amount of those changes;

●	the beginning and ending balances of any reserve fund;

●	any amounts drawn on any credit enhancement, and the amount of coverage remaining under any such enhancement, if known;

●	the information required by Rule 15Ga-1(a) under the Exchange Act concerning all Receivables that were the subject of a demand to repurchase or replace for breach of representation or warranty with respect to trusts (a) that are subject to continuing reporting obligations on Form 10-D on or after December 31, 2011 and (b) for which an initial bona fide offering of notes occurs on or after February 14, 2012; and

64

●	any addition or removal of Receivables in connection with a prefunding or revolving period (and, in the case of additions, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new receivables).

Copies of the statements may be obtained by the securityholders by delivering a request in writing addressed to the applicable trustee at its address set forth in the accompanying prospectus supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will make available to each person who at any time during that calendar year has been a securityholder with respect to that trust and received any payment a statement containing information for the purposes of that securityholder’s preparation of federal income tax returns. We refer you to “Material U.S. Federal Income Tax Considerations” in this prospectus.

Evidence as to Compliance

Each sale and servicing agreement will provide that, for so long as the relevant trust is required to file periodic reports under the Exchange Act or any other securities law, a firm of independent public accountants will furnish to the related trust and indenture trustee and/or owner trustee, as applicable, annually a statement as to compliance in all material respects by the servicer during the preceding twelve months (or, in the case of the first statement, from the applicable closing date, which may be longer than twelve months) with specified standards relating to the servicing of the applicable Receivables.

Each sale and servicing agreement will also provide for delivery to the related trust and indenture trustee or owner trustee, as applicable, substantially simultaneously with the delivery of those accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months (or, in the case of the first certificate, from the closing date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer has agreed to give each indenture trustee and each owner trustee notice of specified Servicer Defaults under the related sale and servicing agreement.

Copies of the statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

Each sale and servicing agreement will provide that AHFC may not resign from its obligations and duties as servicer under those documents, except upon AHFC’s determination that its performance of those duties is no longer permissible under applicable law. No resignation will become effective until a successor servicer (which may be the related indenture trustee or owner trustee, as applicable) has assumed AHFC’s servicing obligations and duties under the related sale and servicing agreement.

Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the related sale and servicing agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, each sale and servicing agreement will provide that the servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related sale and servicing agreement, the rights and duties of the parties thereto and the interests of the securityholders under the

65

applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust.

Under the circumstances specified in each sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer will be the successor of the servicer under the related sale and servicing agreement.

The related prospectus supplement will set forth the provisions to be contained in the related sale and servicing agreement regarding how transition expenses will be funded.

Servicer Default

Except as otherwise provided in the related prospectus supplement, a Servicer Default under each sale and servicing agreement will consist of the following:

●	any failure by the servicer to deposit in or credit to any Account any required payment or make the required payments therefrom and that failure continues unremedied for three business days after discovery thereof by the servicer or after the giving of written notice of the failure to (a) the servicer by the trustee or the indenture trustee, as applicable or (b) the servicer and the trustee or the indenture trustee, as applicable, by not less than 25% of the voting interests of the class of notes then outstanding;

●	any failure by the servicer (or the depositor, as long as AHFC is the servicer) to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the securityholders, and which failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the servicer or the depositor, as the case may be, by the trustee or the indenture trustee, as applicable, or (b) the servicer or the depositor, as the case may be, and the trustee or the indenture trustee by the holders of not less than 25% of the voting interests of the class of notes then outstanding; and

●	the occurrence of an Insolvency Event with respect to the servicer.

Rights Upon Servicer Default

In the case of any trust, unless otherwise provided in the related prospectus supplement, so long as a Servicer Default under a sale and servicing agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 25% of the principal amount of the class of notes then outstanding may terminate all the rights and obligations of the servicer under the sale and servicing agreement, and at that time the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. In the case of any trust for which the notes have been discharged in accordance with their terms, unless otherwise provided in the related prospectus supplement, as long as a Servicer Default under the related sale and servicing agreement remains unremedied, the related owner trustee or holders of certificates of the related series evidencing not less than 25% of the principal amount of the certificates then outstanding (but excluding for purposes of that calculation and action all certificates held by the depositor, the servicer or any of their affiliates), acting together as a single class, may terminate all the rights and obligations of the servicer under the related sale and servicing agreement, and at that time the owner trustee or a successor servicer appointed by the owner trustee will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements.

However, if the servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of bankruptcy or insolvency proceedings has occurred, that indenture trustee, those noteholders, that trustee or

66

those certificateholders, as applicable, may not be able to effect a transfer of servicing as described above. If the indenture trustee or owner trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle and motorcycle receivables. The related indenture trustee or owner trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor servicer under the related sale and servicing agreement and all references in the related sale and servicing agreement to the servicer shall apply to that successor servicer. The related indenture trustee or owner trustee may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than the Total Servicing Fee under the related sale and servicing agreement. Notwithstanding termination, the servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination. Upon payment in full of the principal of and interest on the notes, the certificateholders will succeed to the rights of the noteholders with respect to removal of the servicer.

Waiver of Past Defaults

With respect to each trust, unless otherwise provided in the accompanying prospectus supplement, (1) the holders of not less than a majority of the aggregate principal amount of the notes then outstanding or (2) in the case of any Servicer Default that does not adversely affect the related indenture trustee or the related noteholders or if the notes of the related series are no longer outstanding, the holders of certificates of that series (or relevant class or classes of certificates of the series) evidencing a majority of the aggregate Certificate Balance of those certificates then outstanding may, on behalf of all those noteholders or certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a Servicer Default in making any required deposits to the related collection account in accordance with that sale and servicing agreement. No waiver will impair those noteholders’ or certificateholders’ rights with respect to subsequent defaults.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the related agreements, without the consent of the related noteholders or certificateholders (1) to cure any ambiguity, correct or supplement any provision in the related Transfer and Servicing Agreement that may be inconsistent with any other provision in that agreement, or make any other provisions with respect to matters or questions arising under that agreement that are not inconsistent with the provisions of that agreement or (2) to change the formula for amounts required to be on deposit in a reserve fund, the remittance schedule for deposits to Accounts and the requirements to allow the servicer to remit funds monthly, provided that the amendment will not materially and adversely affect the interest of any noteholder or certificateholder, in the case of amendments pursuant to clause (1) above, as evidenced by an opinion of counsel, and in the case of amendments pursuant to clause (2) above, provided that each Rating Agency has received notice of such amendment and has not indicated that such amendment would result in a downgrade of any notes.

Each of the Transfer and Servicing Agreements may also be amended by the parties to the related agreement thereto with the consent of:

●	the holders of notes evidencing a majority of the principal amount of the then outstanding notes, if any, of the related series (or relevant class or classes of notes of the series); and

●	the holders of the certificates of that series evidencing a majority of the outstanding Certificate Balance (or relevant class or classes of certificates of the series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of those noteholders or certificateholders.

67

No amendment of a Transfer and Servicing Agreement, however, shall:

●	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of those noteholders or certificateholders without the consent of each of the “adversely affected” noteholders or certificateholders; or

●	reduce the aforesaid percentage of the principal amount of the then outstanding notes or certificates of that series which is required to consent to any amendment, without the consent of the holders of all the then outstanding notes or certificates of each affected class.

List of Securityholders

Three or more holders of the certificates of any class in a series or one or more holders of those certificates of that class evidencing not less than 51% of the Certificate Balance of those certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by that trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under those certificates.

No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of securityholders.

Insolvency Event

Each trust agreement will provide that the related owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders (including the depositor) of that trust and the delivery to that owner trustee by each certificateholder (including the depositor) of a certificate certifying that that certificateholder reasonably believes that that trust is insolvent.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the related owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related Transfer and Servicing agreement, except as otherwise provided in the related Transfer and Servicing agreement.

Termination

The respective obligations of the depositor, the servicer, the originator (so long as AHFC has rights or obligations under the related Transfer and Servicing Agreement), the related owner trustee and the related indenture trustee, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon the earlier of:

●	the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables; and

●	the payment to securityholders of all amounts required to be paid to them pursuant to the related agreement; or the election by the servicer to purchase the corpus of the trust as described below.

The applicable trustee will give written notice of termination to each securityholder of record. The final distribution to any securityholder will be made only upon surrender and cancellation of that holder’s security at any office or agency of the trustee specified in the notice of termination. Any funds remaining in the trust, after the applicable trustee has taken measures to locate a securityholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law, to the depositor.

68

Unless otherwise provided in the accompanying prospectus supplement, in order to avoid excessive administrative expense, the servicer will have the option to purchase from each trust, as of the end of any applicable collection period, if the then outstanding aggregate principal balance of the Receivables held by that trust is 10% or less of the aggregate principal balance of as of the related cutoff date (plus, if specified in the related prospectus supplement, any amounts deposited into a prefunding account on the closing date), all remaining Receivables at a price equal to the Redemption Price.

In addition, and only if specified in a related prospectus supplement, if the servicer fails to effectuate the optional purchase of remaining Receivables on the first permissible date, the indenture trustee may be required to conduct an auction sale of such remaining assets. The mechanics and timing of any such auction sale will be set forth in the related prospectus supplement; provided, that, no such sale of the trust corpus will be permitted unless the indenture trustee receives a bid at least equal to the Redemption Price.

The related owner trustee and related indenture trustee, if any, will give written notice of termination to each securityholder. Upon termination of any trust, the assets of that trust will be liquidated and the proceeds from any liquidation (and amounts held in related Accounts) will be applied to pay the notes and the certificates of the related series in full, to the extent of amounts available.

As more fully described in the accompanying prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related certificateholders of all amounts required to be paid to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series.

Administration Agreement

AHFC, in its capacity as administrator, will enter into an administration agreement with each trust and the related indenture trustee. Under each administration agreement, the administrator will agree to perform all the duties of the related trust and the owner trustee under the sale and servicing agreement, the indenture, the trust agreement and the other related agreements to which the trust is a party. The administrator will monitor the performance of the trust and shall advise the owner trustee when action is necessary to comply with the respective duties of such trust and the owner trustee under such agreements. The administrator shall prepare for execution by each trust or the owner trustee, or shall cause the preparation by other appropriate persons of, all such documents, reports, notices, filings, instruments, certificates and opinions that it shall be the duty of such trust or the owner trustee to prepare, file or deliver.

In addition, the administrator shall take (or cause to be taken) all appropriate action that each trust or the owner trustee is required to take pursuant to the related indenture including, among other things:

●	the preparation of or obtaining of the documents and instruments required for execution and authentication of the notes and delivery of the same to the indenture trustee;

●	the notification of noteholders and the Rating Agencies of the final principal payment on the notes;

●	the fixing or causing to be fixed of any special record date and the notification of the indenture trustee and noteholders with respect to special payment dates, if applicable and as set forth in a related prospectus supplement;

●	the preparation of definitive notes in accordance with the instructions of the applicable clearing agency;

●	the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral;

●	the duty to cause newly appointed paying agents, if any, to deliver to the indenture trustee the instrument specified in the indenture regarding funds held in trust;

69

●	the direction to the indenture trustee to deposit monies with paying agents, if any, other than the indenture trustee;

●	the obtaining and preservation of each trust’s qualifications to do business in each state where such state is required;

●	the preparation of all supplements and amendments to the indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the related owner trust estate;

●	the delivery of the opinion of counsel on the closing date and the annual delivery of opinions of counsel as to the owner trust estate, and the annual delivery of the officer’s certificate and certain other statements as to compliance with the indenture;

●	the notification of the indenture trustee and the Rating Agencies of each servicer default and, if such servicer default arises from the failure of the servicer to perform any of its duties or obligations under the servicing agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure;

●	the delivery of written notice to the indenture trustee and each Rating Agency of each event of default and each default by the servicer or the depositor under the sale and servicing agreement;

●	the monitoring of the related trust’s obligations as to the satisfaction and discharge of the indenture and the preparation of an officer’s certificate and the obtaining of the opinion of counsel and the independent certificate relating thereto;

●	the compliance with the indenture with respect to the sale of the owner trust estate in a commercially reasonable manner if an event of default shall have occurred and be continuing;

●	the preparation of all required documents and delivery notice to noteholders of the removal of the indenture trustee and the appointment of a successor indenture trustee or the appointment of any co-trustee;

●	the preparation and delivery to each noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns;

●	the preparation and, after execution by the related trust, the filing with the SEC, any applicable state agencies and the indenture trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the SEC and any applicable state agencies and the transmission of such summaries, as necessary, to the noteholders);

●	the opening of one or more accounts in the related trust’s name and the taking of all other actions necessary with respect to investment and reinvestment of funds in the accounts;

●	the preparation of an issuer request and officer’s certificate and the obtaining of an opinion of counsel and independent certificates, if necessary, for the release of all or any part of the owner trust estate from the lien of the indenture;

70

●	the preparation of issuer requests, the obtaining of opinions of counsel and the certification to the indenture trustee with respect to the execution of supplemental indentures and the mailing to the noteholders of notices with respect to such supplemental indentures;

●	the duty to notify noteholders and the Rating Agencies of redemption of the notes or to cause the indenture trustee to provide such notification pursuant to an optional purchase by the servicer or an auction by the indenture trustee, as applicable; and

●	the preparation and delivery of all officer’s certificates, opinions of counsel and independent certificates with respect to any requests by the issuer to the indenture trustee to take any action under the indenture.

In addition, and unless otherwise specified in the related prospectus supplement, it will be the obligation of the administrator to:

●	pay the related trustee fees for each trust;

●	reimburse each trustee for its expenses, disbursements and advances incurred by each such trustee in accordance with the indenture or trust agreement, as applicable, except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith;

●	indemnify each trustee and their respective agents for, and hold them harmless against, any loss, liability or expense incurred without negligence (with respect to the indenture trustee), or gross negligence (with respect to the owner trustee or the Delaware trustee), willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the applicable agreements, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder; and

●	make available to each Rating Agency notice of certain events as provided for under the Transfer and Servicing Agreements.

The foregoing obligations of the administrator with respect to the trustees will survive the termination of the administration agreement.

As compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an annual administration fee in an amount that will be set forth in the accompanying prospectus supplement, which fee may be paid by the depositor directly or by the servicer out of the servicing fee to the extent specified in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

The transfer of the Receivables to the applicable trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the applicable trustee in the Receivables. If another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the

71

trust’s interest, and takes possession of the Receivables, that purchaser would acquire an interest in the Receivables superior to the interest of the trust.

Security Interests

General. In states in which retail installment sale contracts such as the Receivables evidence the credit sale of motor vehicles and/or motorcycles by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC.

Perfection of security interests in financed motor vehicles and motorcycles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or motorcycle, as applicable, or notation of the secured party’s lien on the motor vehicle’s or motorcycle’s certificate of title, as applicable.

All retail installment sale contracts acquired by the originator from Dealers name the originator as obligee or assignee and as the secured party. Dealers also take all initial actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect the originator’s security interest in that Financed Vehicle, including, where applicable, having a notation of the originator’s lien recorded on the related certificate of title or with the applicable department of motor vehicles and arranging for possession of that certificate of title to be delivered to the originator in states in which the title is held by the lienholder.

Because the originator continues to service the contracts as servicer under the sale and servicing agreement the Obligors on the contracts will not be notified of the sale from the originator to the depositor or the sale from the depositor to the related trust.

Perfection. Pursuant to the related purchase agreement, the originator will sell and assign its security interest in the Financed Vehicles to the depositor and, with respect to each trust, pursuant to the related sale and servicing agreement, the depositor will assign its security interest in the Financed Vehicles to that trust. However, because of the administrative burden and expense, none of the originator, the depositor or the related indenture trustee will amend any certificate of title to identify that trust as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the depositor of the originator’s security interest in the Financed Vehicles and the transfer to the trustee of the depositor’s security interest in the Financed Vehicles will be filed with appropriate governmental authorities. In addition, as stated above, the servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that trust pursuant to the related sale and servicing agreement. We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables.”

In most states, an assignment of contracts and interests in motor vehicles and/or motorcycles such as that under each purchase agreement or each sale and servicing agreement is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle’s or motorcycle’s certificate of title, as applicable, and the assignee succeeds to the assignor’s rights as secured party. Although re-registration of the motor vehicle or motorcycle, as applicable, is not necessary to convey a perfected security interest in the Financed Vehicles to the trust, the security interest of that trust in the vehicle could be defeated through fraud or negligence because the trust will not be listed as lienholder on the certificates of title. In those states, in the absence of fraud or forgery by the motor vehicle or motorcycle owner or the servicer or administrative error by state or local agencies, the notation of the originator’s lien on the certificates of title will be sufficient to protect that trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each purchase agreement, the originator will represent and warrant, and in each sale and servicing agreement the depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which the originator failed to obtain and assign to the depositor a perfected security interest, the security interest of the depositor would be

72

subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the trust’s interest in the related Receivables, however, it would constitute a breach of the warranties of the originator under the related purchase agreement or the depositor under the related sale and servicing agreement. Accordingly, pursuant to the related sale and servicing agreement, the depositor would be required to repurchase the related Receivable from the trust and, pursuant to the related purchase agreement, the originator would be required to purchase that Receivable from the depositor, in each case unless the breach was cured. Pursuant to each sale and servicing agreement, the depositor will assign to the related trust its rights to cause the originator to purchase that Receivable under the related purchase agreement. We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “Risk Factors—Interests of Other Persons in the Receivables and Financed Vehicles Could be Superior to the Issuing Entity’s Interest, which May Result in Reduced Payments on Your Notes” in this prospectus.

Continuity of Perfection. Under the laws of most states, the perfected security interest in a motor vehicle or a motorcycle would continue for up to four months after the motor vehicle or motorcycle, respectively, is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle or motorcycle, as applicable, in the new state. A majority of states generally require surrender of a certificate of title to re-register a motor vehicle or motorcycle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of motor vehicles or motorcycles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.

However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the Obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle or a motorcycle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the originator will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, the originator must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each sale and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the trust’s interest in the Receivable.

Priority of Liens Arising by Operation of Law. Under the laws of most states (including California), liens for repairs performed on a motor vehicle or motorcycle and liens for unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles and motorcycles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. The originator will represent and warrant to the depositor in each purchase agreement, and the depositor will represent and warrant to the trust in each sale and servicing agreement that, as of the related closing date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the owner trustee, any indenture trustee,

73

any noteholders or any certificateholders in respect of a given trust if a lien arises or confiscation occurs that would not give rise to the depositor’s repurchase obligation under the related sale and servicing agreement or the originator’s repurchase obligation under the related purchase agreement.

Repossession

In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.

Unless a motor vehicle or motorcycle financed by the originator is voluntarily surrendered, self-help repossession is the method employed by the originator in most states and is accomplished simply by retaking possession of the Financed Vehicle. In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that Obligor of the default and the intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession. In some states, an Obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of default by an Obligor under a retail installment sale contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale or other disposition and/or the date after which any private sale or other disposition of the collateral may be held. In most states, an Obligor has the right to redeem the collateral prior to actual sale or other disposition by paying the secured party the unpaid Principal Balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of motor vehicles and motorcycles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a disposition is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the Obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

74

Occasionally, after disposition of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.

Certain Bankruptcy Considerations

In structuring the transactions contemplated by this prospectus, the depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the originator, under the United States Bankruptcy Code or similar applicable state laws (collectively, the “Insolvency Laws”) will result in consolidation of the assets and liabilities of the depositor with those of the originator. These steps include the creation of the depositor as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the depositor granted a security interest in the Receivables to the trust, and that interest was validly perfected before the bankruptcy or insolvency of the originator and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the originator or its creditors, that security interest should not be subject to avoidance, and payments to the trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of the originator.

However, delays in payments on the securities and possible reductions in the amount of those payments could occur if:

●	a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the originator in the event of the application of applicable Insolvency Laws to the originator;

●	a filing were made under any Insolvency Law by or against the depositor; or

●	an attempt were to be made to litigate any of the foregoing issues.

On each closing date, counsel to the depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of the originator under Title 11 of the United States Bankruptcy Code, the property of the depositor would not properly be substantively consolidated with the property of the estate of the originator. Among other things, that opinion will assume that each of the depositor and the originator will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and the originator intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the originator.

The originator will warrant in each purchase agreement that the sale of the related Receivables by it to the depositor is a valid sale. Notwithstanding the foregoing, if the originator were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the depositor should instead be treated as a pledge of those Receivables to secure a borrowing of the originator. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the certificates (and possible reductions in the amount of payments) could occur. In addition, if the transfer of Receivables to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the originator arising before the transfer of a Receivable to the depositor may have priority over the depositor’s interest in

75

that Receivable. Also, while the originator is the servicer, cash collections on the Receivables may be commingled with general funds of the originator and, in the event of a bankruptcy of the originator, the trust may not have a perfected interest in those collections.

The originator and the depositor will treat the transactions described in this prospectus as a sale of the Receivables to the depositor. If this treatment is respected by a bankruptcy court, the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables if the originator were to become a debtor in a bankruptcy case.

Dodd-Frank Act Orderly Liquidation Authority Provisions

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of certain bank holding companies and financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of the OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including AHFC, the depositor, any trust or any of their respective creditors.

Potential Applicability to AHFC, the Depositor and the Trust. There is uncertainty about which companies will be subject to the OLA rather than the United States Bankruptcy Code. For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

AHFC’s senior unsecured debt is currently given an investment grade rating. AHFC’s business is generally limited to providing retail and wholesale financing to authorized dealers throughout the United States. AHFC has many competitors in these businesses with substantial resources. There can be no assurance, however, that circumstances will not change in the future or that, regardless of the nature and scope of AHFC’s business and competitive market, the Secretary of the Treasury would not determine that the failure of AHFC would have serious adverse effects on financial stability in the United States.

Under certain circumstances, if AHFC were determined to be a “covered financial company,” the applicable trust or the depositor as “covered subsidiaries” of AHFC could also be subject to the provisions of the OLA as a “covered financial company.” For a trust or the depositor to be subject to receivership under the OLA as a “covered financial company” (1) the FDIC would have to be appointed as receiver for AHFC under the OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such trust or the depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of AHFC. To mitigate the likelihood that a trust or the depositor would be subject to the OLA, no trust intends to issue non-investment grade debt and the depositor will not issue any debt. Moreover, each trust will own a relatively small amount of the related Receivables originated and serviced by AHFC and each trust and the depositor will be structured as a separate legal entity from AHFC and other trusts sponsored by AHFC. Notwithstanding the foregoing, because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to AHFC, a particular

76

trust or the depositor or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under the OLA. If the FDIC were appointed receiver of AHFC or of a covered subsidiary, including the applicable trust or the depositor, under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which AHFC or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of AHFC’s or such covered subsidiary’s affairs, as applicable. In January 2011, the then-acting and now General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include AHFC or its subsidiaries (including the depositor or the applicable trust), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include AHFC or its subsidiaries (including the depositor or the applicable trust), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. As no such regulations have been proposed, the foregoing FDIC Counsel’s interpretation currently remains in effect. The advisory opinion also states that the FDIC staff anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving AHFC or its subsidiaries (including the depositor or your trust), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable trust would be delayed and could be reduced.

We will structure the transfers of the related Receivables under each purchase agreement with the intent that they would be characterized as legal true sales under applicable state law and that the related Receivables would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred Receivables using its repudiation power. However, if the FDIC were to successfully assert that the transfers of Receivables were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the related Receivables would have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver. In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance.  In addition, even if the FDIC were to unsuccessfully challenge that the transfers were not legal true sales or that the FDIC would not repudiate a legal true sale, noteholders could suffer delays in the payments on their notes.

Also assuming that the FDIC were appointed receiver of AHFC or a covered subsidiary, including the applicable trust or the depositor, under the OLA, the FDIC’s repudiation power would extend to continuing obligations of AHFC or that covered subsidiary, as applicable, including its obligations to repurchase the related Receivables for breach of representation or warranty as well as its obligation to service the related

77

Receivables. If the FDIC were to exercise this repudiation power, noteholders would not be able to compel AHFC or any applicable covered subsidiary to repurchase the related Receivables for breach of representation and warranty and instead would have a claim for damages in AHFC’s or that covered subsidiary’s receivership, as applicable, and thus would suffer delays and may suffer losses of payments on their notes. Noteholders would also be prevented from replacing the servicer during the stay. In addition, if the FDIC were to repudiate AHFC’s obligations as servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and noteholders may suffer delays or losses of payments on their notes. In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the notes issued by the related trust would be delayed and may be reduced.

In addition, under the OLA, none of the parties to the related purchase agreement, sale and servicing agreement, administration agreement and indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect AHFC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of AHFC or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If a trust were itself to become subject to the OLA, the FDIC may repudiate the debt of such trust. In such an event, the related series of noteholders would have a secured claim in the receivership of such trust for “actual direct compensatory damages” as described above, but delays in payments on such series of notes would occur and possible reductions in the amount of those payments could occur. In addition, for a period of 90 days after a receiver was appointed, noteholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

FDIC’s Avoidance Power Under the OLA. Under statutory provisions of the OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of Receivables that are deemed “preferential.” On July 15, 2011, the FDIC Board of Directors issued a final rule (the “Final Rule”) which, among other things, clarifies that the treatment of preferential transfers under the OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. The Final Rule became effective on August 15, 2011. Based on the Final Rule, a transfer of the Receivables perfected by the filing of a UCC financing statement against AHFC, the depositor and the applicable trust as provided in the applicable Transfer and Servicing Agreements would not be avoidable by the FDIC as a preference under the OLA. For additional information, you should refer to “—Certain Bankruptcy Considerations” above.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act, as amended (the “Relief Act”), the Military Reservist Relief Act, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state laws relating to retail installment sales acts (including motor vehicle installment sales), consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices laws, creditor remedies, and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time

78

period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables or result in the imposition of penalties in excess of amounts owing on the Receivables.

With respect to used vehicles, the Used Car Rule of the Federal Trade Commission (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyer’s Guide” that explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle and motorcycle dealers. Holders of the Receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the Obligor in the transaction could assert against the seller of the goods. Liability under the HDC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the Obligor.

Most of the Receivables will be subject to the requirements of the HDC Rule. Accordingly, each trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. In addition, with respect to used vehicles, the Federal Trade Commission requires that all sellers of used vehicles prepare, complete and display a “buyer’s guide” which explains the warranty coverage for the vehicles. As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles or motorcycles are required to be licensed to sell motor vehicles or motorcycles, as applicable, at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an Obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor’s representations and warranties under the related sale and servicing agreement and a breach of the originator’s warranties under the related purchase agreement and would, if the breach materially and adversely affects the Receivable or the interests of the securityholders, create an obligation of the depositor and the originator, respectively, to repurchase the Receivable unless the breach is cured. We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

From time to time, the originator has been involved in litigation under consumer protection laws. In addition, substantially all of the motor vehicle and motorcycle contracts originated by the originator in the State of California after 1990 (the “California Contracts”) provided that the contract may be rescinded by the related Dealer if the Dealer is unable to assign the contract to a lender within ten days of the date of the

79

contract. As of the date of this prospectus, the ten-day rescission period had run in respect of all of the California Contracts in which the rescission provision appears. Although there is authority, which is not binding upon any court, providing that a conditional sale contract containing such a provision does not comply with California law and would render the contract unenforceable, to the depositor’s and the originator’s knowledge, the issue has not been addressed by any California court. On the closing date, the depositor will receive an opinion of counsel as to the enforceability of the California Contracts under California law and applicable federal laws.

The originator and the depositor will represent and warrant under each purchase agreement and each sale and servicing agreement, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a trust for violation of any law and that claim materially and adversely affects that trust’s interest in a Receivable, that violation would constitute a breach of the representations and warranties of the originator under the purchase agreement and the depositor under the related sale and servicing agreement and would create an obligation of the originator and the depositor to repurchase the Receivable unless the breach is cured. We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized and ordered forfeited to the United States of America. The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant thereto, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a creditor from repossessing a motor vehicle or motorcycle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Relief Act, an Obligor who enters the military service after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor’s military service, after a request for relief by the Obligor. The Relief Act provides for extension of payments during a period of service upon request of the Obligor. Furthermore, when the Obligor is a person who has entered the military, an installment contract by such person for the purchase or lease of personal property may not be rescinded or terminated by the originator or its transferee for a breach of terms of the contract occurring before or during that person’s military service, nor may the property be repossessed for such breach without a court order. In addition, the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the related Financed Vehicle during the Obligor’s period of active duty status. Thus, if that Receivable goes into

80

default, there may be delays and losses occasioned by the inability to exercise the trust’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

Any shortfall pursuant to this section entitled “Consumer Protection Laws,” to the extent not covered by amounts payable to the securityholders from amounts on deposit in the related reserve fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel (“Tax Counsel”) to each trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. Tax Counsel with respect to each trust will be specified in the accompanying prospectus supplement. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules and does not address which forms should be used to report information related to Notes and Certificates to the Internal Revenue Service, which we refer to in this prospectus as the “IRS.” For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following discussion is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following discussion, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each trust and the notes, certificates and related terms, parties and documents applicable to that trust.

Tax Characterization of the Trust

Tax Counsel will deliver its opinion that the relevant trust (each, an “Owner Trust”) will not be an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on Tax Counsel’s conclusion that the nature of the income of the trust will exempt it from the rule treating certain publicly traded partnerships are taxable as corporations. If the Owner Trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the Receivables, possibly reduced by some or all of its interest expense on the notes. The imposition of corporate income tax could materially reduce cash available to make payments on the notes and the certificates. The remainder of this discussion assumes that the Owner Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

Tax Characterization of Notes as Indebtedness

The depositor and any noteholders will agree, and the beneficial owners of the notes (which we refer to in this prospectus as the “Note Owners”) will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Tax Counsel will deliver its opinion that the notes will be classified as debt for federal income tax purposes. If,

81

contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust would likely be treated as a partnership (including a publicly traded partnership) that would not be taxable as a corporation (although other characterizations of the notes are also possible). Treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note Owners. For example, income to some tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to Foreign Owners may be subject to U.S. income tax and withholding taxes and may cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to limitations on their ability to deduct their share of trust expenses. The discussion below assumes this characterization of the notes is correct.

Tax Consequences to U.S. Note Owners

Original Issue Discount. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in determining their term), all within the meaning of the OID regulations. In determining whether any OID on the notes is de minimis, the depositor expects to use a reasonable assumption regarding prepayments (a “Prepayment Assumption”) to determine the weighted average maturity of the notes. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the accompanying prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a Note Owner as ordinary interest income when received or accrued, in accordance with that Note Owner’s method of tax accounting. Under the OID regulations, the Note Owner of a note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note. Subject to a statutorily defined de minimis rule for market discount and the making of an election for premium, absent an exception based on a taxpayer’s particular circumstances, a purchaser who buys a note for more or less than its principal amount will be subject, respectively, to the premium amortization or market discount rules of the Code.

The Note Owner of a note that has a fixed maturity date of not more than one year from the issue date of that note (a “Short-Term Note”) may be subject to special rules. An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners) is required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis Note Owners of a Short-Term Note are required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis Note Owner that is not required to report interest income as it accrues may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a Note Owner sells a note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular Note Owner generally will equal the Note Owner’s cost for the note, increased by any market discount, acquisition discount and OID previously included in income by that Note Owner with respect to the note and decreased by the amount of bond

82

premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that note. Any gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Except for an annual $3,000 exception applicable to individuals, capital losses may be used only to offset capital gains.

Tax Consequences to Foreign Note Owners

Interest paid (or accrued) to a Note Owner who is not a U.S. Person (a “Foreign Owner”) will be considered “portfolio interest,” and not subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:

1.	the Foreign Owner is not actually or constructively a “10 percent shareholder” of the trust or the depositor (including a holder of 10% of the outstanding certificates issued by the trust) or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Code;

2.	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.	the Foreign Owner does not bear specified relationships to any certificateholder.

To qualify for the exemption from taxation, the Foreign Owner must provide the applicable trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN for individuals or W-8BEN-E for entities or a similar form), signed under penalty of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address. If a note is held through a securities clearing organization or other financial institution, the organization or may provide the relevant signed statement to the withholding agent; in that case, however, the Foreign Owner must provide (or update periodically) the security clearing organization or other financial institution with a Form W-8BEN or W-8BEN-E or similar form. The Foreign Owner must notify the person to whom it provided the Form W-8BEN or W-8BEN-E or similar form of any changes to the information on the Form W-8BEN or W-8BEN-E or similar form within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal withholding tax at a rate of 30 percent, unless such tax is reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or W-8BEN-E or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

As used in this prospectus, a “U.S. Person” means:

1.	a citizen or resident of the United States;

2.	an entity treated as a corporation or a partnership for United States federal income tax purpose created or organized under the laws of the United States, any state thereof, or the District of Columbia;

3.	an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

83

4.	a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and has validly elected to be treated as a U.S. Person.

Backup Withholding. Each Note Owner (other than an exempt Note Owner such as a tax-exempt organization, qualified pension and profit- sharing trust, individual retirement account or nonresident alien who provides certification as to his or her status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, amounts otherwise payable to the Note Owner may be subject to backup withholding tax, and the trust will be required to withhold and remit the withheld amount to the IRS. Any such amount withheld would be credited against the Note Owner’s federal income tax liability or refunded, provided the required documentation is timely submitted to the IRS.

FATCA Withholding. In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. persons, withholding taxes could also be imposed under the new “Foreign Account Tax Compliance Act” (“FATCA”) regime. Under FATCA, foreign financial institutions (defined broadly and including entities not organized under U.S. law that are primarily in the business of investing or trading in securities such as hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with information gathering and reporting rules with respect to their U.S. account holders and investors and enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS and withhold U.S. taxes from certain payments made by them in order to avoid 30% withholding on all payments, including principal payments. The FATCA provisions apply generally to debt instruments issued after June 30, 2014. Foreign financial institutions located in a jurisdiction that has entered into an intergovernmental agreement with the United States (an “IGA”) may, as an alternative, provide such information in the manner required by the relevant IGA. Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on U.S. source payments from non-grandfathered obligations made to them after June 30, 2014, including interest, OID and for payments of gross proceeds from the sale or disposition of such obligations after December 31, 2016. Payments of U.S. source interest to foreign non-financial entities on obligations issued after June 30, 2014 (and payments of gross proceeds on such obligations after December 31, 2016) will also be subject to a withholding tax of 30% unless the entity certifies that it does not have any substantial U.S. owners or provides the name, address and tax identification number of each substantial U.S. owner. The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.

Reportable Transactions. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but include (and are not limited to) transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

STATE TAX CONSIDERATIONS

The above discussion does not address the tax treatment of any owner trust, notes, certificates, Note Owners or Certificate Owners under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in various states and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any

84

owner trust as well as any state and local tax consequences for them purchasing, holding and disposing of notes or certificates.

The federal and state tax discussions set forth above may not be applicable depending upon your particular tax situation. It is suggested that you consult your tax advisor with respect to the tax consequences to you of the purchase, ownership, and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

Except as otherwise provided in the related prospectus supplement, the notes issued by an owner trust will generally be eligible for purchase by: (i) pension, profit-sharing or other employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), IRAs, Keogh Plans and other plans covered by Section 4975 of the Code and entities deemed to hold the plan assets of the foregoing (each a “Plan”) and (ii) employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) and foreign plans subject to comparable non-U.S., federal, state, or local law restrictions (“Similar Law”) (such plans, together with Plans, are herein referred to as “Benefit Plans”). The “ERISA Considerations” section of each related prospectus supplement includes a detailed description of the ERISA implications for each series of notes.

UNDERWRITING

On the terms and conditions set forth in an underwriting agreement with respect to the notes of a given series, the depositor will agree to cause the related trust to sell to the underwriters named in the underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of notes of the related series set forth in the underwriting agreement and in the accompanying prospectus supplement.

In each underwriting agreement with respect to any given series of notes, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes described in the underwriting agreement which are offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased.

Each prospectus supplement will either (1) set forth the price at which each class of notes being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those notes or (2) specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those notes, those public offering prices and those concessions may be changed.

Each underwriting agreement will provide that the sponsor and the depositor will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each trust may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the underwriters or from the depositor.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of notes subject to that underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.

The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

85

LEGAL OPINIONS

Certain legal matters relating to the securities of any series will be passed upon for and a legality opinion relating to the securities of any series will be delivered in regard to the related trust, the depositor and the servicer by Alston & Bird LLP, Richards, Layton & Finger, P.A., Gresham Savage Nolan & Tilden, PC or such other counsel specified in the accompanying prospectus supplement. In addition, certain United States federal tax matters relating to the notes will be passed upon for the trust by Morgan, Lewis & Bockius LLP and other matters will be passed upon for the related trust by Alston & Bird LLP or such other counsel specified in the accompanying prospectus supplement. Certain legal matters will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP or by such other counsel specified in the accompanying prospectus supplement.

86

GLOSSARY

“Accounts” means, with respect to any trust, the collective reference to the collection account, any yield supplement account, any prefunding account, any payahead account and any reserve fund that may be identified in the accompanying prospectus supplement.

“Administrative Purchase Payment” means with respect to a Receivable, an amount equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the interest rate or Pass Through Rate specified in the related sale and servicing agreement and the Servicing Fee Rate to the last day of the collection period relating to that purchase.

“Advance” means the amount required to be advanced by the servicer with respect to shortfalls in the Scheduled Payment due on a Receivable. See, “Description of the Transfer and Servicing Agreements—Advances” in this prospectus.

“Administrative Receivable” means each Receivable that is required to be purchased from a trust by the servicer due to a breach of the required servicing procedures with respect to that Receivable.

“Business Day” means any of a London Business Day, a New York Business Day or a TARGET Business Day, as applicable.

“Calculation Date” means, with respect to any Interest Determination Date, the date on which the applicable Base Rate will be calculated.

“Certificate Balance” means, for any class of certificates and as of any payment date, the original certificate balance of that class (which will be specified in the related prospectus supplement), as reduced by all amounts distributed on or prior to that payment date on such class of certificates and allocable to principal.

“Dealer Recourse” means the obligation of the respective Dealer to repurchase those Receivables that do not meet the required representations and warranties made by the such Dealer.

“DTC Participants” means entities that participate and are members of the DTC clearing system.

“Eligible Institution,” means, as specified in the accompanying prospectus supplement, any federally insured depository institution or trust company organized under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico (or any domestic branch of a foreign bank whose deposits are federally insured, provided that the foreign bank meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.1k-1(b)(1)) and at all times meets the ratings criteria acceptable to each Rating Agency rating the notes, so as to preclude a downgrade of the notes and/or credit watch of the notes with negative implications.

“Event of Default” means any of the events of default set forth in the related indenture, as more fully set forth and listed under “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

“Financed Vehicle” means each new or used Honda or Acura motor vehicle or new or used motorcycle, if so specified in the related prospectus supplement, that was purchased by the related Obligor and that secures the related Receivable.

“Fixed Rate Securities” means notes or certificates that bear interest at a fixed rate per annum.

“Floating Rate Securities” means notes or certificates that bear interest at a variable or adjustable rate per annum.

“Index” means the reference to any measure that is related to (1) the exchange rates of one or more currencies; (2) the price or prices of specified commodities; (3) specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the accompanying prospectus supplement; (4) any Base Rate, or (5) another price, interest rate, exchange rate or other financial index or indices as are described in the accompanying prospectus supplement.

“Index Currency” means the currency specified in the accompanying prospectus supplement as the currency for which LIBOR will be calculated. If no currency is specified in the accompanying prospectus supplement, the Index Currency will be United States dollars.

“Index Maturity” means the period to maturity of the instrument or obligation with respect to which the applicable Base Rate will be calculated.

87

“Indirect DTC Participants” means the entities, such as such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant.

“Insolvency Event” means any event of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings indicating an entity’s insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

“Interest Determination Date” means the date on which the applicable interest rate for one or more classes of Floating Rate Securities will be determined for the next succeeding Interest Period.

“Interest Period” means, the period during which interest will accrue on each applicable class of securities with respect to a related payment date.

“Interest Rate” means the interest rate on a class of notes, to be specified in the related prospectus supplement.

“Interest Reset Date” means each date on which the rate of interest applicable to the related Floating Rate Securities will be reset.

“Interest Reset Period” means the daily, weekly, monthly, quarterly, semiannually, annually or other period specified in the related prospectus supplement until the next applicable Interest Reset Date.

“London Business Day” means a day on which commercial banks are open for business, including dealings in the designated Index Currency in London.

“New York Business Day” means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“Pass Through Rate” means the rate of interest on a class of certificates to be specified in the related prospectus supplement.

“Principal Balance” means, with respect to any Receivable as of any date, equals the original principal balance of such Receivable minus the sum of (1) that portion of all Scheduled Payments actually received on or prior to that date allocable to principal, (2) any Warranty Purchase Payment or Administrative Purchase Payment with respect to the Receivable allocable to principal (to the extent not included in clause (1) above and (3) any Prepayments or other payments applied to reduce the unpaid principal balance of the Receivable (to the extent not included in clauses (1) and (2) above).

“Rating Agencies” means the nationally recognized statistical rating organizations hired by the sponsor to rate the securities.

“Receivables” means the pool of retail installment sale contracts regarding the Financed Vehicles, between the respective Dealer and the related Obligor.

“Redemption Price” means the aggregate unpaid principal amount of the outstanding notes and certificates on the date of such optional purchase or auction, as applicable, plus accrued and unpaid interest on the notes and certificates.

“Required Rate” means, with respect to any class of Securities, the sum of the related Pass Through Rate or related Interest Rate plus the Servicing Fee Rate, each as specified in the accompanying prospectus supplement.

“Required Yield Supplement Amount” means the amount to be set forth in the related prospectus supplement that is required to be on deposit in a yield supplement account with respect to any given payment date.

“Servicer Default” means the occurrence of any of the events set forth in the related sale and servicing agreement, as more fully set forth and listed under “Description of the Transfer and Servicing Agreements—Servicer Default” in this prospectus.

“Servicing Fee Rate” means the specified percent per annum to be set forth in each prospectus supplement that will be used to calculate the Base Servicing Fee due to the servicer as compensation for services rendered.

“Spread” means is the number of basis points to be added to or subtracted from the related Base Rate applicable to the applicable Floating Rate Securities.

88

“Spread Multiplier” means the percentage of the related Base Rate applicable to one or more classes of Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those classes of Floating Rate Securities.

“Strip Certificates” means any class of certificates entitled either to (1) payments in respect of principal with disproportionate, nominal or no interest payments, or (2) interest payments with disproportionate, nominal or no principal payments.

“Supplemental Servicing Fee” means the late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a collection period from the investment of monies in the collection account that the servicer is permitted to retain as additional servicing compensation.

“TARGET Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open.

“Transfer and Servicing Agreements” means, with respect to any trust, the collective reference to the related indenture, the sale and servicing agreement, the administration agreement and the trust agreement.

“Treasury Rate Security” means a note or certificate whose Base Rate is the Treasury Rate.

“Warranty Purchase Payment” means with respect to a Receivable, an amount equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the APR to the last day of the collection period relating to the repurchase.

“Warranty Receivable” means each Receivable that is required to be repurchased from a trust due to a breach of a representation or warranty regarding such Receivable.

“Yield Supplement Deposit” means the amount set forth in each prospectus supplement that is required to be transferred from the related yield supplement account to the collection account with respect to Receivables having APRs less than the Required Rate for the applicable payment date.

89

HONDA AUTO RECEIVABLES 2015-1 OWNER TRUST
Issuing Entity

$1,000,000,000

Asset Backed Notes, Series 2015-1,

$279,000,000 Class A-1 Notes

$309,000,000 Class A-2 Notes

$314,000,000 Class A-3 Notes

$98,000,000 Class A-4 Notes

AMERICAN HONDA RECEIVABLES LLC

Depositor

AMERICAN HONDA FINANCE CORPORATION

Sponsor, Originator, Servicer and Administrator

___________________________

PROSPECTUS SUPPLEMENT

___________________________

Joint Bookrunners

BofA Merrill Lynch

Citigroup

Mizuho Securities

___________________________

Co-Managers

BNP PARIBAS

BNY Mellon Capital Markets, LLC

J.P. Morgan

SOCIETE GENERALE

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of the depositor or the receivables since the date thereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Until        , 2015 (90 days after the date of this prospectus supplement), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.